                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-65218


THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT OFFERS TO BUY THESE SECURITIES BEFORE THIS PROSPECTUS SUPPLEMENT IS DELIVERED IN FINAL FORM. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 22, 2002

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 23, 2001)

$1,125,861,000

(DELTA AIR LINES LOGO)

PASS THROUGH CERTIFICATES, SERIES 2002-1

Delta Air Lines, Inc. is issuing, through four separate pass through trusts, Class G-1, Class G-2, Class C and Class D Pass Through Certificates, Series 2002-1. Only the Class G-1, Class G-2 and Class C Certificates are being offered pursuant to this prospectus supplement. The Class D Certificates will be privately placed concurrently with the issuance of the Class G-1, Class G-2 and Class C Certificates. The Class D Certificates are not being offered pursuant to this prospectus supplement.

Each Certificate will represent an interest in a pass through trust. The proceeds from the sale of Certificates will be used by the trusts to acquire equipment notes to be issued by Delta on a full recourse basis. Payments on the equipment notes held in each trust will be passed through to the holders of Certificates of such trust. The Certificates do not represent interests in or obligations of Delta or any of its affiliates. The Certificates will not be listed on any national securities exchange.

The equipment notes to be held by the Class G-1, Class G-2 and Class C Trusts will be issued for each of thirty-two Boeing aircraft delivered new to Delta from May 1995 through April 2002 consisting of seventeen Boeing 737-832 aircraft, one Boeing 757-232 aircraft, eight Boeing 767-332ER aircraft and six Boeing 767-432ER aircraft. The equipment notes to be held for the Class D Trust will be issued for each of such aircraft except the seventeen Boeing 737-832 aircraft. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the equipment notes will be payable semiannually on each January 2 and July 2, beginning January 2, 2003. The principal of the equipment notes to be held by the Class G-1 and Class C Trusts is scheduled for payment on January 2 and July 2 in certain years, beginning on January 2, 2003 and ending on January 2, 2023 and January 2, 2012, respectively. The entire principal amount of the equipment notes to be held by the Class G-2 Trust is scheduled for payment on July 2, 2012. The entire principal amount of the equipment notes to be held by the Class D Trust is scheduled for payment on July 2, 2007. Delta will have the ability to enter into sale/leaseback transactions involving any Boeing 737-832 aircraft which secures the equipment notes. If such a transaction is entered into, the related aircraft will be subject to a lease and a related amended and restated indenture and Delta's obligations on the Equipment Notes will be assumed by the related owner trustee on a non-recourse basis.

The Class G-1 and Class G-2 Certificates will rank equally in right to distributions and rank senior in right to distributions to the other Certificates. The Class C Certificates will rank junior in right to distributions to the Class G-1 and Class G-2 Certificates and will rank senior in right to distributions to the Class D Certificates. The Class D Certificates will rank junior in right to distributions to the other Certificates.

Westdeutsche Landesbank Girozentrale, New York branch will provide a separate liquidity facility for each of the Class G-1, Class G-2 and Class C Certificates. Each liquidity facility will be in an amount sufficient to make three semiannual interest distributions on the related class of Certificates. There will be no liquidity facility for the Class D Certificates.

MBIA Insurance Corporation will issue financial guaranty insurance policies to support the payment of interest on the Class G-1 and Class G-2 Certificates when due and the payment of the outstanding balance on the Class G-1 and Class G-2 Certificates on the Final Legal Distribution Date for such certificates and under certain other circumstances as described herein.

                                  (MBIA LOGO)

INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-16.

---------------------------------------------------------------------------------------------------------------
                                                        FACE           INTEREST   FINAL EXPECTED      PRICE TO
CERTIFICATES                                            AMOUNT         RATE       DISTRIBUTION DATE   PUBLIC(1)
---------------------------------------------------------------------------------------------------------------
Class G-1                                               $587,495,000   %          January 2, 2023     100%
Class G-2                                               $370,327,000   %          July 2, 2012        100%
Class C                                                 $168,039,000   %          January 2, 2012     100%
---------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class G-1, Class G-2 and Class C Certificates if any are purchased. The aggregate proceeds from the sale of the Class G-1, Class G-2 and Class C Certificates will be $1,125,861,000. Delta will pay the underwriters a commission of $7,318,097. Delivery of the Class G-1, Class G-2 and Class C Certificates in book-entry form only will be made on or
about April   , 2002 against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

                               JOINT BOOKRUNNERS

JPMORGAN                                                    SALOMON SMITH BARNEY

April   , 2002.

                               TABLE OF CONTENTS

                                         PAGE
Presentation of information...........     ii
Summary...............................    S-1
  Summary of terms of certificates....    S-1
  Equipment notes and the aircraft....    S-2
  Loan to aircraft value ratios.......    S-3
  Cash flow structure.................    S-4
  The offering........................    S-5
  Selected financial and operating
     data.............................   S-14
Risk factors..........................   S-16
  Terrorist attack....................   S-16
  Risk factors relating to Delta......   S-17
  Risk factors relating to the airline
     industry.........................   S-18
  Risk factors relating to the
     certificates and the offering....   S-19
The company...........................   S-23
Recent developments...................   S-23
  Network developments................   S-23
  Distribution costs..................   S-23
  Delta reports March quarter 2002
     loss.............................   S-23
Description of the policy provider....   S-24
  General.............................   S-24
  MBIA financial information..........   S-24
  Financial strength ratings of
     MBIA.............................   S-25
Use of proceeds.......................   S-26
Description of the certificates.......   S-27
  General.............................   S-27
  Distribution of payments on
     equipment notes..................   S-28
  Subordination.......................   S-30
  Pool factors........................   S-31
  Reports to certificateholders.......   S-33
  Indenture events of default and
     certain rights upon an indenture
     event of default.................   S-33
  Purchase rights of
     certificateholders...............   S-36
  PTC event of default................   S-36
  Option to convert to leased
     aircraft.........................   S-37
  Merger, consolidation and transfer
     of assets........................   S-40
  Modification of the pass through
     trust agreements and certain
     other agreements.................   S-41
  Termination of the trusts...........   S-43
  The trustees........................   S-44
  Book-entry registration; delivery
     and form.........................   S-44
Description of the liquidity
  facilities..........................   S-46
  General.............................   S-46
  Drawings............................   S-46
  Replacement of liquidity
     facilities.......................   S-47
  Reimbursement of drawings...........   S-50
  Liquidity events of default.........   S-51
  Liquidity provider..................   S-51
Description of the policies and the
  policy provider agreement...........   S-52
  The policies........................   S-52

                                         PAGE
  General.............................   S-54
  Definitions.........................   S-55
  The policy provider agreement.......   S-56
Description of the intercreditor
  agreement...........................   S-57
  Intercreditor rights................   S-57
  Priority of distributions...........   S-59
  Voting of equipment notes...........   S-65
  The subordination agent.............   S-65
Description of the aircraft and the
  appraisals..........................   S-66
  The aircraft........................   S-66
  The appraisals......................   S-67
Description of the equipment notes....   S-68
  General.............................   S-68
  Subordination.......................   S-69
  Principal and interest payments.....   S-69
  Redemption..........................   S-70
  Security............................   S-72
  Loan to value ratios of equipment
     notes............................   S-72
  Defeasance in connection with owned
     aircraft.........................   S-73
  Limitation of liability.............   S-73
  Indenture events of default, notice
     and waiver.......................   S-74
  Remedies............................   S-75
  Modification of indentures and
     leases...........................   S-78
  Indemnification.....................   S-78
  Certain provisions of the owned
     aircraft indentures and the
     leases...........................   S-79
Certain U.S. federal income tax
  consequences........................   S-87
  Tax status of the trusts............   S-88
  Taxation of certificate owners......   S-88
  Certain U.S. federal income tax
     consequences to non-U.S.
     certificateholders...............   S-90
  Backup withholding..................   S-90
Certain Connecticut taxes.............   S-91
Certain ERISA considerations..........   S-91
  General.............................   S-91
  Plan assets issues..................   S-92
  Prohibited transaction exemptions...   S-92
  Special considerations applicable to
     insurance company general
     accounts.........................   S-93
Underwriting..........................   S-94
Legal opinions........................   S-95
Experts...............................   S-96
Appendix I: Index of defined terms....    I-1
Appendix II: Appraisal letters........   II-1
Appendix III: Equipment note principal
  payments............................   III-1
Appendix IV: Loan to value ratios of
  equipment notes.....................   IV-1

                          PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Certificates that we are currently offering, and (b) the accompanying prospectus, which provides general information about our Certificates, some of which may not apply to the Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The Index of Defined Terms attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents below. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

This prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent Delta's expectations or beliefs concerning future events. When used in this prospectus supplement and the accompanying prospectus, the words "expects," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus supplement are based upon information available to us on the date of this prospectus supplement. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our expectations. Additional information concerning these and other factors is contained in our SEC filings, including but not limited to Delta's Forms 10-K, 10-Q and 8-K.

                             ---------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                             ---------------------

                                    SUMMARY

The following is a summary and does not contain all of the information that may be important to you. You should read the more detailed information and consolidated financial statements incorporated by reference in this prospectus supplement and accompanying prospectus, as well as the materials filed by Delta with the Securities and Exchange Commission that are considered to be part of the prospectus. See "Where you can find more information" in the prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to "Delta," refer to Delta Air Lines, Inc.

SUMMARY OF TERMS OF CERTIFICATES

------------------------------------------------------------------------------------------------------------
                              CLASS G-1              CLASS G-2               CLASS C           CLASS D(1)
                            CERTIFICATES           CERTIFICATES           CERTIFICATES        CERTIFICATES
------------------------------------------------------------------------------------------------------------
Aggregate face
  amount..............      $587,495,000           $370,327,000           $168,039,000         $89,994,000
Ratings:
Moody's...............           Aaa                    Aaa                   Baa2              Not Rated
Standard & Poor's.....           AAA                    AAA                    A-               Not Rated
Initial Loan to
  Aircraft value ratio
  (cumulative)(2).....          51.9%                  51.9%                  61.1%               65.9%
Expected maximum Loan
  to Aircraft value
  ratio
  (cumulative)........          56.1%                  56.1%                  61.1%               66.1%
Expected principal
  distribution window
  (in years)..........        0.7-20.7                 10.2                  0.7-9.7               5.2
Initial average life
  (in years)..........          10.4                   10.2                    5.4                 5.2
Regular Distribution
  Dates...............      January 2 and          January 2 and          January 2 and       January 2 and
                               July 2                 July 2                 July 2              July 2
Final expected Regular
  Distribution Date...     January 2, 2023         July 2, 2012          January 2, 2012      July 2, 2007
Final Legal
  Distribution Date...      July 2, 2024          January 2, 2014         July 2, 2013        July 2, 2007
Minimum
  denomination........         $1,000                 $1,000                 $1,000             $100,000
Section 1110
  protection..........           Yes                    Yes                    Yes                 Yes
Liquidity Facility
  coverage............  3 semiannual interest  3 semiannual interest  3 semiannual interest        No
                              payments               payments               payments
Policy Coverage(3)....           Yes                    Yes                    No                  No
------------------------------------------------------------------------------------------------------------

(1) The Class D Certificates will be privately placed concurrently with the issuance of the other classes of Certificates. We are not offering the Class D Certificates pursuant to this prospectus supplement.

(2) The initial aggregate appraised base value of the Aircraft is $1,843,800,000. See "Loan to aircraft value ratios" in this prospectus supplement summary for the method we used in calculating the Loan to Aircraft value ratios.

(3) The Policies will support the payment of interest on the Class G-1 and Class G-2 Certificates when due (after taking into account the prior use of any available funds under the Liquidity Facility or the Cash Collateral Account for the Class G-1 and Class G-2 Certificates) and the payment of the outstanding balance of the Class G-1 and Class G-2 Certificates on the Final Legal Distribution Date for such Certificates and in certain other circumstances as described herein.

EQUIPMENT NOTES AND THE AIRCRAFT

The Trusts will hold secured Equipment Notes issued for each of thirty-two Boeing aircraft, consisting of seventeen Boeing 737-832 aircraft, one Boeing 757-232 aircraft, eight Boeing 767-332ER aircraft and six Boeing 767-432ER aircraft. All of the Aircraft have been delivered to and are being operated by Delta, except for four Boeing 737-832 Aircraft delivered in 1998, which are currently in storage and are expected to be returned to service by the end of 2002. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft. See "Description of the aircraft and the appraisals" for a description of the Aircraft. Set forth below is information about the Aircraft and the Equipment Notes for those Aircraft.

--------------------------------------------------------------------------------------------------------------
                                                                                           PRINCIPAL AMOUNT OF
                         MANUFACTURER'S   REGISTRATION        DATE   APPRAISED BASE     SERIES G-1, G-2, C AND
AIRCRAFT TYPE             SERIAL NUMBER         NUMBER   DELIVERED         VALUE(1)       D EQUIPMENT NOTES(2)
--------------------------------------------------------------------------------------------------------------
Boeing 737-832.........      29620            N372DA     10/26/98     $38,350,000           $25,649,844
Boeing 737-832.........      29621            N373DA     10/27/98      38,350,000            25,649,844
Boeing 737-832.........      29622            N374DA      11/4/98      38,400,000            25,648,092
Boeing 737-832.........      29623            N375DA     11/30/98      38,400,000            25,648,092
Boeing 737-832.........      30378            N396DA      8/18/00      41,000,000            27,738,000
Boeing 737-832.........      30537            N397DA      8/24/00      41,000,000            27,738,000
Boeing 737-832.........      30774            N398DA      8/24/00      41,000,000            27,738,000
Boeing 737-832.........      30379            N399DA      9/19/00      41,000,000            27,807,000
Boeing 737-832.........      30538            N3730B      9/22/00      41,000,000            27,807,000
Boeing 737-832.........      30818            N3764D     12/22/01      42,930,000            28,497,000
Boeing 737-832.........      30819             N3765     12/21/01      42,930,000            28,497,000
Boeing 737-832.........      30820             N3766     12/22/01      42,930,000            28,497,000
Boeing 737-832.........      30821             N3767     12/18/01      42,930,000            28,497,000
Boeing 737-832.........      29630             N3768      1/24/02      44,896,667            28,497,000
Boeing 737-832.........      30822            N3769L      1/31/02      44,896,667            28,497,000
Boeing 737-832.........      29631            N37700      2/25/02      45,026,667            28,566,000
Boeing 737-832.........      29632            N3771K       4/4/02      45,120,000            28,566,000
Boeing 757-232.........      30839            N67171      4/12/01      56,136,667            37,049,998
Boeing 767-332ER.......      27961            N185DN       5/3/95      63,600,000            41,872,498
Boeing 767-332ER.......      27962            N186DN       7/7/95      63,850,000            41,872,498
Boeing 767-332ER.......      27582            N187DN      6/19/96      66,900,000            43,679,998
Boeing 767-332ER.......      27583            N188DN     10/17/96      68,000,000            43,679,998
Boeing 767-332ER.......      25990            N189DN      2/13/97      69,100,000            45,487,499
Boeing 767-332ER.......      28447            N190DN      3/25/97      69,350,000            45,487,499
Boeing 767-332ER.......      28448            N191DN       4/9/97      69,650,000            45,487,499
Boeing 767-332ER.......      28449            N192DN      6/26/97      70,200,000            45,487,499
Boeing 767-432ER.......      29699            N828MH      8/11/00      89,426,667            59,167,499
Boeing 767-432ER.......      29700            N829MH      8/22/00      89,426,667            59,167,499
Boeing 767-432ER.......      29701            N830MH      9/13/00      89,500,000            59,407,498
Boeing 767-432ER.......      29702            N831MH      9/20/00      89,500,000            59,407,498
Boeing 767-432ER.......      29704            N832MH      9/26/00      89,500,000            59,407,498
Boeing 767-432ER.......      29706            N833MH     10/13/00      89,500,000            59,654,649
--------------------------------------------------------------------------------------------------------------

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base value of such Aircraft as appraised by three independent appraisal and consulting firms. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See "Description of the aircraft and the appraisals--The appraisals." An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on the current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. See "Risk factors--Appraisals and realizable value of aircraft."

(2) The Series D Equipment Notes will be issued only in respect of the Boeing 757-232, Boeing 767-332ER and Boeing 767-432ER Aircraft.

LOAN TO AIRCRAFT VALUE RATIOS

The following table provides Loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the issuance date of the Certificates and each January 2 Regular Distribution Date. The table is not a forecast or prediction of expected or likely LTVs, but a mathematical calculation based upon one set of assumptions. See "Risk factors--Appraisals and realizable value of aircraft."

We compiled the following table on an aggregate basis. However, the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of default remedies would not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. The proceeds from the sale of an Aircraft, to the extent paid to the Subordination Agent in respect of any Series of Equipment Notes secured by that Aircraft, may be available for distribution pursuant to the Intercreditor Agreement to one or more Senior Classes of Certificateholders in a default situation. See "Description of the equipment notes--Loan to value ratios of equipment notes" and Appendix IV for LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

-------------------------------------------------------------------------------------------------------------------------------
                            AGGREGATE                        POOL BALANCE(2)                                  LTV(3)
                              ASSUMED   ---------------------------------------------------------   ---------------------------
                             AIRCRAFT      CLASS G-1      CLASS G-2        CLASS C        CLASS D      CLASS G-1      CLASS G-2
DATE                         VALUE(1)   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------------
April   , 2002.......  $1,843,800,000   $587,495,000   $370,327,000   $168,039,000   $89,994,000        51.9%          51.9%
January 2, 2003......   1,770,775,088    554,130,449    370,327,000    154,905,988    89,994,000        52.2           52.2
January 2, 2004......   1,697,750,177    520,847,708    370,327,000    140,873,258    89,994,000        52.5           52.5
January 2, 2005......   1,624,725,265    487,523,912    370,327,000    125,712,180    89,994,000        52.8           52.8
January 2, 2006......   1,551,700,353    454,200,116    370,327,000    110,561,087    89,994,000        53.1           53.1
January 2, 2007......   1,478,675,442    420,876,320    370,327,000     94,423,475    89,994,000        53.5           53.5
January 2, 2008......   1,405,650,530    387,552,524    370,327,000     80,303,756             0        53.9           53.9
January 2, 2009......   1,332,625,618    354,228,728    370,327,000     68,759,279             0        54.4           54.4
January 2, 2010......   1,259,600,707    320,904,932    370,327,000     20,428,446             0        54.9           54.9
January 2, 2011......   1,186,575,795    287,581,136    370,327,000      1,591,891             0        55.4           55.4
January 2, 2012......   1,113,550,883    254,246,300    370,327,000              0             0        56.1           56.1
January 2, 2013......     466,289,613    243,350,030              0              0             0        52.2             NA
January 2, 2014......     444,119,577    232,453,760              0              0             0        52.3             NA
January 2, 2015......     420,244,744    217,377,160              0              0             0        51.7             NA
January 2, 2016......     396,369,911    206,686,480              0              0             0        52.1             NA
January 2, 2017......     370,360,551    195,995,800              0              0             0        52.9             NA
January 2, 2018......     340,800,504    185,305,120              0              0             0        54.4             NA
January 2, 2019......     311,240,457    165,729,714              0              0             0        53.2             NA
January 2, 2020......     279,975,612    146,975,349              0              0             0        52.5             NA
January 2, 2021......     248,710,767     76,689,316              0              0             0        30.8             NA
January 2, 2022......     182,852,044      6,134,244              0              0             0         3.4             NA
January 2, 2023......               0              0              0              0             0          NA             NA

---------------------  ---------------------------
                                 LTV(3)
                       ---------------------------
                            CLASS C        CLASS D
DATE                   CERTIFICATES   CERTIFICATES
---------------------  ---------------------------
April   , 2002.......      61.1%          65.9%
January 2, 2003......      61.0           66.0
January 2, 2004......      60.8           66.1
January 2, 2005......      60.5           66.1
January 2, 2006......      60.3           66.1
January 2, 2007......      59.9           66.0
January 2, 2008......      59.6             NA
January 2, 2009......      59.5             NA
January 2, 2010......      56.5             NA
January 2, 2011......      55.6             NA
January 2, 2012......        NA             NA
January 2, 2013......        NA             NA
January 2, 2014......        NA             NA
January 2, 2015......        NA             NA
January 2, 2016......        NA             NA
January 2, 2017......        NA             NA
January 2, 2018......        NA             NA
January 2, 2019......        NA             NA
January 2, 2020......        NA             NA
January 2, 2021......        NA             NA
January 2, 2022......        NA             NA
January 2, 2023......        NA             NA

(1) In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised base value of each Aircraft determined as described under "Equipment notes and the aircraft" declines in accordance with the Depreciation Assumption described under "Description of the equipment notes--Loan to value ratio of equipment notes." Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk factors--Appraisals and realizable value of aircraft."

(2) The "pool balance" for each Class of Certificates indicates, as of any date, after giving effect to any principal distributions on such date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3) We obtained the LTVs for each Class of Certificates for each January 2 Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking equal or senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above.

CASH FLOW STRUCTURE

This diagram illustrates the structure for the offering of the Certificates and cash flows.

                               (DELTA Flow Chart)
--------------------------------------------------------------------------------

(1) Delta will issue Series G-1, Series G-2 and Series C Equipment Notes in respect of each Aircraft. Delta will issue Series D Equipment Notes in respect of each Boeing 757-232, 767-332ER and 767-432ER Aircraft. We are not offering the Class D Certificates under this prospectus supplement. The Equipment Notes with respect to each Aircraft will be subject to a separate Indenture. Delta will have the ability to enter into sale/leaseback transactions involving the Boeing 737-832 Aircraft. If any such transaction is entered into, the related Aircraft will be subject to a lease and a related Indenture and Delta's obligations on the Equipment Notes will be assumed by the relevant Owner Trustee on a non-recourse basis. See "Description of the certificates--Option to convert to leased aircraft." The Equipment Notes will not be cross-collateralized. There will not be any cross-default provisions in the Indentures or the Leases.

(2) Separate Liquidity Facilities will be available with respect to the Class G-1, Class G-2 and Class C Certificates for up to three consecutive semiannual interest distributions on the Certificates of such Class. There will be no liquidity facility in respect of the Class D Certificates.

(3) The Policies cover payment of interest on and the outstanding balance of the Class G-1 and Class G-2 Certificates only in the circumstances described herein. See "Description of the policies and the policy provider agreement." The Policies do not cover any amounts payable in respect of the Class C or Class D Certificates.

THE OFFERING

TRUSTS...................
                       The Class G-1 Trust, the Class G-2 Trust, the Class C Trust and the Class D Trust each will be formed pursuant to a separate trust supplement to a basic pass through trust agreement between Delta and State Street Bank and Trust Company of Connecticut, National Association, as Trustee under each Trust.

CERTIFICATES OFFERED.....
                       Class G-1, Class G-2 and Class C Certificates.

                       Each Class of Certificates will represent fractional undivided interests in the related Trust.

CLASS D CERTIFICATES.....
                       We are not offering the Class D Certificates under this prospectus supplement, but will privately place the Class D Certificates with our affiliate concurrently with the issuance of the other Certificates. There will be no liquidity facility for the Class D Certificates. Delta will issue Series D Equipment Notes in respect of the Boeing 757-232, Boeing 767-332ER and Boeing 767-432ER Aircraft only.

USE OF PROCEEDS..........
                       The proceeds from the sale of the Certificates of each Trust will be used to acquire the Equipment Notes to be held by such Trust. The Equipment Notes will either be full recourse obligations of Delta or secured by a Lease which is a full recourse obligation. Delta will use the proceeds from the issuance of the Equipment Notes for general corporate purposes including, among other possible uses, the repayment of $625 million Delta borrowed in April 2001 under its 1997 Bank Credit Agreement.

SUBORDINATION AGENT,
TRUSTEE AND LOAN
TRUSTEE..................
                       State Street Bank and Trust Company of Connecticut, National Association.

POLICY PROVIDER..........
                       MBIA Insurance Corporation.

LIQUIDITY PROVIDER.......
                       Initially, Westdeutsche Landesbank Girozentrale, New York branch. There will be no liquidity facility available with respect to the Class D Certificates.

TRUST PROPERTY...........
                       The property of each Trust will include:

                       - Equipment Notes acquired by such Trust;

                       - All rights of such Trust under the Intercreditor Agreement described below (including all monies receivable pursuant to such rights);

                       - All monies receivable under the Liquidity Facility for such Trust (other than the Class D Trust);

                       - With respect to the Class G-1 and Class G-2 Trusts, all monies received under the Policy for such Trust; and

                       - Funds from time to time deposited with the Trustee in accounts relating to such Trust.

REGULAR DISTRIBUTION
DATES....................
                       January 2 and July 2 of each year, commencing on January 2, 2003.

RECORD DATES.............
                       The fifteenth day preceding the related Distribution
                       Date.

DISTRIBUTIONS............
                       The Trustee will distribute all payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                       Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Subject to the subordination provisions applicable to the Certificates, payments of principal, Make-Whole Amount (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

INTERCREDITOR
AGREEMENT................
                       The Trusts, the Liquidity Provider, the Subordination Agent and the Policy Provider will enter into the Intercreditor Agreement. The Intercreditor Agreement states how payments made on the Equipment Notes, the Liquidity Facilities and the Policies will be distributed among the Trusts, the Liquidity Provider and the Policy Provider. The Intercreditor Agreement also sets forth agreements among the Trusts, the Liquidity Provider and the Policy Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

SUBORDINATION............
                       Under the Intercreditor Agreement, distributions on the Certificates generally will be made in the following order:

                       - First, to the holders of the Class G-1 and Class G-2 Certificates;

                       - Second, to the holders of the Class C Certificates; and

                       - Third, to the holders of the Class D Certificates.

                       Certain payments to the Liquidity Provider and to the Policy Provider will be made prior to payments on the Certificates as discussed under "Description of the intercreditor agreement--Priority of distributions."

                       However, if Delta is in bankruptcy or other specified defaults have occurred but Delta is continuing to meet certain of its payment obligations, the subordination provisions applicable to the Certificates permit distributions to be made on junior Certificates prior to making distributions in full on the more senior Certificates.

CONTROL OF LOAN TRUSTEE..
                       If an Indenture Event of Default is continuing under such Indenture, subject to certain conditions, the Controlling Party will direct the Loan Trustee in taking action under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                       The Controlling Party will be:

                       - The Policy Provider or, if a Policy Provider Default has occurred and is continuing:

                           (1) Prior to the payment of Final Distributions to holders of the Class G-1 and Class G-2 Certificates, the Class G-1 or Class G-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs;

                           (2) Upon payment of Final Distributions to the holders of such larger Class, the other of the Class G-1 Trustee or the Class G-2 Trustee;

                       - Upon payment of Final Distributions to the holders of Class G-1 and Class G-2 Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class C Trustee;

                       - Upon payment of Final Distributions to the holders of Class G-1, Class G-2 and Class C Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class D Trustee; and

                       - Under certain circumstances and notwithstanding any of the foregoing, the Liquidity Provider with the greatest amount owed to it, unless the Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, in which case, the Policy Provider (so long as no Policy Provider Default has occurred and is continuing).

                       In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Delta, the Controlling Party may not, without the consent of each Trustee, sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or, if applicable, modify lease rental payments for such Aircraft below a specified threshold.

RIGHT TO BUY OTHER
CLASSES OF
CERTIFICATES.............
                       If Delta is in bankruptcy or certain other specified events have occurred, Certificateholders and the Policy Provider may have the right to buy certain other Classes of Certificates on the following basis:

                       - If either the Class G-1 or Class G-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented.

                       - The Class C Certificateholders will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates, unless the Policy Provider has elected to purchase such Class G-1 and Class G-2 Certificates as described below.

                       - The Class D Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G-1, Class G-2 and Class C Certificates unless the Policy Provider has elected to purchase such Class G-1 and Class G-2 Certificates as described below.

                       - Whether or not any Class of Certificateholders has purchased or elected to purchase the Class G-1 and Class G-2 Certificates, the Policy Provider will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates.

                       The purchase price in each case described above will be the outstanding principal balance of the applicable Class of Certificates plus accrued and undistributed interest without any premium.

LIQUIDITY FACILITIES.....
                       Under the Liquidity Facility for each Trust (other than the Class D Trust), the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest distributions on the applicable Class of Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates.

                       Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by each Trust (other than the Class D Trust) will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                       Upon each drawing under any Liquidity Facility to pay interest distributions on any of the Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank senior to all of the Certificates in right of payment.

POLICY COVERAGE..........
                       Under the Policies, the Policy Provider will honor drawings to cover:

                       - any shortfall (after the application of drawings under the Class G-1 or Class G-2 Liquidity Facility, as applicable, and withdrawals from the Class G-1 or Class G-2 Cash Collateral Account, as applicable (collectively, "Prior Funds")), on any Regular Distribution Date in interest on the Class G-1 and Class G-2 Certificates; and

                       - any shortfall (after giving effect to the application of Prior Funds) on the Final Legal Distribution Date in the Final Distribution (other than any unpaid premium) on the Class G-1 or Class G-2 Certificates.

                       Further, upon a default in the payment of principal on a Series G-1 or Series G-2 Equipment Note or if a Series G-1 or Series G-2 Equipment Note is accelerated (each, a "Defaulted Series G Equipment Note") then,

                       - on the first Business Day which is 18 months after the last Regular Distribution Date on which full payment was made on that Defaulted Series G Equipment Note prior to such default or acceleration, the Policy Provider will pay the outstanding amount of principal and accrued and unpaid interest on that Defaulted Series G Equipment Note; or

                       - if a Defaulted Series G Equipment Note or any underlying collateral is disposed of in connection with the exercise of remedies (a "Disposition"), the Policy Provider will pay, after giving effect to the application of Disposition proceeds and (if such Disposition occurs prior to the end of the 18-month period referred to above) any Prior Funds, the amount, if any, required to reduce the Pool Balance of the Class G-1 or Class G-2 Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction.

                       Assuming there is no Disposition, instead of paying the full amount of principal and accrued and unpaid interest on a Defaulted Series G Equipment Note at the end of the 18-month period referred to above, the Policy Provider may elect, after giving five days' prior written notice to the Subordination Agent, instead to pay:

                       - an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during the 18-month period (after giving effect to the application of funds received from the related Liquidity Facility and the related Cash Collateral Account attributable to such interest); and

                       - thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest otherwise payable on the Defaulted Series G Equipment Note (without regard to any acceleration thereof and without regard to any funds available under any Liquidity Facility or any Cash Collateral Account) until paid in full.

                       Notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, the Policy Provider may, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice, cause the Subordination Agent to make a drawing under the related Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on the Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any policy drawings previously paid by the Policy Provider in respect of principal on such Equipment Note. Further, notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, upon the occurrence of a Policy Provider Default, the Subordination Agent shall, on any Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, make a drawing under the related Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on such Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any policy drawings previously paid by the Policy Provider in respect of principal on such Equipment Note.

                       At the end of the 18-month period referred to above, the Policy for the related Trust will, if not already endorsed to so provide, be endorsed to provide for the payment to the Liquidity Provider of interest accruing on all outstanding drawings under the Class G-1 and Class G-2 Liquidity Facilities from and after the end of such 18-month period as and when such interest becomes due in accordance with the Liquidity Facilities and any drawings by the Liquidity Provider in respect of such interest will be honored by the Policy Provider. Any future amendments or modifications of any Policy which would adversely affect the rights of the Liquidity Provider will need the consent of the Liquidity Provider.

                       Accrued and unpaid interest payable by the Policy Provider on account of the Defaulted Series G Equipment Notes will be calculated at the Stated Interest Rate for the Class G-1 or Class G-2 Certificates, as applicable.

                       The Policies will cover only the Class G-1 and Class G-2 Certificates, respectively, and the proceeds of any policy drawing will be applied only to the outstanding balance of, and interest on, the Class G-1 and Class G-2 Certificates. The reimbursement of drawings under the Policies ranks junior to further distributions on the Class G-1 and Class G-2 Certificates but, except for certain limited amounts, senior to distribution on the Class C and Class D Certificates.

CONVERSION TO LEASED
AIRCRAFT.................
                       At the time of issuance of the Certificates, each Aircraft will be an Owned Aircraft. At any time after issuance, so long as no Indenture Event of Default or event or condition that, with the passage of time or notice or both, would constitute an Indenture Event of Default has occurred and is continuing, Delta may elect to convert any Boeing 737-832 Aircraft to a Leased Aircraft by entering into a sale/leaseback transaction and, at the time of such conversion (if such conversion takes place prior to May 1, 2003), to reoptimize the Leased Aircraft Notes to be issued by the applicable Owner Trustee to each Trustee in replacement of the previously issued Owned Aircraft Notes. If Delta converts any Boeing 737-832 Aircraft from an Owned Aircraft to a Leased Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this prospectus supplement because a third party--the Owner Participant--will provide a portion of the financing of such Aircraft and may request changes. However, under the related Participation Agreement, the terms of such financing agreements must (a) contain the mandatory document terms set forth in the related Participation Agreement and (b) not vary the mandatory economic terms set forth in the related Participation Agreement. In addition, Delta must (a) certify to the Trustees and the Policy Provider that the modifications to such agreements, if any, do not materially and adversely affect the Certificateholders or the Policy Provider, as applicable, and (b) obtain written confirmation from each Rating Agency that the proposed sale/leaseback transaction will not result in a withdrawal, suspension or downgrading of the rating on any Class of Offered Certificates (without regard to the related Policy in the case of the Class G-1 and Class G-2 Certificates). See "Description of the certificates--Option to convert to leased aircraft."

EQUIPMENT NOTES

  (a) Issuer.............
                       Owned Aircraft. Under each Indenture, Delta will issue Series G-1, Series G-2, Series C and, except in the case of any Indenture relating to a Boeing 737-832 Aircraft, Series D Equipment Notes, which will be acquired, respectively, by the Class G-1, Class G-2, Class C and Class D Trusts.

                       Leased Aircraft. If Delta leases a Boeing 737-832 Aircraft, the Aircraft will be owned by an Owner Trust created by the related Owner Participant and Series G-1, Series G-2 and Series C Equipment Notes for such Aircraft will be issued by the applicable Owner Trustee. The Equipment Notes will represent obligations of the Owner Trust. Payments made by Delta under the lease will be sufficient to pay scheduled payments on the Equipment Notes.

  (b) Interest...........
                       The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust. The rate per annum for the Class G-1, Class G-2 and Class C Certificates is set forth on the cover page of this prospectus supplement. The rate
                       per annum for the Class D Certificates is      %.
                       Interest on the Equipment Notes will be payable on January 2 and July 2 of each year, commencing on January 2, 2003. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  (c) Principal..........
                       Amortizing Notes. Principal payments on the Series G-1 and Series C Equipment Notes are scheduled to be received in specified amounts on January 2 and July 2 in certain years, commencing on January 2, 2003 and ending on January 2, 2023 and January 2, 2012, respectively.

                       Bullet Maturity Notes. The entire principal amount of the Series G-2 Equipment Notes is scheduled to be paid on July 2, 2012. The entire principal amount of the Series D Equipment Notes is scheduled to be paid on July 2, 2007.

  (d) Redemption.........
                       Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by Delta under the related Indenture or lease.

                       The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any Make-Whole Amount. See "Description of the equipment notes--Redemption."

                       Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to an Aircraft. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, plus a Make-Whole Amount. See "Description of the equipment notes--Redemption."

                       Purchase by Owner Trustee or Owner Participant. If an event of default under a lease relating to a Boeing 737-832 Aircraft is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole Amount will be payable under certain circumstances specified in the applicable Indenture).

  (e) Security...........
                       The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of any Leased Aircraft, in the related Owner Trustee's rights under the lease with respect to such Aircraft (with certain limited exceptions).

                       The Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Any excess proceeds from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft.

                       By virtue of the Intercreditor Agreement, all of the Equipment Notes will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior Class of Certificates.

                       There will be no cross-default provisions in the Indentures or in the leases (if any). This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, the Controlling Party may not exercise remedies for the remaining Aircraft.

  (f) Section 1110
  Protection.............
                       Cadwalader, Wickersham & Taft, special counsel to Delta, will provide an opinion to the Trustees that the benefits of Section 1110 of the Bankruptcy Code will be available for each of the Aircraft.

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES.........
                       The Trusts themselves will not be subject to federal income tax. Each Certificate Owner should report on its federal income tax return its pro rata share of the income from the Equipment Notes, if any, and other property held by the relevant Trust, in accordance with such Certificate Owner's method of accounting. See "Certain U.S. federal income tax consequences."

CERTAIN ERISA
CONSIDERATIONS...........
                       Each person who acquires a Certificate will be deemed to have represented that either:

                       - no assets of a Plan or of any trust established with respect to a Plan shall have been used to acquire such Certificate or an interest therein; or

                       - the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 or materially similar provisions of Similar Law (as defined herein) pursuant to one or more prohibited transaction statutory or administrative exemptions.

                       See "Certain ERISA considerations."

RATINGS OF THE
CERTIFICATES.............
                       It is a condition to the issuance of the Certificates that the Certificates be rated by Moody's and Standard & Poor's at not less than the ratings set forth below:

                               -----------------------------------------------------------------------
                               CERTIFICATES                                MOODY'S   STANDARD & POOR'S
                               -----------------------------------------------------------------------
                               Class G-1.................................    Aaa            AAA
                               Class G-2.................................    Aaa            AAA
                               Class C...................................   Baa2             A-

                       Delta has been advised by Standard & Poor's that, upon issuance, the Class C Certificates will be placed by Standard & Poor's on CreditWatch with negative implications.

                       A rating is not a recommendation to purchase, hold or sell Certificates, and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk factors--Ratings of the certificates."

                       The Class D Certificates will not be rated.

THRESHOLD RATING
REQUIREMENTS FOR THE
LIQUIDITY PROVIDER.......

                               -----------------------------------------------------------------------
                               CERTIFICATES                                MOODY'S   STANDARD & POOR'S
                               -----------------------------------------------------------------------
                               Class G-1.................................    P-1           A-1+
                               Class G-2.................................    P-1           A-1+
                               Class C...................................    P-1            A-1

LIQUIDITY PROVIDER
RATING...................
                       The Liquidity Provider currently meets the Threshold Rating requirement for each Class of Certificates.

RATING OF THE POLICY
PROVIDER.................

                               -----------------------------------------------------------------------
                                                                           MOODY'S   STANDARD & POOR'S
                               -----------------------------------------------------------------------
                               Financial Strength........................    Aaa            AAA

SELECTED FINANCIAL AND OPERATING DATA

The following table presents selected financial and operating data of Delta. We derived the annual historical financial data from Delta's audited consolidated financial statements and the notes thereto. The consolidated financial data include the results of ASA Holdings, Inc. and Comair Holdings, Inc. since April 1, 1999 and November 22, 1999, respectively. The audited consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 are incorporated by reference in the prospectus accompanying this prospectus supplement and the annual historical financial data should be read in conjunction with those financial statements. The consolidated financial data for the interim periods ended March 31, 2002 and 2001 were derived from Delta's unaudited consolidated financial statements and may not be indicative of results for the year as a whole. See "Where you can find more information" in the accompanying prospectus.

                                           THREE MONTHS ENDED
                                               MARCH 31,            YEAR ENDED DECEMBER 31,
                                           ------------------    -----------------------------
----------------------------------------------------------------------------------------------
                                           2002(1)    2001(2)    2001(3)    2000(4)    1999(5)
----------------------------------------------------------------------------------------------
                                              (UNAUDITED)
STATEMENT OF OPERATIONS DATA (IN
  MILLIONS):
Operating revenues.....................    $ 3,103     $3,842    $13,879    $16,741    $14,883
Operating expenses.....................      3,538      3,957     15,481     15,104     13,565
Operating income (loss)................       (435)      (115)    (1,602)     1,637      1,318
Interest expense, net(6)...............        141         86        410        257        126
Net income (loss) before cumulative
   effect of change in accounting
   principle...........................       (397)      (133)    (1,216)       928      1,262
Net income (loss)......................       (397)      (133)    (1,216)       828      1,208
OTHER DATA:
Ratio of earnings to fixed
  charges(7)...........................     (0.92x)     0.18x     (0.61x)     2.42x      3.56x
OPERATING STATISTICS:
Revenue passengers enplaned
  (thousands)..........................     24,618     26,932    104,943    119,930    110,083
Available seat miles (millions)(8).....     33,740     37,727    147,837    154,974    147,073
Revenue passenger miles
  (millions)(9)........................     23,230     25,285    101,717    112,998    106,165
Operating revenue per available seat
  mile.................................       9.20c     10.18c      9.39c     10.80c     10.12c
Passenger mile yield(10)...............      12.39c     14.23c     12.74c     13.86c     13.14c
Operating cost per available seat
  mile.................................      10.49c     10.49c     10.47c      9.75c      9.22c
Passenger load factor(11)..............      68.85%     67.02%     68.80%     72.91%     72.18%
Breakeven passenger load factor........      79.26%     69.16%     77.31%     65.29%     65.37%
----------------------------------------------------------------------------------------------

                                                        [footnotes on next page]

--------------------------------------------------------------------------------------------------
                                                AT MARCH 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                    2002             2001               2000
--------------------------------------------------------------------------------------------------
BALANCE SHEET DATA (IN MILLIONS):
Cash, cash equivalents and short-term
  investments...............................      $ 1,513           $ 2,215            $ 1,607
Total assets................................       23,705            23,605             21,931
Current liabilities.........................        6,302             6,403              5,245
Long-term debt (less current maturities)....        8,522(12)         8,279(12)          5,797
Obligations under capital leases (less
  current obligations)......................           63                68                 99
Shareowners' equity.........................        3,411             3,769              5,343
--------------------------------------------------------------------------------------------------

(1) Includes $68 million pretax expenses (including $40 million in temporary carrying costs related to surplus pilots and grounded aircraft as well as re-qualification training and relocation costs resulting from capacity reductions implemented in November 2001, and $28 million for non-cash fair value adjustments of financial instruments accounted for under SFAS 133).

(2) Includes a $17 million pretax non-cash expense related to fair value adjustments of financial instruments accounted for under SFAS 133.

(3) Includes a $634 million pretax gain that reflects the compensation Delta recognized from the U.S. government under the Air Transportation Safety and System Stabilization Act; a $111 million pretax gain on the sale of Delta's equity interest in SkyWest, Inc.; a $68 million non-cash pretax gain for fair value adjustments of financial instruments accounted for under SFAS 133; an $11 million pretax gain from the sale of Delta's equity interest in Equant, N.V.; and $1.1 billion, pretax, for asset writedowns and other nonrecurring items. The $1.1 billion in charges is primarily related to charges for early retirement and severance costs relating to Delta's staffing reductions, charges for the impairment and early retirement of certain aircraft and charges for discontinued contracts, facilities and information technology projects.

(4) Includes pretax gains of $301 million related to Delta's equity investments in priceline.com (of which $228 million represented a non-cash gain); a one-time $16 million non-cash pretax gain related to Delta's equity investment in Worldspan, L.P.; a $164 million cumulative effect, non-cash, pretax charge resulting from Delta's adoption of SFAS 133 on July 1, 2000; a $159 million non-cash, pretax charge for fair market value adjustments of financial instruments accounted for under SFAS 133; a $108 million pretax charge for nonrecurring items ($86 million charge for an early retirement medical option program for eligible employees and $22 million charge relating to Delta's closing of its Pacific gateway in Portland, Oregon); and a $7 million pretax charge for the early extinguishment of certain debt obligations.

(5) Includes a $927 million pretax gain from the sale of investments in priceline.com, Singapore Airlines Limited, Equant, N.V. and SAirGroup; a $469 million pretax charge for asset writedowns and other nonrecurring items (including a $320 million asset writedown resulting from Delta's decision to retire certain aircraft earlier than planned and $149 million for asset impairment losses); an $89 million non-cash, pretax charge from the cumulative effect of a change in accounting principle resulting from Delta's adoption on January 1, 1999 of SAB 101; and a $40 million pretax charge for the early extinguishment of certain debt obligations.

(6) Includes interest income.

(7) The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings represent income (loss) before income taxes, excluding the cumulative effect of a change in accounting principle, plus fixed charges excluding capitalized interest. Fixed charges include interest, whether expensed or capitalized, and one-half of rental expense, which Delta believes is representative of the interest factor in those periods. Fixed charges exceeded adjusted earnings by $1,896 million and $607 million for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

(8) "Available seat miles" is a measure of capacity which is calculated by multiplying the total number of seats available for transporting passengers by the total number of miles flown during a reporting period.

(9) "Revenue passenger mile" represents one revenue-paying passenger transported one mile and is calculated by multiplying the number of revenue passengers by the number of miles they are flown during the period.

(10) "Passenger mile yield" represents the amount of passenger revenue earned per revenue passenger mile during a reporting period.

(11) "Passenger load factor" is a measure of available seating capacity that is used which is calculated by dividing revenue passenger miles by available seat miles for a reporting period.

(12) Long-term debt includes $498 million in Special Facilities Revenue Bonds issued in August 2001 by the Massachusetts Port Authority for the redevelopment and expansion of Delta's facilities in Terminal A at Boston's Logan International Airport. Delta has guaranteed the payment of debt service on these bonds. The related proceeds of the bonds may only be used for the redevelopment and expansion of Delta's facilities at Logan International Airport, and, accordingly, are reflected on Delta's consolidated balance sheet at December 31, 2001 as a restricted investment in "other assets," as required by generally accepted accounting principles.

                                  RISK FACTORS

You should carefully consider the following risk factors as well as other information contained in this prospectus supplement and the accompanying prospectus.

TERRORIST ATTACK

LAST YEAR'S TERRORIST ATTACK ADVERSELY AFFECTED, AND MAY CONTINUE TO ADVERSELY AFFECT, DELTA'S FINANCIAL RESULTS

As described in greater detail in Delta's filings with the SEC, the terrorist attack of September 11, 2001 involving commercial aircraft of other airlines have materially affected Delta's financial results and the airline industry generally. Those effects continue, although they have been mitigated somewhat by a slowly recovering business environment, the Air Transportation Safety and System Stabilization Act and Delta's cost-cutting measures. Moreover, additional terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks, could further negatively impact Delta and the airline industry.

The future impact of the events of September 11, 2001 on Delta will depend on a number of factors, including, but not limited to, the following: (i) the adverse impact of the terrorist attack on the demand for air travel; (ii) the change in Delta's operations and higher costs resulting from, and customer reaction to, new airline security directives, including those of the Aviation and Transportation Security Board; (iii) the availability and cost of war risk and other insurance for Delta; (iv) the extent to which Delta receives additional financial assistance under the Air Transportation Safety and System Stabilization Act; (v) the credit downgrades of Delta and other airlines by Moody's and Standard & Poor's discussed below, and the possibility of additional downgrades, to the extent it makes it more difficult and/or more costly for Delta to obtain financing; (vi) potential declines in the values of the aircraft in Delta's fleet or facilities and any related asset impairment charges; and
(vii) additional terrorist activity and/or war.

IMPACT OF RATINGS ACTIONS RELATING TO DELTA

After September 11, 2001, the credit ratings on Delta's senior unsecured long-term debt were lowered from Baa3 to Ba3 by Moody's and Delta's corporate credit rating was lowered from BBB- to BB+ by Standard & Poor's with concurrent downgrades of senior unsecured and various other debt. Standard & Poor's later lowered Delta's senior unsecured debt rating (but no other ratings) from BB+ to BB. The credit ratings of certain other airlines were also lowered by Moody's and Standard and Poor's. Moody's announced that its ratings outlook on Delta's debt securities is negative. Standard & Poor's ratings on Delta's senior unsecured long-term remain on CreditWatch for possible future downgrade. There can be no assurance that Delta's long-term debt rating will not be lowered further or withdrawn by a rating agency.

The lowering of Delta's credit ratings could negatively impact its ability to issue debt, to renew outstanding letters of credit which back certain Delta obligations and to obtain certain financial instruments that Delta uses in its fuel hedging program. It could also increase the cost of these transactions.

Delta may be required to purchase certain outstanding receivables totaling $212 million at December 31, 2001, that we sold to a third party if Delta's senior unsecured long-term debt is rated below Ba2 by Moody's and below BB by Standard & Poor's.

Delta has obtained from third parties a $424 million letter of credit relating to the Delta Family-Care Savings Plan's Series C Guaranteed Serial ESOP Notes and letters of credit totaling $409 million relating to bonds issued by various municipalities to finance certain airport facilities leased to Delta. Delta may be required to accelerate the payment of these obligations if it does not extend these letters of credit prior to their expiration dates, which occur between May 19, 2003 and December 4, 2003.

Moody's and Standard & Poor's have also downgraded the ratings on certain classes of Delta Air Lines Pass Through Certificates, Series 2000-1 and Delta Air Lines Pass Through Certificates, Series 2001-1. In connection with the downgrades, Moody's announced that it would continue to review the ratings on all classes of Delta Air Lines Pass Through Certificates, Series 2001-1 for possible further downgrades and Standard & Poor's announced that the ratings on all classes of Delta Air Lines Pass Through Certificates, Series 2000-1 and Series 2001-1 would remain on CreditWatch with negative implications.

RISK FACTORS RELATING TO DELTA

DELTA CONTINUES TO EXPERIENCE SIGNIFICANT OPERATING LOSSES

Delta expects that the events of September 11, 2001 will continue to materially affect its revenues due to declines in traffic and yield. While the business environment is slowly recovering, traffic and yield remain significantly below last year's level. For the quarter ended March 31, 2002, Delta's operating revenues decreased 19.3%, revenue passenger miles declined 8.1% on a 10.6% reduction in capacity and passenger mile yield fell 12.9% compared to the quarter ended March 31, 2001.

Delta expects significant cost pressures to continue in 2002. These include, among other items, (1) increased security costs and premiums for war and terrorism risk insurance; (2) increased interest expense resulting from higher levels of outstanding debt; and (3) increased pension expense due to the decrease in the fair value of Delta's pension plan assets resulting from the stock market decline and a new Delta pilot contract.

During 2002, Delta expects to incur unusual operating costs of approximately $130 million. These nonrecurring expenses are a direct cost of Delta's capacity reductions and represent the temporary carrying cost of surplus pilots and grounded aircraft, as well as requalification training and relocation costs.

To help offset the impact of revenue declines and cost pressures, Delta has implemented a cost reduction program. The primary elements of this program are
(1) reduction of Delta's staffing levels by approximately 12,000 employees; (2) capacity reductions, including the accelerated retirement of certain aircraft types; and (3) a detailed line item review of all other elements of Delta's cost structure. The pace of passenger revenue recovery will determine Delta's mainline capacity plans for the remainder of the year. Due to the changing business environment, Delta will continue to refine many of its cost estimates for 2002.

The continuing impact of September 11, 2001 on Delta's future financial condition and results of operations will depend on, among other things, the duration and magnitude of the adverse impact of the terrorist attacks on the demand for air travel and the business environment.

SIGNIFICANT CHANGES OR EXTENDED PERIODS OF HIGH FUEL COSTS WOULD MATERIALLY AFFECT DELTA'S OPERATING RESULTS

Delta's results of operations can be significantly impacted by changes in the price and availability of jet fuel. Changes in jet fuel prices and availability have industry-wide impact. Accordingly, lower jet fuel prices may be offset by increased price competition and lower revenues for all air carriers. Moreover, there can be no assurance that Delta will be able to increase its fares in response to any future increases in fuel prices.

Delta's jet fuel purchase contracts do not provide material protection against price increases or for assured availability of supplies. Delta purchases most of its jet fuel from petroleum refiners under contracts which establish the price based on various market indices. Delta also purchases aircraft fuel on the spot market, from off-shore sources and under contracts which permit the refiners to set the price and give Delta the right to terminate upon short notices if the price is unacceptable.

Although Delta is currently able to obtain adequate supplies of jet fuel, it is impossible to predict the future availability or price of jet fuel. Political disruptions in oil producing countries, changes in government policy concerning aircraft fuel production, transportation or marketing, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages and fuel price increases in the future.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

THE INDUSTRY IN WHICH DELTA COMPETES IS HIGHLY COMPETITIVE

Delta faces significant competition with respect to domestic and international routes, services and fares. All domestic routes served by Delta are subject to competition from both new and established carriers, and service over virtually all of Delta's domestic routes is highly competitive. On most domestic and international routes, Delta competes with at least one, and usually more than one, scheduled passenger airline. Delta also competes with all-cargo carriers, charter airlines and, particularly on its shorter routes, with surface transportation.

International marketing alliances formed by domestic and foreign carriers, such as the Star Alliance (among United Airlines, Lufthansa German Airlines and others), the Oneworld Alliance (among American Airlines, British Airways and others) and the Wings Alliance (between Northwest Airlines and KLM-Royal Dutch Airlines), have significantly increased competition in international markets. Through marketing and codesharing arrangements with United States carriers, foreign carriers have obtained access to interior United States passenger traffic. Similarly, United States carriers have increased their ability to sell international transportation such as transatlantic services to and beyond European cities.

The airline industry is characterized by substantial price competition. If price reductions are not offset by increases in traffic or changes in the mix of traffic that improve Delta's passenger mile yield, Delta's operating results will be adversely affected.

DELTA'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Delta expects to continue incurring expenses to comply with the FAA's regulations.

Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For example, the Aviation and Transportation Security Act, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which is funded by a new per-ticket tax on passengers and a new tax on airlines. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Delta cannot provide assurance that laws or regulations enacted in the future will not adversely affect it.

SEASONALITY AND OTHER FACTORS THAT IMPACT DEMAND FOR AIR TRAVEL

In general, demand for air travel is higher in the June and September quarters, particularly in international markets, because there is more vacation travel during these periods than during the remainder of the year. Demand for air travel is also affected by factors such as economic conditions, fare levels and weather conditions. In addition, demand for air travel at particular airlines may be impacted from time to time by, among other things, actual or threatened disruptions to operations due to labor issues. Due to these and other factors, operating results for an interim period are not necessarily indicative of operating results for an entire year, and operating results for an historical period are not necessarily indicative of operating results for a future period.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies (which may differ among the appraisers), and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the aircraft and the appraisals--The appraisals."

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market and economic conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; and whether the Aircraft is sold separately or as part of a block.

In addition, the value of the Aircraft have been negatively affected, at least initially, as a consequence of the events of September 11, 2001 referred to under "--Terrorist attacks." In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates.

REPOSSESSION

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we will be permitted to register the Aircraft in certain foreign jurisdictions and to lease the Owned Aircraft. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan

Trustee's security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it (including reimbursement of drawings made to pay interest on more junior Classes of Certificates) before the holders of any Class of Certificates receive any funds and the Policy Provider will receive payments of Policy Provider Obligations owed to it before the holders of the Class C and Class D Certificates receive any funds. In addition, in specified default situations, the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the intercreditor agreement--Priority of distributions."

Certain Classes of Certificates are subordinated to other Classes in rights to distributions. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received on one or more junior series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates of more junior Classes. This is because the interest that Certificates of junior Classes are expected to receive may accrue at a higher rate than interest on the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

However, if Delta is in bankruptcy or other specified defaults have occurred but Delta is continuing to meet specified payment obligations and the applicable Loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates. This could include distributions in respect of the principal paid at maturity of the Series D Equipment Notes held in the Class D Trust. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see "Description of the certificates--Subordination."

CONTROL OVER COLLATERAL; SALE OF COLLATERAL

If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under the related Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the certificates--Indenture events of default and certain rights upon an indenture event of default."

The Controlling Party will be:

    - The Policy Provider or, if a Policy Provider Default has occurred and is continuing:

     (1) Prior to the payment of Final Distributions to holders of the Class G-1 and Class G-2 Certificates, the Class G-1 Trustee or the Class G-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs;

     (2) Upon payment of Final Distributions to the holders of such larger Class, the other of the Class G-1 or Class G-2 Trustee;

    - Upon payment of Final Distributions to the holders of Class G-1 and Class G-2 Certificates and, unless a Policy Provider Default is continuing, of any obligations to the Policy Provider, the Class C Trustee;

    - Upon payment of Final Distributions to the holders of Class C Certificates and, unless a Policy Provider Default is continuing, of any obligations to the Policy Provider, the Class D Trustee; and

    - Under certain circumstances, the Liquidity Provider with the greatest amount owed to it. If the Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, then, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will have the right to become (or remain) the Controlling Party.

During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the intercreditor agreement--Intercreditor rights--Sale of equipment notes or aircraft." The market for any Aircraft or Equipment Notes, as the case may be, during any Indenture Event of Default may be very limited, and we cannot assure you as to whether they could be sold or the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount or sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and, if the shortfall arises from the sale of the Equipment Notes, will not have any claim for the shortfall against Delta, any Owner Trustee, any Owner Participant, any Trustee or the Policy Provider (except, with respect to the holders of the Class G-1 and Class G-2 Certificates, as described in "Description of the policies and the policy provider agreement--The policies").

The Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Accordingly, any proceeds realized from the sale of an Aircraft or other exercise of default remedies with respect to that Aircraft in excess of the outstanding principal amount of the Equipment Notes related to the Aircraft will not be available to cover shortfalls, if any, on the Equipment Notes related to any other Aircraft. See "Description of the equipment notes--Remedies."

REVISIONS TO AGREEMENTS RELATING TO LEASED AIRCRAFT

If Delta enters into a sale/leaseback transaction covering any Boeing 737-832 Aircraft, such transaction will involve negotiation with the Owner Participant. In connection with the negotiation of definitive documents for a Leased Aircraft the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner Trust related to such Aircraft. As a result, the terms of such documents applicable to such Aircraft may differ from the descriptions of them contained in this prospectus supplement. However, these documents must still contain certain required economic terms and document terms. See "Description of the certificates--Option to convert to leased aircraft".

Each Owner Participant will have the right to sell, assign or otherwise transfer its interest as Owner Participant in any Leased Aircraft transaction, subject to the terms and conditions of the relevant Participation Agreement and related documents.

RISK OF INSOLVENCY OF OWNER PARTICIPANT IN RESPECT OF LEASED AIRCRAFT

In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

RATINGS OF THE CERTIFICATES

It is a condition to the issuance of the Certificates that the Class G-1 and Class G-2 Certificates be rated not lower than Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's," and together with Moody's, the "Rating Agencies") and the Class C Certificates be rated not lower than Baa2 by Moody's and A- by Standard & Poor's. The Class D Certificates will not be rated. A rating is not a recommendation to purchase, hold or sell Certificates and the rating does not address market price of the Certificates or suitability of investing in the Certificates for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Delta, the Policy Provider (in the case of the Class G-1 and Class G-2 Certificates) or the Liquidity Provider) so warrant. Delta has been advised by Standard & Poor's that, upon issuance, the Class C Certificates will be placed on CreditWatch with negative implications.

The rating of each Class of Certificates is based primarily on the Policies for the benefit of the holders of Class G-1 and Class G-2 Certificates, the default risk of the Equipment Notes that are held for such Class, the availability of the Liquidity Facility, if any, for the benefit of holders of such Certificates, the collateral value provided by the Aircraft securing such Equipment Notes and the subordination provisions applicable to such Certificates. The foregoing ratings address the likelihood of timely payment of interest when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances (such as an Event of Loss to an Aircraft) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Legal Distribution Date. See "Description of the certificates."

The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting Delta or its affiliates.

LIMITED ABILITY TO RESELL THE CERTIFICATES

Prior to this offering of the Class G-1, Class G-2 and Class C Certificates, there has been no public market for such Certificates. Neither Delta nor any Trust intends to apply for listing of such Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of such Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for such Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Class G-1, Class G-2 and Class C Certificates may be adversely affected.

                                  THE COMPANY

Delta is a major air carrier that provides air transportation for passengers and freight throughout the United States and around the world. Based on the most currently available data, Delta is the second largest carrier in terms of passengers carried and the third largest as measured by operating revenues and revenue passenger miles flown. Delta is the leading U.S. transatlantic airline offering the most daily flight departures, servicing the largest number of nonstop routes and carrying more passengers than any other U.S. airline. We operate hubs at Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate international gateways in Atlanta and at New York's John F. Kennedy International Airport.

Delta is a Delaware corporation headquartered in Atlanta, Georgia. Our address is Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and the telephone number is (404) 715-2600. Our website is www.delta.com.

                              RECENT DEVELOPMENTS

NETWORK DEVELOPMENTS

On January 18, 2002, Delta and its European SkyTeam partners, Air France, Alitalia and CSA Czech Airlines, received final approval from the U.S. Department of Transportation for antitrust immunity. The grant of antitrust immunity enables Delta and its European partners to offer a more integrated route network, and develop common sales, marketing and discount programs for customers.

DISTRIBUTION COSTS

On March 14, 2002, Delta announced that "base" commissions will no longer be paid to travel agents for tickets sold in the United States (including Puerto Rico and the U.S. Virgin Islands) and Canada, effective immediately. While Delta is eliminating published base commissions, individually negotiated incentive commissions will continue to be paid to select agents. Delta expects this decision to reduce passenger commission expenses by approximately $100-150 million in 2002.

DELTA REPORTS MARCH QUARTER 2002 LOSS

On April 16, 2002, Delta reported a net loss of $354 million and a loss per share of $2.90 for the quarter ended March 31, 2002, versus a net loss of $122 million and loss per share of $1.02 in the quarter ended March 31, 2001, excluding unusual items. Including unusual items, the March 2002 quarter net loss and loss per share were $397 million and $3.25, respectively, versus a net loss of $133 million and loss per share of $1.11 in the March 2001 quarter. Excluding unusual items, operating expenses for the March 2002 quarter decreased 11.6% and unit costs decreased 1.2%.

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation ("MBIA" or the "Policy Provider") for inclusion in this prospectus supplement, and such information has not been independently verified by Delta, the Underwriters, the Trusts or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of Delta, the Underwriters, the Trusts or the Liquidity Provider assumes any responsibility for the accuracy, completeness or applicability of such information.

MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy Provider set forth under the heading "Description of the policy provider," including the financial statements incorporated by reference herein. Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

The following document filed by the Parent Company with the SEC is incorporated herein by reference:

    - The Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company, and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2001 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

The Parent Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings including:

    - the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001,

    - the Parent Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

are available:

    - over the internet at the SEC's web site at http://www.sec.gov;

    - at the SEC's public reference rooms in Washington, D.C.; and

    - at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

-----------------------------------------------------------------------------------------
                                                                          SAP
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           2001
-----------------------------------------------------------------------------------------
                                                               (AUDITED)     (UNAUDITED)
                                                                     (IN MILLIONS)
Admitted Assets.............................................     $7,627         $8,545
Liabilities.................................................      5,245          5,688
Capital and Surplus.........................................      2,382          2,857

-----------------------------------------------------------------------------------------
                                                                         GAAP
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           2001
-----------------------------------------------------------------------------------------
                                                               (AUDITED)      (AUDITED)
                                                                     (IN MILLIONS)
Assets......................................................     $8,450         $9,460
Liabilities.................................................      3,642          4,234
Shareholder's Equity........................................      4,808          5,226

FINANCIAL STRENGTH RATINGS OF MBIA

Moody's rates the financial strength of MBIA as "Aaa."

Standard & Poor's rates the financial strength of MBIA "AAA."

Fitch Ratings rates the financial strength of MBIA "AAA."

Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. MBIA does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                                USE OF PROCEEDS

The proceeds from the sale of the Certificates of each Trust will be used to purchase the Equipment Notes to be held by such Trust. The Equipment Notes to be initially acquired by the Trusts will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes for general corporate purposes including, among other possible uses, the repayment of a $625 million loan under Delta's $625 million 1997 Bank Credit Agreement, which is an unsecured revolving credit facility with a group of banks that is scheduled to terminate on May 1, 2002. The loan was made on April 30, 2001 for general corporate purposes; bears interest at LIBOR plus a margin of 0.75% (currently 2.64%); may be paid at any time without penalty; and matures on May 1, 2002.

                        DESCRIPTION OF THE CERTIFICATES

The following summary of particular terms of the Certificates, with respect to the Class G-1, Class G-2 and Class C Certificates (the "Offered Certificates"), supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Offered Certificates set forth in the prospectus accompanying this prospectus supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities, the Intercreditor Agreement and the Policies, each of which, to the extent relating to an Offered Certificate, will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the Securities and Exchange Commission (the "SEC").

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "--Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

Each pass through certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four Delta Air Lines 2002-1 Pass Through Trusts: the "Class G-1 Trust," the "Class G-2 Trust," the "Class C Trust" and the "Class D Trust," and, collectively, the "Trusts." The Trusts will be formed pursuant to a pass through trust agreement between Delta and State Street Bank and Trust Company of Connecticut, National Association, as trustee, dated November 16, 2000 (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class G-1 Trust, the Class G-2 Trust, the Class C Trust and the Class D Trust is referred to herein, respectively, as the "Class G-1 Trustee," the "Class G-2 Trustee," the "Class C Trustee" and the "Class D Trustee," and collectively as the "Trustees." The Certificates to be issued by the Class G-1 Trust, the Class G-2 Trust, the Class C Trust and the Class D Trust are referred to herein, respectively, as the "Class G-1 Certificates," the "Class G-2 Certificates," the "Class C Certificates" and the "Class D Certificates." The Class G-1 Trust will purchase all of the Series G-1 Equipment Notes, the Class G-2 Trust will purchase all of the Series G-2 Equipment Notes, the Class C Trust will purchase all of the Series C Equipment Notes and the Class D Trust will purchase all of the Series D Equipment Notes. The holders of the Class G-1 Certificates, the Class G-2 Certificates, the Class C Certificates and the Class D Certificates are referred to herein, respectively, as the "Class G-1 Certificateholders," the "Class G-2 Certificateholders," the "Class C Certificateholders" and the "Class D Certificateholders," and collectively as the "Certificateholders." The sum of the initial principal balances of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") will consist of:

    - subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

    - the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

    - for the Class G-1, Class G-2 and Class C Trusts, all monies receivable under the Liquidity Facility for such Trust;

    - for the Class G-1 and Class G-2 Trusts, all monies receivable under the Policy for the related Trust; and

    - funds from time to time deposited with the Trustee in accounts relating to such Trust.

The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or Owner Trustees (if any) in their individual capacities, any Owner Participant (if any) or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate.

The Certificates of each Trust (other than the Class D Trust) will be issued in fully registered form only and will be subject to the provisions described below under "--Book-entry registration; delivery and form." Certificates will be issued only in minimum denominations of $1,000 (or $100,000 in the case of the Class D Certificates) or integral multiples thereof. (Section 3.01)

DISTRIBUTION OF PAYMENTS ON EQUIPMENT NOTES

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "--Subordination" and "Description of the intercreditor agreement."

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust, payable on January 2 and July 2 of each year, commencing on January 2, 2003. The rate per annum for each of the Class G-1, Class G-2 and Class C Certificates is set forth on the cover page of this prospectus supplement. The rate per annum for the Class D
Certificates is   %. Such interest payments will be distributed to
Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest applicable to the Certificates to be issued by each of the Trusts (other than the Class D Trust) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates. Each Liquidity Facility will provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any related Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class, any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility, if any, for such Trust. See "Description of the liquidity facilities."

After use of any available funds under the Liquidity Facility or the Cash Collateral Account for the Class G-1 and Class G-2 Certificates, the payment of interest on the Class G-1 and Class G-2 Certificates will be supported by the related Policy provided by the Policy Provider. See "Description of the policies and the policy provider agreement--The policies."

Payments of principal of the Series G-1 and Series C Equipment Notes are scheduled to be received by the Trustee in installments on January 2 and July 2 in certain years, commencing on January 2, 2003 and ending on January 2, 2023 and January 2, 2012, respectively. The entire principal amount of the Series G-2 Equipment Notes is scheduled for payment on July 2, 2012 and the entire principal amount of the Series D Equipment Notes is scheduled for payment on July 2, 2007.

Scheduled payments of interest or principal on the Equipment Notes are referred to herein as "Scheduled Payments," and January 2 and July 2 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes--Principal and Interest Payments." The "Final Legal Distribution Date" for the Class G-1 Certificates is July 2, 2024, for the Class G-2 Certificates is January 2, 2014, for the Class C Certificates is July 2, 2013 and for the Class D Certificates is July 2, 2007.

Payment of principal of the Class G-1 and Class G-2 Certificates on the Final Legal Distribution Date and, in certain limited circumstances earlier, will be supported by the related Policy provided by the Policy Provider. See "Description of the policies and the policy provider agreement--The policies."

Subject to the Intercreditor Agreement, on each Regular Distribution Date the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (15 days prior to each Regular Distribution Date) subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note, the Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture, or the Collateral under, and as defined in, any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a "Special Distribution Date"), as described below. Any such distribution will be subject to the Intercreditor Agreement.

The Trustee of each Trust will mail a notice to the Certificateholders of such Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "--Indenture events of default and certain rights upon an indenture event of default" and "Description of the equipment notes--Redemption."

In the case of the distribution of proceeds from any "No proceeds drawing" or "Avoidance drawing" as described in "Description of the policies and the policy provider agreement--The policies," the Class G-1 Trustee or Class G-2 Trustee, as applicable, will mail a notice to the Certificateholders of the related Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 15 days prior to the date such proceeds are scheduled to be distributed. Each such distribution will be made by the Class G-1 Trustee or Class G-2 Trustee, as applicable, to the Certificateholders of record of the related Trust on the Record Date applicable to such distribution. (Section 4.02(c))

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. See "--Termination of the trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book-entry registration; delivery and form" below.

If any Distribution Date is a Saturday, a Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Atlanta, Georgia, or the city and state in which the Trustee or any Loan Trustee is located or, solely with respect to draws under a Policy, Armonk, New York or the location of the Policy Provider's fiscal agent (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

SUBORDINATION

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the intercreditor agreement--Priority of distributions."

POOL FACTORS

The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or Make-Whole Amount thereon or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date and, with respect to the Class G-1 and Class G-2 Trust, payments under the Policy for such Trust made for the benefit of the Class G-1 or Class G-2 Certificateholders (other than in respect of the Liquidity Facilities and interest on the Class G-1 and Class G-2 Certificates). (Section 1.01)

The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Section 4.03)

The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below if Delta enters into a sale/leaseback transaction prior to May 1, 2003 with respect to any Boeing 737-832 Aircraft since the amortization schedule of the Equipment Notes issued with respect to a Leased Aircraft may vary from such amortization schedule as a result of a reoptimization negotiated with an Owner Participant so long as it complies with the Mandatory Economic Terms. In addition, the actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

---------------------------------------------------------------------------------------------------------------------------------
                                            CLASS G-1                     CLASS G-2                      CLASS C          CLASS D
                           --------------------------   ---------------------------   --------------------------   --------------
                                SCHEDULED    EXPECTED         SCHEDULED    EXPECTED        SCHEDULED    EXPECTED        SCHEDULED
                              PAYMENTS OF        POOL       PAYMENTS OF        POOL      PAYMENTS OF        POOL      PAYMENTS OF
DATE                            PRINCIPAL      FACTOR         PRINCIPAL      FACTOR        PRINCIPAL      FACTOR        PRINCIPAL
---------------------------------------------------------------------------------------------------------------------------------
April   , 2002...........                   1.0000000                     1.0000000                    1.0000000
January 2, 2003..........  $33,364,551.48   0.9432088   $          0.00   1.0000000   $13,133,011.88   0.9218455   $         0.00
July 2, 2003.............            0.00   0.9432088              0.00   1.0000000             0.00   0.9218455             0.00
January 2, 2004..........   33,282,740.48   0.8865568              0.00   1.0000000    14,032,730.36   0.8383367             0.00
July 2, 2004.............            0.00   0.8865568              0.00   1.0000000             0.00   0.8383367             0.00
January 2, 2005..........   33,323,796.00   0.8298350              0.00   1.0000000    15,161,078.16   0.7481131             0.00
July 2, 2005.............            0.00   0.8298350              0.00   1.0000000             0.00   0.7481131             0.00
January 2, 2006..........   33,323,796.00   0.7731132              0.00   1.0000000    15,151,092.48   0.6579490             0.00
July 2, 2006.............            0.00   0.7731132              0.00   1.0000000             0.00   0.6579490             0.00
January 2, 2007..........   33,323,796.00   0.7163913              0.00   1.0000000    16,137,612.13   0.5619140             0.00
July 2, 2007.............            0.00   0.7163913              0.00   1.0000000             0.00   0.5619140    89,994,000.00
January 2, 2008..........   33,323,796.00   0.6596695              0.00   1.0000000    14,119,719.15   0.4778876             0.00
July 2, 2008.............            0.00   0.6596695              0.00   1.0000000             0.00   0.4778876             0.00
January 2, 2009..........   33,323,796.00   0.6029476              0.00   1.0000000    11,544,476.77   0.4091864             0.00
July 2, 2009.............            0.00   0.6029476              0.00   1.0000000    23,508,502.63   0.2692873             0.00
January 2, 2010..........   33,323,796.00   0.5462258              0.00   1.0000000    24,822,330.06   0.1215697             0.00
July 2, 2010.............            0.00   0.5462258              0.00   1.0000000             0.00   0.1215697             0.00
January 2, 2011..........   33,323,796.00   0.4895040              0.00   1.0000000    18,836,555.13   0.0094733             0.00
July 2, 2011.............            0.00   0.4895040              0.00   1.0000000             0.00   0.0094733             0.00
January 2, 2012..........   33,334,836.00   0.4327633              0.00   1.0000000     1,591,891.25   0.0000000             0.00
July 2, 2012.............            0.00   0.4327633    370,327,000.00   0.0000000             0.00   0.0000000             0.00
January 2, 2013..........   10,896,270.00   0.4142163              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2013.............            0.00   0.4142163              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2014..........   10,896,270.00   0.3956693              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2014.............    4,385,920.00   0.3882039              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2015..........   10,690,680.00   0.3700068              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2015.............            0.00   0.3700068              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2016..........   10,690,680.00   0.3518098              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2016.............            0.00   0.3518098              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2017..........   10,690,680.00   0.3336127              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2017.............            0.00   0.3336127              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2018..........   10,690,680.00   0.3154157              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2018.............            0.00   0.3154157              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2019..........   19,575,406.40   0.2820955              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2019.............    1,650,666.02   0.2792859              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2020..........   17,103,699.02   0.2501729              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2020.............            0.00   0.2501729              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2021..........   70,286,032.43   0.1305361              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2021.............   25,963,530.08   0.0863425              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2022..........   44,591,542.10   0.0104414              0.00   0.0000000             0.00   0.0000000             0.00
July 2, 2022.............            0.00   0.0104414              0.00   0.0000000             0.00   0.0000000             0.00
January 2, 2023..........    6,134,243.99   0.0000000              0.00   0.0000000             0.00   0.0000000             0.00

-------------------------  ---------
                             CLASS D
                           ---------
                            EXPECTED
                                POOL
DATE                          FACTOR
-------------------------  ---------
April   , 2002...........  1.0000000
January 2, 2003..........  1.0000000
July 2, 2003.............  1.0000000
January 2, 2004..........  1.0000000
July 2, 2004.............  1.0000000
January 2, 2005..........  1.0000000
July 2, 2005.............  1.0000000
January 2, 2006..........  1.0000000
July 2, 2006.............  1.0000000
January 2, 2007..........  1.0000000
July 2, 2007.............  0.0000000
January 2, 2008..........  0.0000000
July 2, 2008.............  0.0000000
January 2, 2009..........  0.0000000
July 2, 2009.............  0.0000000
January 2, 2010..........  0.0000000
July 2, 2010.............  0.0000000
January 2, 2011..........  0.0000000
July 2, 2011.............  0.0000000
January 2, 2012..........  0.0000000
July 2, 2012.............  0.0000000
January 2, 2013..........  0.0000000
July 2, 2013.............  0.0000000
January 2, 2014..........  0.0000000
July 2, 2014.............  0.0000000
January 2, 2015..........  0.0000000
July 2, 2015.............  0.0000000
January 2, 2016..........  0.0000000
July 2, 2016.............  0.0000000
January 2, 2017..........  0.0000000
July 2, 2017.............  0.0000000
January 2, 2018..........  0.0000000
July 2, 2018.............  0.0000000
January 2, 2019..........  0.0000000
July 2, 2019.............  0.0000000
January 2, 2020..........  0.0000000
July 2, 2020.............  0.0000000
January 2, 2021..........  0.0000000
July 2, 2021.............  0.0000000
January 2, 2022..........  0.0000000
July 2, 2022.............  0.0000000
January 2, 2023..........  0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been a reoptimization of the Equipment Notes in connection with a sale/leaseback transaction, an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture events of default and certain rights upon an indenture event of default" and "Description of the equipment notes--Redemption," or any drawing under the Policies (other than in respect of interest on the Certificates). Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "--Reports to certificateholders."

REPORTS TO CERTIFICATEHOLDERS

On each Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (1) and (2) below):

    (1) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

    (2) the amount of such distribution allocable to interest; and

    (3) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

As long as the Certificates are registered in the name of Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Section 4.03(a))

In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Section 4.03(b))

At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

Because the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the equipment notes--Indenture events of default, notice and waiver." There are no cross-default or cross-acceleration provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to the holders of the Certificates, subject to the Intercreditor Agreement. See "Description of the intercreditor agreement--Priority of distributions."

An Indenture Event of Default with respect to a Leased Aircraft Indenture will include Lease Events of Default under the related Lease. With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Events of Default that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Event of Default will be deemed to have been cured. There are no cross-default or cross-acceleration provisions in the Leases. Consequently, events resulting in a Lease Event of Default under any particular Lease may or may not result in a Lease Event of Default under any other Lease or an Indenture Event of Default under the related Leased Aircraft Indenture.

If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial Trustee under each Trust.

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the intercreditor agreement--Intercreditor rights--Sale of equipment notes or aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance whether they could be sold or as to the price at which they could be sold. If a Loan Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Liquidity Provider, any Owner Trustee, any Owner Participant, the Policy Provider (except in the case of the Class G-1 and Class G-2 Certificates) or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, except in the case of default in a payment of principal, Make-Whole Amount, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Note Holder"). (Section 6.04)

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Note Holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the Trustee and each Certificateholder of the same
Class:

    - if either the Class G-1 or Class G-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented (unless the Policy Provider has elected to purchase such Class that is so represented as provided below);

    - the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates (unless the Policy Provider has elected to purchase such Class G-1 and Class G-2 Certificates as provided below);

    - the Class D Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates (unless the Policy Provider has elected to purchase such Class G-1 and Class G-2 Certificates as provided below) and to purchase all, but not less than all, of the Class C Certificates; and

    - whether or not the Class G-1 Certificateholders, the Class G-2 Certificateholders, Class C Certificateholders or the Class D
    Certificateholders have purchased or elected to purchase the Class G-1 and Class G-2 Certificates, the Policy Provider shall have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates.

In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon to the date of purchase, without Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

    - the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G-1 or Class G-2 Certificates, the Subordination Agent has made a drawing under the related Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and has distributed such amount to the related Trustee); or

    - interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, or (in the case of the Class G-1 or Class G-2 Certificates) a drawing under the related Policy, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the intercreditor agreement--Priority of distributions."

OPTION TO CONVERT TO LEASED AIRCRAFT

At any time after the date of initial issuance of the Certificates (the "Issuance Date"), Delta, so long as no Indenture Event of Default or event or condition that, with the passage of time or notice, or both would constitute and Indenture Event of Default has occurred and is continuing, will have the option of entering into a leveraged lease financing with respect to any Boeing 737-832 Aircraft by converting an Owned Aircraft to a Leased Aircraft and at the time of such conversion (if such conversion takes place prior to May 1, 2003) to reoptimize the Leased Aircraft Notes to be issued by the applicable Owner Trustee to each Trustee (subject to the Mandatory Economic Terms) in replacement for the Owned Aircraft Notes previously issued to each Trustee.

    - On the Issuance Date, Delta will enter into a secured debt financing with respect to each Aircraft (such Aircraft, an "Owned Aircraft") and the relevant parties will enter into a participation agreement (each, an "Owned Aircraft Participation Agreement") and an indenture (each, an "Owned Aircraft Indenture,") relating to the financing of such Owned Aircraft.

    - If Delta subsequently chooses to enter into a leveraged lease financing with respect to any Boeing 737-832 Aircraft (such Aircraft, a "Leased Aircraft"), the Owned Aircraft Participation Agreement will provide for the relevant parties to enter into an amended and restated participation agreement (each, a "Leased Aircraft Participation Agreement" and, together with any other Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements, the "Participation Agreements"), a lease (each, a "Lease") and an amended and restated indenture (each, a "Leased Aircraft Indenture" and, together with any other Leased Aircraft Indentures and the Owned Aircraft Indentures, the "Indentures") relating to the financing of such Leased Aircraft.

In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See "Description of the equipment notes." However, under the Owned Aircraft Participation Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Owned Aircraft Participation Agreement) and (b) not vary the Mandatory Economic Terms except as expressly provided therein. In addition, Delta is obligated (a) to certify to the Trustees and the Policy Provider that the modifications to such agreements, if any, do not materially and adversely affect the Certificateholders or the Policy Provider and (b) to obtain written confirmation from each Rating Agency that the proposed sale/leaseback transaction will not result in a withdrawal, suspension or downgrading of the rating on any Class of Offered Certificates (without regard to the related Policy in the case of the Class G-1 and Class G-2 Certificates).

"Mandatory Economic Terms," as defined in the Owned Aircraft Participation Agreements, will require, among other things, that:

    - The principal amount of the Series G-1, Series G-2 and Series C Leased Aircraft Notes secured by any Boeing 737-832 Aircraft will be equal to the outstanding balance of the related Series G-1, Series G-2 and Series C Owned Aircraft Notes for such Aircraft at the time of conversion.

    - The loan to Aircraft value ratio with respect to each Boeing 737-832 Aircraft (computed on the basis of an assumed value of such Aircraft no greater than the value for such Aircraft set forth under "Summary--Equipment notes and the aircraft" under the column "Appraised base value" (the "Assumed Aircraft Value") and the Depreciation Assumption) at the time of the issuance of the Leased Aircraft Notes and on any Regular Distribution Date thereafter, calculated as set forth in "Description of the equipment notes -- Loan to value ratios of equipment notes," will not exceed the amounts set forth in the following table:

--------------------------------------------------------------------------------------------------
                                                         LOAN TO AIRCRAFT VALUE RATIO
                                             -----------------------------------------------------
                             REGISTRATION         SERIES G-1         SERIES G-2           SERIES C
AIRCRAFT TYPE                      NUMBER    EQUIPMENT NOTES    EQUIPMENT NOTES    EQUIPMENT NOTES
--------------------------------------------------------------------------------------------------
737-832..................       N372DA            65.0%              59.8%              72.4%
737-832..................       N373DA            65.0               59.8               72.4
737-832..................       N374DA            65.0               59.8               72.4
737-832..................       N375DA            65.0               59.8               72.4
737-832..................       N396DA            61.9               56.9               68.9
737-832..................       N397DA            61.9               56.9               68.9
737-832..................       N398DA            61.9               56.9               68.9
737-832..................       N399DA            62.0               57.0               69.0
737-832..................       N3730B            62.0               57.0               69.0
737-832..................       N3764D            56.0               55.1               66.7
737-832..................        N3765            56.0               55.1               66.7
737-832..................        N3766            56.0               55.1               66.7
737-832..................        N3767            56.0               55.1               66.7
737-832..................        N3768            53.6               52.7               63.7
737-832..................       N3769L            53.6               52.7               63.7
737-832..................       N37700            53.5               52.6               63.7
737-832..................       N3771K            53.4               52.5               63.6
--------------------------------------------------------------------------------------------------

    - As of May 1, 2003, the average life of each Class of Certificates (computed without regard to the acceleration of any Equipment Notes) shall be not less than the minimum nor more than the maximum years from the Issuance Date set forth in the following table:

-------------------------------------------------------------------------------------------------------
                                                              CLASS G-1       CLASS G-2         CLASS C
                                                           CERTIFICATES    CERTIFICATES    CERTIFICATES
-------------------------------------------------------------------------------------------------------
Minimum................................................     10.2 years      10.2 years       5.3 years
Maximum................................................     10.5 years      10.2 years       5.5 years
-------------------------------------------------------------------------------------------------------

    - As of May 1, 2003, the average life of the Series G-1, Series G-2 and Series C Equipment Notes (computed without regard to the acceleration of any Equipment Notes) shall be not less than the minimum nor more than the maximum years from the Issuance Date set forth in the following table; provided, however, that if any Leased Aircraft Notes are issued after April 30, 2003, the average life of such series of Leased Aircraft Notes must correspond to the average life of the same series of Owned Aircraft Notes being assumed.

------------------------------------------------------------------------------------------------
                                                SERIES G-1         SERIES G-2           SERIES C
                                           EQUIPMENT NOTES    EQUIPMENT NOTES    EQUIPMENT NOTES
------------------------------------------------------------------------------------------------
Minimum................................       8.5 years         10.2 years          4.0 years
Maximum................................      13.5 years         10.2 years          7.0 years
------------------------------------------------------------------------------------------------

    - The final maturity date of the Series G-1 Equipment Notes and the Series C Equipment Notes will not extend beyond January 2, 2023 and January 2, 2012, respectively.

    - The final maturity date of the Series G-2 Equipment Notes shall be July 2, 2012 and there shall be no scheduled amortization of such Equipment Notes.

    - The interest rate applicable to each Series of Leased Aircraft Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

    - The payment dates for the Leased Aircraft Notes and basic rent under the Leases must be January 2 and July 2, provided that, at Delta's election, basic rent may also be paid at the commencement of a Lease.

    - Basic rent (and supplemental rent), Stipulated Loss Values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Leased Aircraft Notes.

    - The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Leased Aircraft must be sufficient to pay the applicable Stipulated Loss Value.

    - (a) The past due rate in the Leased Aircraft Indentures and the Leases,
    (b) the Make-Whole Amount payable under the Leased Aircraft Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Leased Aircraft Indentures and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Trustees and registered holders of the Equipment Notes with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Trustees and the registered holders of the Equipment Notes than as set forth in the form of Leased Aircraft Participation Agreement, Lease and Leased Aircraft Indenture (collectively, the "Leased Aircraft Operative Agreements").

The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the forms of Leased Aircraft Operative Agreements annexed to the Owned Aircraft Participation Agreement, as follows:

    - In the case of the Leased Aircraft Indentures, the following modifications are prohibited:

     (i) modifications to the granting clause of the Leased Aircraft Indentures so as to deprive the Note Holders of a first priority security interest in the Leased Aircraft and the Lease or to eliminate the obligations intended to be secured thereby;

     (ii) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances);

     (iii) modifications to certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the Owner Trustee and the Owner Participant in such circumstances;

     (iv) modifications to certain provisions relating to any replacement of an airframe or engines; and

     (v) modifications to the provision that New York law will govern the Leased Aircraft Indentures.

    - In the case of the Leases, the following modifications are prohibited:

     (i) modifications to certain provisions regarding the unconditional obligation of Delta to pay basic rent, Stipulated Loss Value and termination value to the Loan Trustee;

     (ii) modification of the obligations of Delta to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

     (iii) modification of the obligations of Delta to furnish certain opinions with respect to a replacement airframe; and

     (iv) modification of the obligations of Delta to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Lease.

    - In the case of the Leased Aircraft Participation Agreements, the following modifications are prohibited:

     (i) modifications to certain conditions relating to delivering the Aircraft with a certificate of airworthiness, delivering an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to an Aircraft and the filing of certain documents with the Federal Aviation Administration;

     (ii) modifications to the provisions restricting the Note Holder's ability to transfer the Equipment Notes;

     (iii) modifications to certain provisions requiring the delivery of legal opinions; and

     (iv) modifications to the provision that New York law will govern the Leased Aircraft Participation Agreements.

    - In the case of all of the Leased Aircraft Operative Agreements, modifications in the definition of "Make-Whole Amount" which are adverse in any material respect to the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustees are prohibited.

Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provisions which may be defective or to cure any ambiguity or correct any mistake; provided that any such modification does not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Loan Trustees or the Certificateholders.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

Delta will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other person unless:

    - the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

    - the successor or transferee entity is, if and to the extent required under
    Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee continues to be entitled to any benefits of
    Section 1110 with respect to an Aircraft, a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

    - the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Indentures, the Participation Agreements and the Leases (if any); and

    - Delta has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default or, if applicable, a Lease Event of Default, shall have occurred and be continuing. (Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

Each Pass Through Trust Agreement contains provisions permitting Delta and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement or any Liquidity Facility or, with respect to the Pass Through Trust Agreement for the Class G-1 and Class G-2 Trusts, the Policies and the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust (but, in the case of certain of the following relating to the Class G-1 or Class G-2 Trusts, subject to the prior written consent of the Policy Provider) to, among other things:

    - evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of Delta's obligations under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or the Policy Provider Agreement;

    - add to the covenants of Delta for the benefit of holders of such Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider Agreement;

    - to cure any ambiguity or correct any mistake or inconsistency in such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider;

    - make or modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider Agreement as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

    - comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or of any regulatory body;

    - modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider Agreement to the extent necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and add to such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

    - provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider Agreement as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for multiple Liquidity Facilities for such Trust;

    - provide certain information to the Trustee as required in such Pass Through Trust Agreement;

    - add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

    - provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

    - correct or supplement the description of any property of any Trust; and

    - modify, eliminate or add to the provisions of such Pass Through Trust Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

provided, however, that no such supplement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

Each Pass Through Trust Agreement also contains provisions permitting Delta and the Trustee, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to the Pass Through Trust Agreement for the Class G-1 and Class G-2 Trusts, the Policy Provider, to enter into supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, with respect to the Pass Through Trust Agreement for the Class G-1 and Class G-2 Trusts, the Policies or the Policy Provider Agreement to the extent applicable to such Certificateholders or modifying the rights of the Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, either Policy or the Policy Provider Agreement, except that no such supplemental agreement may, without the consent of the Policy Provider (with respect to the Pass Through Trust Agreement for the Class G-1 and Class G-2 Trusts) and the holder of each outstanding Certificate adversely affected thereby:

    - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

    - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facility;

    - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

    - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement;

    - cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes; or

    - to terminate or modify either Policy, other than amendments already contemplated or required by Section 3.06 of the Policy Provider Agreement and/or Section 3.07(c) of the Intercreditor Agreement.

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination

Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice and the Policy Provider. The Policy Provider will be entitled to direct the Class G-1 and Class G-2 Trustee with respect to the matters referred to above as long as the Final Distribution on the related Certificates has not been made or any Policy Provider Obligation remains outstanding and no Policy Provider Default has occurred and is continuing. The Trustee will request from the Certificateholders or the Policy Provider, as the case may be, a direction as to:

    - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Note Holder or the Controlling Party has the option to take or direct;

    - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Note Holder or as Controlling Party; and

    - how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. (Section 10.01; Intercreditor Agreement, Section 8.01(b))

If Certificateholders are entitled to direct the Trustee and such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

    - other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

    - as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Section 10.01)

For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Lease (if any), Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. Section 10.01)

TERMINATION OF THE TRUSTS

The obligations of Delta and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

The Trustee for each Trust initially will be State Street Bank and Trust Company of Connecticut, National Association. The Trustee's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not the Trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

Upon issuance, each Class of Certificates (other than the Class D Certificates) will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede, the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants"). See "Description of the certificates--Book-entry registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates (other than the Class D Certificates).

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references in this prospectus supplement to actions by Certificateholders (other than Class D Certificateholders) are to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to Certificateholders (other than Class D Certificateholders) will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

Neither Delta nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual or customary procedures governing their obligations.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. There is no liquidity facility for the Class D Certificates. Therefore, the statements under this caption apply only to the Class G-1, Class G-2 and Class C Trusts and any reference to a Liquidity Facility should be read to exclude the Class D Trust. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

The liquidity provider for each Trust (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to such Trust (other than the Class D Trust). Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Pool Balance of the related Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this prospectus supplement for such Certificates (the "Stated Interest Rates"). The Pool Balance for purposes of the definition of Required Amount with respect to the Class G-1 and Class G-2 Liquidity Facilities shall, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which (a) the outstanding principal balance of the Series G-1 or Series G-2 Equipment Note in respect of which such Policy Provider Election has been made exceeds (b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal of such Series G-1 or Series G-2 Equipment Note. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the Class G-1 or Class G-2 Trust, funds from the related Policy). The initial Liquidity Provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for the Trusts may differ.

DRAWINGS

The initial amount available under the Liquidity Facility for each Trust will be as follows:

------------------------------------------------------------------------
                                                               AVAILABLE
TRUST                                                             AMOUNT
------------------------------------------------------------------------
Class G-1...................................................   $
Class G-2...................................................
Class C.....................................................

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount (including any required payments by the Policy Provider following a Policy Provider Election), if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest.

The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class or any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate for such Class or for more than three semiannual installments of interest or to pay principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.06)

Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of such Liquidity Facility; provided, however, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)). Following each reduction of the Pool Balance for the applicable Trust, the Required Amount of the Liquidity Facility for any Trust will be reduced automatically to an amount sufficient to pay interest on the relevant Pool Balance thereof on the next three successive semiannual Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04)

"Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief for such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Owned Aircraft Indenture (in the case of an Owned Aircraft) or Lease (in the case of a Leased Aircraft). (Intercreditor Agreement, Section 1.01)

REPLACEMENT OF LIQUIDITY FACILITIES

If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust issued by Moody's or the short-term corporate credit rating of the Liquidity Provider issued by Standard & Poor's (or if such Liquidity Provider does not have a short-term unsecured debt rating or short-term corporate credit rating, as applicable, issued by Moody's or Standard & Poor's, the long-term unsecured debt rating or long-term corporate credit rating of such Liquidity Provider issued by such Rating Agency) is lower than the Threshold Rating applicable to such Trust, then, unless the Rating Agencies confirm in writing that such lower rating will not result in the downgrading, withdrawal or suspension of the ratings of the relevant Class of Certificates (without regard to the related Policy in the case of the Class G-1 and Class G-2 Certificates) the Liquidity Facility for such Class may be replaced by a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 10 days after the downgrading (or within 45 days of such downgrading solely in the event of a downgrading of such Liquidity Provider's short-term corporate credit rating by Standard & Poor's from A-1+ to A-1), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement,
Section 3.06(c))

A "Replacement Facility" for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider and without regard to the related Policy in the case of the Class G-1 and Class G-2 Certificates), and in the case of the Class G-1 or Class G-2 Liquidity Facilities only, to be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the two Regular Distribution Dates following such day, and issued by a person (or persons) having debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

"Threshold Rating" means (i) with respect to the Class G-1 Liquidity Provider and the Class G-2 Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term corporate credit rating of A-1+ in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term corporate credit rating of A-1 in the case of Standard & Poor's, and (ii) in the case of any person who does not have a short-term unsecured debt rating or short-term corporate credit rating, as applicable, from any such rating agencies, then in lieu of such short-term rating, with respect to the Class G-1 Liquidity Provider and the Class G-2 Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term corporate credit rating of AA-in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term corporate credit rating of A in the case of Standard & Poor's.

    - 364 days after the initial issuance date of the Certificates (counting from, and including, such issuance date);

    - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that Final Distributions on all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

    - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

    - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity events of default"); and

    - the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent.

The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.06(d))

Subject to certain limitations, Delta may (with or without cause), at its option, arrange for a Replacement Facility at any time after 5 years (or earlier upon the occurrence of certain events) to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider determines not to extend any Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility, which must be reasonably acceptable to Delta, to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. If a Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent will request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement,
Section 3.06(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

INTEREST DRAWINGS AND FINAL DRAWINGS

Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of a Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an interest period for such Drawing.

"Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus one quarter of one percent (0.25%).

"LIBOR" means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Page 3750 of the Telerate Systems Incorporated screen service (or any successor thereto), or if such service is not available, Page LIBO of the Reuters Money Service Monitor System (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in a Cash Collateral Account will be treated as follows:

    - such amount will be released on any Distribution Date to the Liquidity Provider to pay any obligations to the Liquidity Provider to the extent such amount exceeds the Required Amount;

    - any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

    - the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus the payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity events of default," at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest drawings and final drawings," the Base Rate) plus 2.00% per annum.

LIQUIDITY EVENTS OF DEFAULT

Events of default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

    - the acceleration of all the Equipment Notes; or

    - certain bankruptcy or similar events involving Delta. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

    - the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

    - the Subordination Agent will request promptly, and the Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

    - any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under such Liquidity Facility; and

    - all amounts owing to the Liquidity Provider will become immediately due and payable.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the intercreditor agreement--Priority of distributions." (Liquidity Facilities, Section 6.01)

Upon the circumstances described under "Description of the intercreditor agreement--Intercreditor rights," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

LIQUIDITY PROVIDER

The initial Liquidity Provider for each Trust will be Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch. Westdeutsche Landesbank Girozentrale has short-term debt ratings of P-1 from Moody's and a short-term corporate credit rating of A-1+ from Standard & Poor's.

         DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT

The following summary describes certain terms of the Policies and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Policies which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC. The provisions of the Policies are substantially identical except as otherwise indicated.

THE POLICIES

The Policy Provider will issue two financial guarantee insurance policies (each, a "Policy") in favor of the Subordination Agent for the benefit of the holders of the Class G-1 Certificates and the holders of the Class G-2 Certificates, respectively. The Policies do not cover any amounts payable on the Class C or Class D Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policies under the following five circumstances:

INTEREST DRAWINGS

If on any Regular Distribution Date (other than the Final Legal Distribution
Date), after giving effect to

    - the application of funds in accordance with the priorities set forth under "Description of the intercreditor agreement--Priority of distributions,"

    - any drawings under the Liquidity Facility for the Class G-1 or Class G-2 Certificates in respect of interest due on the respective Class of Certificates, and

    - any withdrawal of funds from the Cash Collateral Account for the Class G-1 or Class G-2 Certificates in respect of such interest,

the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the Class G-1 or Class G-2 Certificates at the Stated Interest Rate for such Class of Certificates, the Subordination Agent is to request a policy drawing under the Policy for such Class in an amount sufficient to enable the Subordination Agent to pay such interest.

PROCEEDS DEFICIENCY DRAWING

If the Subordination Agent receives a Special Payment consisting of proceeds of the Disposition of any Defaulted Series G Equipment Note or the Indenture Estate or Collateral under (and as defined in) the related Indenture, on any Policy Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, the Policy Provider will pay, after giving effect to the application of any Disposition proceeds and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment
Note) Prior Funds, the amount, if any, required to reduce the Pool Balance of such Class by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest from the immediately preceding Regular Distribution Date on the amount of such reduction.

NO PROCEEDS DRAWING

On the first Policy Business Day (which shall be a Special Distribution Date) that is 18 months after the last date on which full payment was made on a Series G-1 or Series G-2 Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a proceeds deficiency drawing as described in the preceding paragraph with respect to such Equipment Note, then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy for such Trust in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, Delta, the Liquidity Provider and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy for such Trust in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

Notwithstanding the foregoing, at the end of any such 18-month period the Policy Provider may, so long as no Policy Provider Default has occurred and is continuing, elect by giving notice to the Subordination Agent at least five days prior to the end of such 18-month period (the "Policy Provider Election") instead to pay

    - on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during such 18-month period (after giving effect to the application of funds received from the Liquidity Facility for the applicable Class and the Cash Collateral Account for such Class attributable to such interest) and

    - thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Series G Equipment Note on the related payment date (without regard to any acceleration thereof or any funds available under any Liquidity Facility or any Cash Collateral Account) until the establishment of an Election Distribution Date or a Special Distribution Date.

Following a Policy Provider Election, on any Policy Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for such Trust for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawing previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates or Class G-2 Certificates, as applicable, from the immediately preceding Regular Distribution Date to such Special Distribution Date.

Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default, the Subordination Agent will be required on a Policy Business Day specified by the Subordination Agent upon 20 days' notice to the Policy Provider (such specified Policy Business Day, an "Election Distribution Date," which shall be a Special Distribution Date) to make a Policy Drawing for such Trust for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates or Class G-2 Certificates, as applicable, from the immediately preceding Regular Distribution Date to such Election Distribution Date.

Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 18-month period, endorse the Policy for such Trust (if not already endorsed to so provide) to provide for the payment to the Liquidity Provider of interest accruing on the outstanding drawings of the related Liquidity Facilities from and after the end of such 18-month period as and when such interest becomes due in accordance with such Liquidity Facilities. Any future amendment or modification of the Policy which would adversely affect the rights of the Liquidity Provider shall require the consent of the Liquidity Provider.

FINAL POLICY DRAWING

If on the Final Legal Distribution Date of the Class G-1 or Class G-2 Certificates after giving effect to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on such Certificates, the Subordination Agent shall request a Policy Drawing for such Class in an amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on such Certificates.

AVOIDANCE DRAWING

If at any time the Subordination Agent has actual knowledge of the issuance of any Order prior to the expiration of either Policy, the Subordination Agent is to give prompt notice to each Trustee, Delta, each Liquidity Provider and the Policy Provider of such Order and establishing as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of such Policy and the Business Day that immediately follows the 25th day after that notice. With respect to that Special Distribution Date, the Subordination Agent is to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such Order.

GENERAL

All requests by the Subordination Agent for a policy drawing under any Policy are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three Business Days prior to) the applicable Distribution Date and in the form required by such Policy and delivered to the Policy Provider in accordance with such Policy. All proceeds of any policy drawing are to be deposited by the Subordination Agent in the related policy account established by the Subordination Agent under the Intercreditor Agreement (a "Policy Account") and from there paid to the Trustee for such Trust for distribution to the holders of the Certificates issued by such Trust without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the policy drawing will be paid directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy to the extent such amounts have not been paid by the Certificateholders. If any request for a policy drawing is rejected because it does not satisfy the requirements of any Policy, the Subordination Agent will resubmit the request so as to satisfy those requirements.

Each Policy provides that if such a request for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under such Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if a request received by 1:00 p.m. on such date) or on the next Policy Business Day (if the request is received after that time).

Subject to the reimbursement rights of the Liquidity Providers, the Policy Provider will be subrogated to all of the rights of the holders of the Class G-1 and Class G-2 Certificates to payment on the Class G-1 and Class G-2 Certificates to the extent of the payments made under the Policy for such Class. Once any payment made under a Policy is received by the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments, regardless of whether or not the funds are properly distributed by the Subordination Agent, the Paying Agent or the Trustee for such Trust. The Policy Provider shall not be required to make any payment except at the times and in the amounts expressly set forth in the Policies.

The Policies for the Class G-1 and Class G-2 Trusts do not cover (i) shortfalls, if any, attributable to the liability of the Class G-1 Trust, the Class G-1 Trustee, the Class G-2 Trust, the Class G-2 Trustee or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G-1 or Class G-2 Certificate, nor (iii) any failure of the Subordination Agent or the Trustee of such Trust to make any payment due to the holders of the Class G-1 or Class G-2 Certificates, as applicable, from funds received.

The Policy Provider's obligation under the Policy for such Trust will be discharged to the extent that funds are received by the Subordination Agent for distribution to the Trustee for such Trust and the holders of the related Certificates, whether or not the funds are properly distributed by the Subordination Agent or the Trustee for such Trust.

Each Policy is noncancellable. The Policy for each Trust expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which the Certificates issued by such Trust have been paid in full, unless an Insolvency Proceeding exists, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of a Preference Amount. No portion of the premium under any Policy is refundable for any reason including payment, or provision being made for payment.

Each Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.

DEFINITIONS

"Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Delta, any Liquidity Provider or any Owner Trustee and the commencement of any proceedings by Delta, any Liquidity Provider or any Owner Trustee for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Delta, any Liquidity Provider or any Owner Trustee.

"Order" means the order referred to in the definition of the term "Preference Amount."

"Policy Business Day," for the purposes of this "Description of the Policies and the Policy Provider Agreement," means any day that is not a Saturday, a Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the Corporate Trust Office of the Subordination Agent or the Policy Provider (or its fiscal agent) are located are authorized or obligated by law or executive order to close.

"Preference Amount" means, with respect to a Policy relating to the Class G-1 or Class G-2 Trust, any amount paid or required to be paid in respect of the Certificates issued by such Trust to a related Certificateholder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding and, as a result, the Trustee for such Trust, the Subordination Agent or the holders of a Certificate issued by such Trust (as the case may be) is required to return all or any portion of such voided payment (including any disgorgement from the holders of the Certificates issued by such Trust resulting from an Insolvency Proceeding whether such disgorgement is determined by a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court of competent jurisdiction.

THE POLICY PROVIDER AGREEMENT

The Subordination Agent, Delta, the Class G-1 Trustee, the Class G-2 Trustee and the Policy Provider will enter into an insurance and indemnity agreement (the "Policy Provider Agreement") to be dated as of the date of the issuance of the Certificates. Under the Policy Provider Agreement, the Subordination Agent will agree to reimburse the Policy Provider for amounts paid pursuant to Policy Drawings under the Policies. These rights to reimbursement from the Subordination Agent are subject, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to the priorities set forth in the Intercreditor Agreement. Pursuant to a policy fee letter (the "Policy Fee Letter"), Delta and the Subordination Agent (but without duplication) will agree to pay the Policy Provider a premium for the Policies based on the Pool Balance of the Class G-1 and Class G-2 Certificates and a fee in connection with certain prepayments of the Certificates and to reimburse the Policy Provider for certain expenses.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider, the Policy Provider and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC.

INTERCREDITOR RIGHTS

GENERAL

The Equipment Notes relating to each Trust will be issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

CONTROLLING PARTY

With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default (which, with respect to any Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing thereunder, except that the Policy Provider may vote the Series G-1 and Series G-2 Equipment Notes issued and outstanding under such Indenture so long as the Final Distribution on the Class G-1 or Class G-2 Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default is continuing. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees of the Trusts in the Trust Property of which are Equipment Notes constituting, in the aggregate, the required principal amount of Equipment Notes. (Intercreditor Agreement, Sections 2.06 and 8.01(b))

At any time after an Indenture Event of Default has occurred and is continuing under an Indenture (which, with respect to any Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.06) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, the Policy Provider and the Class G-1 or Class G-2 Certificateholders, as applicable, reduce the amount of rent, supplemental rent, Stipulated Loss Value or termination values payable by Delta under any Lease or reduce the amount of principal or interest payable by Delta under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 8.01(b)) See "Description of the certificates--Indenture events of default and certain rights upon an indenture event of default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The "Controlling Party" will be:

    - the Policy Provider or, if a Policy Provider Default has occurred and is continuing:

     (1) prior to the payment of Final Distributions to the holders of the Class G-1 and Class G-2 Certificates, the Class G-1 Trustee or the Class G-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Event of Default occurs;

     (2) upon payment of Final Distributions to the holders of such larger Class of Certificates, the other of the Class G-1 Trustee or the Class G-2 Trustee;

    - upon payment of Final Distributions to the holders of Class G-1 and Class G-2 Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class C Trustee;

    - upon payment of Final Distributions to the holders of the Class G-1, Class G-2 and Class C Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class D Trustee; and

    - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the greatest amount of Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture, provided that if the Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities (as so determined), the Policy Provider shall be the Controlling Party so long as no Policy Provider Default has occurred and is continuing (and if a Policy Provider Default has occurred and is continuing, the Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, or if it does not so elect or if no such Liquidity Obligations remain outstanding, the Class G-1 Trustee or the Class G-2 Trustee, as applicable, shall become the Controlling Party). (Intercreditor Agreement, Section 2.06)

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record Note Holder, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "--Sale of equipment notes or aircraft" and "Description of the equipment notes--Remedies."

"Policy Provider Default" means the occurrence of any of the following events
(a) the Policy Provider fails to make a payment required under either Policy in accordance with its terms and such failure remains unremedied for 2 Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

"Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

SALE OF EQUIPMENT NOTES OR AIRCRAFT

Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of
(x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of Delta, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold without the consent of each Trustee, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Delta under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Delta under such Lease before giving effect to such adjustment.

"Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or
(iii) certain bankruptcy or insolvency events involving Delta.

BEFORE A TRIGGERING EVENT

So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

    - to each Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses, pro rata;

    - to each Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Providers in respect of interest on drawings under the Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to the extent required to reimburse the Policy Provider for the amount of such payment made to the Liquidity Providers attributable to interest accrued on such drawings, pro rata;

    - to each Liquidity Provider to the extent required to pay or reimburse the Liquidity Providers for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities) and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

    - if a Cash Collateral Account has been established with respect to a Liquidity Facility, to each Liquidity Provider to the extent that the amount of unreimbursed drawings under the Liquidity Facility exceeds the Required Amount;

    - to the Class G-1 Trustee and the Class G-2 Trustee to the extent required to pay Expected Distributions on the Class G-1 Certificates and the Class G-2 Certificates, except that if available funds are insufficient to pay Expected Distributions to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and the Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

    - to the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the clauses above and any Excess Reimbursement Obligations);

    - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

    - to the Policy Provider to the extent required to pay Excess Reimbursement Obligations and any amounts due under the Policy Fee Letter;

    - to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates; and

    - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

"Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

"Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than any amounts due under the Policy Fee Letter, the amount of any Excess Reimbursement Obligations, any Policy Drawing and any interest accrued thereon, reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider, any indemnity payments owed to the Policy Provider and any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Intercreditor Agreement, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

"Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

"Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement but shall not include (i) any amounts due under the Policy Fee Letter and (ii) any interest on Policy Drawings except, if a Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing with respect to the Class G-1 or Class G-2 Certificates, as applicable, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by such Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings. For the avoidance of doubt and subject to the effect of the payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Providers.

"Policy Drawing" means, with respect to any Policy, any payment of a claim under such Policy.

"Excess Reimbursement Obligations" means (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Equipment Note in respect of which the Policy Provider Election has been made in excess of 18 months of interest at the interest rate applicable to such Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Providers from and after the end of the 18-month period referred to under the caption "Description of the policies and the policy provider agreement -- The policies -- No proceeds drawing."

"Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

    (a) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

    (b) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

For purposes of determining the priority of distributions on account of the redemption of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)."

AFTER A TRIGGERING EVENT

Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

    - to the Subordination Agent and any Trustee, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder, the Policy Provider or the Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts;

    - to each Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

    - to each Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Providers in respect of interest on drawings under the Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Providers, attributable to interest accrued on such drawings, pro rata;

    - (i) to each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities) and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities, and/or (ii) if applicable with respect to any particular Liquidity Facility (unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility), to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

    - if a Cash Collateral Account has been established with respect to a Liquidity Facility Provider to the extent that the amount of unreimbursed drawings under the Liquidity Facility exceed the Required Amount (less the amount of any repayments of interest drawings under such Liquidity Facility while sub-clause (x) of the preceding clause is applicable);

    - to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

    - to the Class G-1 Trustee and the Class G-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class G-1 Certificates and the Class G-2 Certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and the Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

    - to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter;

    - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates;

    - to pay any Excess Reimbursement Obligations to the Policy Provider;

    - to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates;

    - to the Class G-1 Trustee and the Class G-2 Trustee to the extent required to pay Final Distributions on the Class G-1 Certificates and the Class G-2 Certificates in full, except that if available funds are insufficient so to pay each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and the Class G-2 Trustee in the same proportion as such Trustee's proportionate share of such amount;

    - to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates in full; and

    - to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates in full.

"Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

    (a) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

    (b) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (b) shall not apply.

For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

"Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to the product of
(i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes multiplied by (ii)(a) in the case of Class G-1 or Class G-2 Certificates, a fraction the numerator of which equals the Pool Balance for the Class G-1 or Class G-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class G-1 and Class G-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such Class of Certificates, and (b) in the case of the Class C and the Class D Certificates, 1.0.

"LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, in the case of an Owned Aircraft, or the relevant Lease, in the case of any Leased Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof or with respect to any such Owned Aircraft that has been released from the related Indenture pursuant to the defeasance provisions thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

"LTV Ratio" means for the Class G-1 and Class G-2 Certificates   %, for the
Class C Certificates   % and for the Class D Certificates   %.

"Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

"LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest distributable on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust and drawings under the Policy (for the

Class G-1 Trust and the Class G-2 Trust) will be distributed to the Trustee of such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

VOTING OF EQUIPMENT NOTES

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Event of Default with respect thereto has occurred and is continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes, except that so long as the Final Distribution on the Class G-1 or the Class G-2 Certificates has not been made or any obligations owed to the Policy Provider under the Intercreditor Agreement remain outstanding and no Policy Provider Default has occurred and is continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G-1 Trustee or Class G-2 Trustee, as applicable, with respect to the Equipment Notes held in the related Trust. The Trustee in turn will request directions from Certificateholders of such Trust. The Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an event of default has occurred and is continuing under the Pass Through Trust Agreement of such Trust. If any Indenture Event of Default has occurred and is continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party; provided that no amendment, waiver, modification or consent shall, without the consent of the Policy Provider, the Liquidity Provider and the Class G-1 and the Class G-2 Certificateholders, (i) reduce the amount of principal or interest payable by Delta under any Owned Aircraft Note or reduce the amount of rent, supplemental rent or stipulated Loss Value payable by Delta under any Lease, (ii) create any lien with respect to the Collateral or Indenture Estate (as defined in such Indenture) prior to or pari passu with the lien of such Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral or Indenture Estate or (iii) reduce the percentage in principal amount of the outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Intercreditor Agreement, Section 8.01(b))

THE SUBORDINATION AGENT

State Street Bank and Trust Company of Connecticut, National Association, initially will be the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103,
Attention: Corporate Trust Division.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta or the Controlling Party may at any time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

The Aircraft consist of seventeen Boeing 737-832 aircraft, one Boeing 757-232 aircraft, eight Boeing 767-332ER aircraft and six Boeing 767-432ER aircraft (collectively, the "Aircraft"), all of which have been delivered new to Delta by the manufacturer. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

The Boeing 737-832 is a single aisle commercial jet aircraft. Seating capacity is 154 seats in Delta's standard configuration and 150 or 156 seats in Delta's Shuttle configuration. The 737-832 is deployed on Delta's North American routes, as well as to points in the Caribbean, Central America and the northern rim of South America. The 737-832 is powered by two CFM56-7B26 jet engines manufactured by CFM International, Inc.

The Boeing 757-232 is a single aisle commercial jet aircraft. Seating capacity is 186 seats in Delta's configuration. The 757-232 is deployed on Delta's North American routes, as well as to points in Central and South America and the Caribbean. The 757-232 is powered by two PW2037 jet engines manufactured by United Technologies Corporation.

The Boeing 767-332ER is a twin aisle commercial jet aircraft. Seating capacities are 190 and 195 seats for Delta's transatlantic configuration. The 767-332ER is deployed primarily on Delta's transatlantic and South American routes. The 767-332ER Aircraft included in this transaction are powered by two PW4060 jet engines manufactured by United Technologies Corporation.

The Boeing 767-432ER is a twin aisle commercial jet aircraft. Seating capacity in Delta's configuration is 287 seats. The 767-432ER is deployed on Delta's North American routes. The 767-432ER is powered by two CF6-80C2B8F jet engines manufactured by General Electric Company.

THE APPRAISALS

The table below sets forth the appraised base values of the Aircraft as determined by Aircraft Information Systems, Inc. ("AISI"), AvSolutions, Inc. ("AvSolutions") and BK Associates, Inc. ("BK," and together with AISI and AvSolutions, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

------------------------------------------------------------------------------------------------------------
                                                             APPRAISERS' VALUATIONS
                                               DATE  ---------------------------------------       APPRAISED
REGISTRATION NUMBER        AIRCRAFT TYPE  DELIVERED         AISI   AVSOLUTIONS            BK   BASE VALUE(1)
------------------------------------------------------------------------------------------------------------
N372DA................    Boeing 737-832   10/26/98  $36,860,000   $40,080,000   $38,350,000    $38,350,000
N373DA................    Boeing 737-832   10/27/98   36,860,000   40,080,000     38,350,000     38,350,000
N374DA................    Boeing 737-832    11/4/98   36,860,000   40,240,000     38,400,000     38,400,000
N375DA................    Boeing 737-832   11/30/98   36,860,000   40,240,000     38,400,000     38,400,000
N396DA................    Boeing 737-832    8/18/00   41,000,000   43,770,000     40,200,000     41,000,000
N397DA................    Boeing 737-832    8/24/00   41,000,000   43,770,000     40,200,000     41,000,000
N398DA................    Boeing 737-832    8/24/00   41,000,000   43,770,000     40,200,000     41,000,000
N399DA................    Boeing 737-832    9/19/00   41,000,000   43,950,000     40,300,000     41,000,000
N3730B................    Boeing 737-832    9/22/00   41,000,000   43,950,000     40,300,000     41,100,000
N3764D................    Boeing 737-832   12/22/01   42,930,000   46,410,000     41,300,000     42,930,000
N3765.................    Boeing 737-832   12/21/01   42,930,000   46,410,000     41,300,000     42,930,000
N3766.................    Boeing 737-832   12/22/01   42,930,000   46,410,000     41,300,000     42,930,000
N3767.................    Boeing 737-832   12/18/01   42,930,000   46,410,000     41,300,000     42,930,000
N3768.................    Boeing 737-832    1/24/02   46,840,000   46,550,000     41,300,000     44,896,667
N3769L................    Boeing 737-832    1/31/02   46,840,000   46,550,000     41,300,000     44,896,667
N37700................    Boeing 737-832    2/25/02   46,980,000   46,700,000     41,400,000     45,026,667
N3771K................    Boeing 737-832     4/4/02   47,120,000   46,840,000     41,400,000     45,120,000
N67171................    Boeing 757-232    4/12/01   57,270,000   56,390,000     54,750,000     56,136,667
N185DN................  Boeing 767-332ER     5/3/95   66,040,000   62,280,000     63,600,000     63,600,000
N186DN................  Boeing 767-332ER     7/7/95   66,040,000   62,800,000     63,850,000     63,850,000
N187DN................  Boeing 767-332ER    6/19/96   69,290,000   65,730,000     66,900,000     66,900,000
N188DN................  Boeing 767-332ER   10/17/96   69,290,000   66,830,000     68,000,000     68,000,000
N189DN................  Boeing 767-332ER    2/13/97   72,540,000   67,950,000     69,100,000     69,100,000
N190DN................  Boeing 767-332ER    3/25/97   72,540,000   68,230,000     69,350,000     69,350,000
N191DN................  Boeing 767-332ER     4/9/97   72,540,000   68,520,000     69,650,000     69,650,000
N192DN................  Boeing 767-332ER    6/26/97   72,540,000   69,090,000     70,200,000     70,200,000
N828MH................  Boeing 767-432ER    8/11/00   89,500,000   90,680,000     88,100,000     89,426,667
N829MH................  Boeing 767-432ER    8/22/00   89,500,000   90,680,000     88,100,000     89,426,667
N830MH................  Boeing 767-432ER    9/13/00   89,500,000   91,050,000     88,250,000     89,500,000
N831MH................  Boeing 767-432ER    9/20/00   89,500,000   91,050,000     88,250,000     89,500,000
N832MH................  Boeing 767-432ER    9/26/00   89,500,000   91,050,000     88,250,000     89,500,000
N833MH................  Boeing 767-432ER   10/13/00   89,500,000   91,430,000     88,450,000     89,500,000
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

(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as determined by the Appraisers.

According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, you should read such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer or any other seller. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. See "Risk factors--Appraisals and realizable value of aircraft." Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or on the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, and the Participation Agreements and, if applicable, the trust agreements under which the Owner Trustees act on behalf of Owner Participants (the "Trust Agreements") set forth in the Prospectus. The summaries do not purport to be complete and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements and the Trust Agreements, forms of each of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

GENERAL

Pursuant to the terms of a Participation Agreement among Delta, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Owned Aircraft (each, an "Owned Aircraft Participation Agreement"), the Trusts will purchase from Delta the Equipment Notes to be issued under the related Owned Aircraft Indenture. Equipment Notes will be issued in four series with respect to each Aircraft (other than the Boeing 737-832 Aircraft, for which there will be three series of Equipment Notes issued): the "Series G-1 Equipment Notes," the "Series G-2 Equipment

Notes," the "Series C Equipment Notes" and, for each Aircraft other than the Boeing 737-832 Aircraft, the "Series D Equipment Notes" (collectively, the "Equipment Notes"). The Equipment Notes with respect to each Owned Aircraft ("Owned Aircraft Notes") will be issued under a separate indenture (each, an "Owned Aircraft Indenture") between Delta and State Street Bank and Trust Company of Connecticut, National Association, as loan trustee thereunder (each, an "Owned Aircraft Loan Trustee" or "Loan Trustee"). The Equipment Notes with respect to any Leased Aircraft (the "Leased Aircraft Notes"), if any, will be issued under a separate indenture (each, a "Leased Aircraft Indenture") between Wells Fargo Bank Northwest, National Association, as owner trustee (the "Owner Trustee") of a trust for the benefit of the owner participant that will be the beneficial owner of such Aircraft (the "Owner Participant"), and State Street Bank and Trust Company of Connecticut, National Association as loan trustee (each a, "Leased Aircraft Loan Trustee" or "Loan Trustee").

If Delta decides to convert any Boeing 737-832 Aircraft to a Leased Aircraft, the related Owner Trustee will lease such Leased Aircraft to Delta pursuant to a separate Lease between such Owner Trustee and Delta. Under such Lease, Delta will be obligated to make or cause to be made rent and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rent and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, obligations of, or guaranteed by, Delta. Delta's rental obligations under each Lease and obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Delta.

SUBORDINATION

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

    - Series G-1 and Series G-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

    - Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series G-1 and Series G-2 Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series D Equipment Notes issued in respect of such Aircraft; and

    - Series D Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the other Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 of each year, commencing on January 2, 2003. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount (if any) and interest on such series of

Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes, which interest rate will be equal to the rate per annum applicable to the Certificates issued by the Trust that will hold such series of Equipment Notes plus 1.00%.

The principal payments on the Series G-1 and Series C Equipment Notes are scheduled to be made on January 2 and July 2 in certain years, commencing on January 2, 2003 and ending on January 2, 2023 and January 2, 2012, respectively. The entire principal amounts of the Series G-2 and Series D Equipment Notes are scheduled to be paid on July 2, 2012 and July 2, 2007, respectively. See "Description of the certificates--Pool factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued with respect to each Aircraft.

If any due date for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be due on the next succeeding Business Day without any additional interest.

REDEMPTION

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Delta under the related Owned Aircraft Indenture (in the case of an Owned Aircraft) or under the related Lease (in the case of a Leased Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any Make-Whole Amount, on a Special Distribution Date. (Owned Aircraft Indentures, Section 2.10; Leased Aircraft Indentures, Section 2.10(a))

If Delta exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Delta elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but excluding, the date of redemption, plus a Make-Whole Amount (if any), provided that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Delta may elect to assume all of the obligations of the relevant Owner Trustee under the related Leased Aircraft Indenture pursuant to Section 2.17 of the Leased Aircraft Indenture and Section 6.01(k) of the relevant Leased Aircraft Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Leased Aircraft Notes, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, Delta shall deliver (a) an opinion of counsel that (i) the lien of the relevant Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft, (ii) the Loan Trustee will be entitled to the benefits of Section 1110 of the Bankruptcy Code (if immediately prior to such assumption, the Owner Trustee was so entitled) and (iii) the Certificateholders will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax in the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred and (b) written confirmation from the Rating Agencies that such assumption will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates (without regard to the related Policy in the case of the Class G-1 and Class G-2 Certificates). Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the Lease and the related Leased Aircraft Indenture and the related Leased Aircraft Participation Agreement. (Leased Aircraft Indentures, Section 2.10(b) and 2.17; Leased Aircraft Participation Agreements, Section 6.01(k); Leases, Section 19(d). See

"--Certain provisions of the owned aircraft indentures and the leases--Renewal and purchase options."

All of the Equipment Notes issued with respect to an Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Delta, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus the Make-Whole Amount for the applicable series of Equipment Notes and all, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refinancing thereof under Section 13.01 of the applicable Participation Agreement or otherwise with the consent of Delta at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus the Make-Whole Amount, if any, for the applicable series of Equipment Notes. (Indentures, Section 2.11) Notice of redemption will be given to each holder of Equipment Notes not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of optional redemption may be revoked not later than three days before the proposed redemption date. (Indentures, Sections 2.11 and 2.12)

If, with respect to a Leased Aircraft, (i) one or more Lease Events of Default has occurred and is continuing or (ii) the Equipment Notes with respect to such Aircraft have been accelerated or the Loan Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to the date of purchase, but without any premium (provided that a Make-Whole Amount is payable if such Equipment Notes are to be purchased pursuant to clause (i) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.19) Delta, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

"Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment bank selected by Delta (and following the occurrence and during the continuation of an Indenture Event of Default, reasonably acceptable to the relevant Loan Trustees and, in the case of a Leased Aircraft Indenture, the related Owner Participant)), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the redemption date. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. The "date of determination" of a Make-Whole Amount will be the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

"Average Life Date" for any Equipment Note means the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

"Remaining Weighted Average Life" at the redemption date of such Equipment Note means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

SECURITY

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in the Aircraft, the related Lease and all rents thereunder (with respect to Leased Aircraft), as well as rents, profits and other income of such Aircraft, certain limited rights under the aircraft purchase agreement between Delta and Boeing, certain requisition and insurance proceeds with respect to such Aircraft (other than, in the case of a Leased Aircraft, proceeds under third party liability policies and under policies maintained by the Owner Participant), and all proceeds of the foregoing. (Indentures, Granting Clause) In the case of a Leased Aircraft, unless an Indenture Event of Default with respect to such Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by Delta for certain matters, certain insurance proceeds payable to the Owner Trustee in its individual and trust capacities and to the Owner Participant under liability insurance maintained by Delta under the Lease or by the Owner Trustee or such Owner Participant, and certain reimbursement payments made by Delta to the Owner Trustee and the Owner Participant. (Leased Aircraft Indentures, Granting Clause).

The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft. See "--Remedies."

Although the Leased Aircraft Notes will not be obligations of, or guaranteed by, Delta, the amounts unconditionally payable by Delta as rent for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on such Equipment Notes. See "Description of the equipment notes--General."

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The tables in Appendix IV set forth Loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the issuance date of the Certificates and each January 2 Regular Distribution Date. The LTVs were obtained by dividing (i) the outstanding principal amount

(assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) Assumed Aircraft Value, calculated based on the Depreciation Assumption, of the Aircraft securing such Equipment Notes.

The tables in Appendix IV are based on the assumption (the "Depreciation Assumption") that the Assumed Aircraft Value of each Aircraft depreciates by approximately 3% annually for the first 15 years from the date of delivery by the manufacturer of such Aircraft, by approximately 4% annually for the next five years, and by approximately 5% annually thereafter.

Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.

DEFEASANCE IN CONNECTION WITH OWNED AIRCRAFT

Under certain circumstances and only in connection with an Owned Aircraft, Delta may legally release itself from any payment or other obligations on all, but not less than all, of the Equipment Notes issued under one or more Owned Aircraft Indentures if Delta puts in place the following arrangements for the benefit of the holders of such Equipment Notes (a "full defeasance"):

    - Delta must deposit in trust for the benefit of the holders of such Equipment Notes a combination of money and direct obligations of the United States (and certain depository receipts representing interests in such direct obligations) ("U.S. Government Obligations") that will generate enough money to pay when due the principal of and interest on the Equipment Notes; and

    - Delta must deliver to the relevant Loan Trustee a legal opinion stating that there has been a change in the federal tax law from such law as in effect on the date of this prospectus supplement or that there has been an Internal Revenue Service ruling, in either case that lets Delta make the above deposit without causing the holders of the Certificates to be taxed on their Certificates any differently than if Delta did not make the deposit and simply repaid the Equipment Notes itself.

If Delta were to accomplish full defeasance, as described above, holders of the Equipment Notes so defeased would rely solely on the trust deposit for repayment on such Equipment Notes. Holders of such Equipment Notes could not look to Delta for repayment if a shortfall in the payment of principal of or interest on such Equipment Notes occurred. In addition, the holders of such Equipment Notes would have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of the related Indenture and such lien would terminate. (Owned Aircraft Indentures, Section 10.01)

LIMITATION OF LIABILITY

The Owned Aircraft Notes will be direct obligations of Delta.

The Leased Aircraft Notes are not obligations of, or guaranteed by, Delta, any Owner Participant or the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Delta under the Lease with respect to such Leased Aircraft).

Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Loan Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

"Indenture Events of Default" under each Indenture will include:

    - in the case of a Leased Aircraft Indenture, the occurrence of any event of default (each, a "Lease Event of Default") under the related Lease;

    - the failure by Delta, in the case of any Owned Aircraft Indenture, or an Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, to pay any interest or principal or Make-Whole Amount, if any, within 15 days after the same has become due on any Equipment Note;

    - the failure by Delta, in the case of an Owned Aircraft Indenture, to pay any amount (other than interest, principal or Make-Whole Amount, if any) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after Delta receives written notice;

    - in the case of a Leased Aircraft Indenture, the failure by any Owner Trustee, in its individual or trust capacity, or by any Owner Participant, to discharge any lien required to be discharged by such party and such lien remains undischarged for a period of 30 days after such Owner Trustee or Owner Participant receives written notice;

    - in the case of an Owned Aircraft Indenture, the failure by Delta to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

    - the failure by Delta (in the case of an Owned Aircraft Indenture) or the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft Indenture) to perform or observe any other covenant or condition to be performed or observed by it under any operative document that continues for a period of 60 days after the Owner Trustee, Owner Participant or Delta, as applicable, receives written notice; provided that, in the case of any Owned Aircraft Indenture if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

    - any representation or warranty made by Delta (in the case of an Owned Aircraft) or by the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft Indenture) or in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after the Owner Trustee, Owner

    Participant or Delta, as applicable, receives written notice (or, in the case of representations made as to the citizenship of such Owner Trustee or Owner Participant, as soon as is reasonably practicable but in any even within 60 days); provided that, in the case of an Owned Aircraft Indenture, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

    - in the case of a Leased Aircraft Indenture, the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation and such circumstances remain unremedied for more than 60 days after such Owner Participant has actual knowledge of the facts that resulted in such ineffectiveness and loss of citizenship; and

    - the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta (in the case of an Owned Aircraft Indenture) or the related Owner Trustee, Owner Participant or Indenture Estate (in the case of a Leased Aircraft Indenture). (Owned Aircraft Indentures, Section 4.01; Leased Aircraft Indentures, Section 4.02)

There will not be any cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

If Delta fails to make any semiannual basic rent payment due under any Lease, within a specified period after such failure, the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to the Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of the outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rent payment, unless such Owner Trustee has previously cured each of the three immediately preceding semiannual basic rent payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rent payment defaults. The applicable Owner Trustee also may cure any other default by Delta in the performance of its obligations under any Lease that can be cured by the payment of money. (Leased Aircraft Indentures, Section 4.03)

The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on a given date and issued with respect to any Aircraft, by written instruction to the Loan Trustee, may on behalf of all the Note Holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, Make-Whole Amount, if any, or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each Note Holder. (Owned Aircraft Indentures, Section 4.05; Leased Aircraft Indentures, Section 4.08)

REMEDIES

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived. (Owned Aircraft Indentures, Section 4.02(d); Leased Aircraft Indentures, Section 4.04(b))

Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. In the case of an Owned Aircraft, such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Owned Aircraft Indenture. (Owned Aircraft Indentures, Section 4.02) If a Lease Event of Default has occurred and is continuing under the corresponding Lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of the Section 1110 Period (plus an additional period, if any, resulting from (i) Delta or its trustee in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court, (ii) such Loan Trustee's consent to an extension of such Section 1110 Period, or (iii) such Loan Trustee's failure to give any requisite notice). See "--Certain provisions of the owned aircraft indentures and the leases--Lease events of default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Leased Aircraft Indenture, and Delta, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, the rights of Delta under the Lease with respect to such Aircraft. No exercise of any remedies by the related Loan Trustee may affect the rights of Delta under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indentures will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Event of Default under an Owned Aircraft Indenture. (Leased Aircraft Indentures, Section 4.04, Leases,
Section 15)

If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

Section 1110 of the Bankruptcy Code ("Section 1110") provides that, subject to the limitations specified therein, the right of a secured party with a security interest in "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code.
Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations under the security agreement and cures all defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform non-monetary obligations under the applicable agreement). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

It is a condition to the Trustee's obligation to (i) purchase Equipment Notes with respect to each Owned Aircraft and (ii) allow for assumption of the Equipment Notes with respect to any Leased Aircraft, that Cadwalader, Wickersham & Taft, special counsel to Delta, provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, (x) if such Aircraft is an Owned Aircraft, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture or (y) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease, and the Loan Trustee, as assignee of such Owner Trustee's rights under the Lease, pursuant to the related Leased Aircraft Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframes and engines comprising the related Aircraft. This opinion is subject to certain qualifications and assumptions.

The opinion of Cadwalader, Wickersham & Taft will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "--Certain provisions of the owned aircraft indentures and the leases--Events of loss." The opinion of Cadwalader, Wickersham & Taft also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Owned Aircraft or any possible sublessee of a Leased Aircraft.

In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Trustees for the most junior Classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES AND LEASES

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any Lease, the Participation Agreement and Trust Agreement relating thereto may not be amended or modified, except to the extent indicated below.

Certain provisions of any Indenture and of any Lease, the Participation Agreement, and Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return of the Aircraft to the Owner Trustee at the end of the term of such Lease, (ii) the voluntary early termination of such Lease by Delta, and (iii) the renewal of such Lease and the option of Delta at the end of the term of such Lease to purchase the Aircraft. (Leased Aircraft Indentures, Section 9.01) In addition, any Indenture may be amended without the consent of the Note Holders to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder; provided that such action does not adversely affect the interests of any such holder or the Liquidity Provider. (Owned Aircraft Indentures, Section 9.01; Leased Aircraft Indentures, Section 9.01(c))

Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, or Make-Whole Amount, if any, or interest payable on, any Equipment Notes issued under such Indenture,
(ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note, is due or payable; (iii) create any lien with respect to the Collateral or Indenture Estate (as defined in such Indenture) prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral or Indenture Estate or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Owned Aircraft Indentures, Section 9.02(a); Leased Aircraft Indentures, Section 9.01(b))

INDEMNIFICATION

Delta will be required to indemnify each Loan Trustee, each Owner Participant (if any), each Owner Trustee (if any), each Liquidity Provider, the Policy Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Owned Participation Agreements, Section 4.02; Leased Participation Agreements, Section 4.03) Delta will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and other certain benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. In the case of any Leased Aircraft, each Owner Trustee will indemnify the Loan Trustee to the extent not reimbursed by Delta. Prior to seeking indemnification from the Indenture Estate (as defined in the Leased Aircraft Indentures), the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement or the Lease. If necessary, the Loan Trustee will be entitled to indemnification from the Indenture Estate (as defined in the Leased Aircraft Indentures) for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement to the extent not reimbursed by Delta. The Loan Trustee will not be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Leased Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture.

The Loan Trustee will not be required to take any action or refrain from taking any action (other than notifying the Note Holders if it knows of an Event of Default or of a default arising from Delta's failure to pay overdue principal, interest or Make-Whole Amount, if any, under any Equipment Note or, in the case of Leased Aircraft Indentures, Delta's failure to pay when due any rent), unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES AND THE LEASES

As of the Issuance Date, each Aircraft will be an Owned Aircraft. Delta has the option, after the Issuance Date, to enter into a sale/leaseback transaction in connection with any Boeing 737-832 Aircraft (any such Aircraft for which this option is exercised being referred to herein as a "Leased Aircraft") which will have the effect of converting such Owned Aircraft into a Leased Aircraft. Each Owned Aircraft will be owned by Delta. Each Leased Aircraft will be leased by an Owner Trustee to Delta under a Lease.

MAINTENANCE AND OPERATION

Under the terms of each Owned Indenture and Lease, Delta will be obligated, among other things and at its expense, to keep each Aircraft duly registered in its name (in the case of an Owned Aircraft ) or cause each Aircraft to be duly registered in the name of the relevant Owner Trustee (in the case of a Leased Aircraft, unless in connection with re-registration of the Aircraft in certain jurisdictions), to pay all cost of operating the Aircraft (only to the extent set forth in the Lease in the case of a Leased Aircraft) and to maintain, service and repair the Aircraft (or to cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Owned Aircraft Indentures, Section 7.02(c) and (e); Leases, Section 7(c) and 7(e))

Delta will agree not to maintain, use or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Delta (or any lessee or sublessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or, in the case of a Leased Aircraft, does not materially adversely affect the Owner Trustee. (Owned Aircraft Indentures, Section 7.02(b); Leases, Section 7(b))

Delta must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the "FAA") or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, however, that Delta (or any lessee or sublessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the Aircraft or, in the case of a Leased Aircraft, does not adversely affect the Owner Trustee or the relevant Loan Trustee. Delta (or any lessee or sublessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Delta (or any lessee or sublessee) deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture or Lease), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. In the case of an Owned Aircraft all parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. In the case of a Leased Aircraft, title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee. Delta (or any lessee or sublessee) is permitted to remove (without replacement) parts which were added by Delta (or any lessee or sublessee) that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to Delta, not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and can be removed without materially diminishing the requisite value or utility of the Aircraft. (Owned Aircraft Indentures, Section 7.04(c); Leases, Section 8(c))

Except as set forth above, Delta will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the related Lease (in the case of a Leased Aircraft) and the lien of the related Indenture in lieu of the part replaced. (Owned Aircraft Indentures, Section 7.04(a); Leases, Section 8(a))

LEASE TERMS AND RENT

Each Leased Aircraft will be leased separately by an Owner Trustee to Delta for a term commencing on a date after the Issuance Date and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Leased Aircraft will be payable semiannually on each January 2 and July 2 (or, if such date is not a Business Day, on the next Business Day). Such payments will be assigned by the Owner Trustee to the Loan Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes to be issued under such Leased Aircraft Indenture. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease will provide that under no circumstances will rent payments by Delta be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3). The balance of any such semiannual Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes, will be paid over to the related Owner Trustee. (Leased Aircraft Indentures, Section 3.01).

REGISTRATION, LEASING, SUBLEASING AND POSSESSION

Although Delta has no current intention to do so, Delta will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture (in the case of Owned Aircraft) and Participation Agreement (in the case of Leased Aircraft). These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Owned Aircraft Indentures, Section 7.02(e); Leases, Section 7(e); Leased Aircraft Participation Agreements,
Section 6.01(f)) Delta also will be permitted, subject to certain limitations, to lease (in the case of an Owned Aircraft) or sublease (in the case of a Leased Aircraft) any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, Delta will be permitted to transfer possession of any Airframe or any Engine other than by lease or sublease, as applicable, including transfers of possession by Delta or any lessee or sublessee in connection with certain interchange and pooling arrangements, transfers under the CRAF Program, transfers in connection with "wet leases" and transfers in connection with maintenance or modifications. There will be no general geographical restrictions on Delta's (or any lessee's or sublessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Owned Aircraft Indentures, Section 7.02(b); Leases, Section 7(a)) See "Risk factors--Repossession."

In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture or obtaining repossession of the Aircraft under the related Lease, an Airframe subject to such Indenture or Lease, as applicable, might not be equipped with Engines subject to the same Indenture or Lease, as applicable. If Delta fails to transfer title to engines not owned by Delta (in the case of Owned Aircraft) or the Owner Trustee (in the case of Leased Aircraft) that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture or Lease, as applicable.

LIENS

Delta is required to maintain each Aircraft free of any liens, other than the respective rights of Delta as provided in the Lease (in the case of a Leased Aircraft) or as owner of the Aircraft (in the case of an Owned Aircraft) and the applicable Owner Trustee as owner of the Aircraft (in the case of a Leased Aircraft), the lien of the Indenture, and any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Owned Aircraft Indenture (in the case of an Owned Aircraft) or the Lease (in the case of a Leased Aircraft) and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any

Engine or the Loan Trustee's interest therein; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Delta; (v) any other lien as to which Delta has provided a bond or other security adequate in the reasonable opinion of the relevant Loan Trustee (in the case of an Owned Aircraft) or Owner Trustee (in the case of a Leased Aircraft) and (vi) any lien approved in writing by the Loan Trustee (in the case of an Owned Aircraft) or Owner Trustee (in the case of a Leased Aircraft). (Owned Aircraft Indentures,
Section 7.01; Leases, Section 6)

INSURANCE

Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee's (in the case of an Owned Aircraft) or sublessee's (in the case of a Leased Aircraft) expense, all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than (i) 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft (in the case of Owned Aircraft) or (ii) the stipulated loss value specified in the applicable Lease (in the case of Leased Aircraft) (the "Stipulated Loss Value"), which will be sufficient to cover principal and interest payment on the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to either (i) the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (in the case of an Owned Aircraft) (the "Loan Amount") or
(ii) the Stipulated Loss Value (in the case of a Leased Aircraft) will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-832), $12,000,000 (in the case of a
Boeing 757-232), $15,000,000 (in the case of a Boeing 767-332ER) or $20,000,000
(in the case of a Boeing 767-432ER), proceeds in excess of such specified amounts up to the Loan Amount (in the case of an Owned Aircraft) or Stipulated Loss Value (in the case of a Leased Aircraft) will be payable to the applicable Loan Trustee and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount (in the case of an Owned Aircraft) or Stipulated Loss Value (in the case of a Leased Aircraft) will be payable directly to Delta so long as an Indenture Event of Default or Lease Event of Default, as applicable, does not exist. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Owned Aircraft Indentures, Section 7.06; Leases, Section 11)

In addition, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any lessee's (in the case of an Owned Aircraft) or sublessee's (in the case of a Leased Aircraft) expense, including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in Delta's fleet on which Delta carries insurance. (Owned Aircraft Indentures, Section 7.06; Leases, Section 11)

Delta also is required to maintain or cause to be maintained war-risk insurance with respect to each Aircraft if and to the extent such insurance is maintained by Delta, any lessee (in the case of an Owned Aircraft) or any sublessee (in the case of a Leased Aircraft) with respect to other similar

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aircraft operated by Delta, such lessee or such sublessee on the same routes on which the Aircraft is operated. (Owned Aircraft Indentures, Section 7.06; Leases, Section 11)

Delta may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Delta carries insurance, unless an insurance broker of national standing certifies that the standard among other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Owned Aircraft Indentures, Section 7.06; Leases, Section 11)

In respect of each Aircraft, Delta is required to name the relevant Owner Trustee (in the case of a Leased Aircraft), Loan Trustee, the Subordination Agent, each Trustee, the Policy Provider and the Liquidity Provider as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Owned Aircraft Indenture (in the case of the Owned Aircraft) or the Lease (in the case of a Leased Aircraft) with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated by any act or omission of Delta. (Owned Aircraft Indentures, Section 7.06; Leases, Section 11)

Subject to certain customary exceptions, Delta may not operate (or permit any lessee or sublessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Indenture or Lease. (Owned Aircraft Indentures, 7.06; Leases,
Section 11)

LEASE TERMINATION

Delta may terminate any Lease on any Lease Payment Date occurring on or after the fifth anniversary of the lease commencement if it determines that such Aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such Lease. Upon payment of termination value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes plus the Make-Whole Amount, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Delta thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 2.12) See "--Description of equipment notes--Redemption."

LEASE RENEWAL AND PURCHASE OPTIONS

At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Delta will have certain options to renew such Lease for additional limited periods. In addition, Delta will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

Delta may also have the right to purchase the Aircraft subject to each Lease on certain Lease Payment Dates occurring in or after the year 2012. In the event Delta exercises a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Amount, if any, and interest on the related Equipment Notes in full and, upon payment

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thereof, Delta will acquire such Aircraft free of the lien of the related
Indenture, unless upon satisfaction of certain conditions, Delta chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 19; Leased Aircraft Indentures, Sections 2.10(b), 2.12 and 2.17; Participation Agreements, Section 6.01(k)) See "--Description of equipment notes--Redemption."

EVENTS OF LOSS

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) (a) in the case of an Owned Aircraft, to pay the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued thereon, or (b) in the case of a Leased Aircraft, to pay the applicable Owner Trustee the applicable Stipulated Loss Value for such Aircraft. Depending upon Delta's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i)
(a) in the case of an Owned Aircraft, redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any Make-Whole Amount, or (b) in the case of a Leased Aircraft, pay the applicable Owner Trustee the applicable Stipulated Loss Value for such Aircraft, or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. Delta is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant opinions of counsel (i) to the effect that such Loan Trustee (in the case of a Leased Aircraft, as assignee of the relevant Owner Trustee's rights under the Lease) and Owner Trustee (in the case of a Leased Aircraft) will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Owned Aircraft Indenture (in the case of an Owned Aircraft) or the Leased Aircraft Indenture and the Lease (in the case of a Leased Aircraft) relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft and (in the case of a Leased Aircraft) the title of the replacement aircraft vesting in the Owner Trustee. If Delta elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of (i) in the case of an Owned Aircraft, the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon or (ii) in the case of a Leased Aircraft, the applicable Stipulated Loss Value for such Aircraft, together with all other amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full on the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but, in the case of either clause (i) or (ii), without any Make-Whole Amount), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of Delta thereafter to make the scheduled interest and principal payments (in the case of an Owned Aircraft) or rent payments (in the case of a Leased Aircraft) with respect to such Equipment Notes will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the

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related Aircraft to Delta. The payments made under the Indenture or Lease, as applicable, by Delta will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Delta or the applicable Owner Trustee, as the case may be. (Owned Aircraft Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c); Leases, Sections 3(c)(iv), 10(a) and 10(c); Leased Aircraft Indentures, Sections 3.02 and 5.06;)

If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture or Lease. (Owned Aircraft Indentures, Section 7.05(b); Leases, Section 10(b); Leased Aircraft Indentures,
Section 5.06)

An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events:

    - the destruction of such property, damage to such property beyond repair or rendition of such property permanently unfit for normal use;

    - any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

    - any theft or disappearance of such property for a period exceeding 180 days;

    - the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any lessee or sublessee, as applicable) for a period exceeding 12 consecutive months, (or, in the case of a Leased Aircraft, such requisition for use is continuing at the end of the term of the Lease; provided, however, that no Event of Loss pursuant to this parenthetical shall exist if the Owner Trustee furnishes notice to Delta in accordance with the Lease);

    - the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture or Lease, as applicable, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

    - any requisition of title, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) of the Aircraft by any government that results in the loss of title or use of the Aircraft by Delta (or a permitted lessee or permitted sublessee) for a period in excess of 180 days;

    - as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years (or, in the case of a Leased Aircraft, if such use is prohibited at the end of the term of the Lease);

    - in the case of a Leased Aircraft, the requisition for use by the government of Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft during the Basic Term or Renewal Term (each as defined in the Lease) of the Lease and continuing for 30 days beyond the Term (as defined in the Lease); provided however, that no Event of Loss pursuant to this clause shall exist if the Owner Trustee furnishes notice to Delta in accordance with the Lease; and

    - with respect to any Engine, any divestiture of title to such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft. (Owned Aircraft Indentures, Annex A; Leases, Annex A)

LEASE EVENTS OF DEFAULT

Lease Events of Default include: (i) failure by Delta to pay any payment of Basic Rent or Stipulated Loss Value under such Lease within 15 days after such payment is due; (ii) failure by Delta to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Lease, subject to certain exceptions; (iii) failure by Delta to pay Supplemental Rent (other than Stipulated Loss Value) and such failure continuing unremedied for 30 days after Delta's receipt of written notice thereof (provided that failure to pay any amount that is excluded from the lien of the Indenture will not constitute a Lease Event of Default unless notice is given by the Owner Participant); (iv) failure by Delta to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the tax indemnity agreement between Delta and the Owner Participant), and such failure continuing unremedied for a period of 60 days after Delta has received written notice of such failure from the applicable Owner Trustee or the Loan Trustee; provided, however, that if such failure is capable of being remedied, no such failure will constitute a Lease Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure; (v) any representation or warranty made by Delta under any Operative Document (as defined in the Lease) (other than in the tax indemnity agreement between Delta and the Owner Participant) proves to have been incorrect in any material respect at the time made and continues unremedied for a period of 60 days after written notice to Delta of such incorrectness from the applicable Owner Trustee or the Loan Trustee; provided, however, that if such incorrectness is capable of being remedied, no such incorrectness will constitute a Lease Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness; and (vi) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Delta or the occurrence of certain involuntary events of bankruptcy, reorganization or insolvency of Delta which continues undismissed, unvacated or unstayed for a period of 90 days. No event will constitute a Lease Event of Default if such event is caused solely by reason of an event that constitutes an Event of Loss and Delta is complying with the terms relating to an Event of Loss set forth in such Lease. (Leases, Section
14)

Indenture Events of Default under an Owned Aircraft Indenture are comparable and are discussed above under "Indenture defaults, notice and waiver." (Owned Aircraft Indentures, Section 4.01)

If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture), subject to certain limitations

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relating to aircraft subject to the CRAF Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Delta's rights, except as provided in the Lease, and retain the proceeds, and to require Delta to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of such Aircraft over either (i) the fair market sales value or fair market rental value of such Aircraft (as determined by independent appraisal) or
(ii) if such Aircraft has been sold, the net sale proceeds thereof. (Leases, Section 15)

CERTAIN DEFINED TERMS UNDER THE LEASES

"Basic Rent" means, for any Aircraft, the scheduled rent payable semiannually for the term for such Aircraft pursuant to the related Lease.

"CRAF Program" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

"Lease Default" means a default under a Lease.

"Lease Payment Dates" means, with respect to each Lease, January 2 and July 2 of each year, so long as Equipment Notes are outstanding under the related Indenture, commencing on the first Regular Distribution Date to occur after such Aircraft is leased by Delta.

"Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which are owed by Delta under each Lease and the agreements related thereto.

TRANSFER OF OWNER PARTICIPANT INTERESTS

Subject to certain restrictions, each Owner Participant may transfer its interest in the related Leased Aircraft. (Leased Aircraft Participation Agreements, Section 6.01(n))

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of Offered Certificates to a Certificate Owner that purchases Offered Certificates in the initial offering thereof at the offering price set forth herein and holds such Offered Certificates as capital assets. The discussion does not address all of the U.S. federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, banks, dealers in securities or commodities, insurance companies and holders that will hold Offered Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar). Except for the discussion below under "--Certain U.S. federal income tax consequences to non-U.S. certificateholders," this discussion is addressed to beneficial owners of Offered Certificates that are (i) individual citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) partnerships (including entities treated as partnerships), trusts or estates treated, for U.S. federal income tax purposes, as domestic partnerships, trusts or estates ("U.S. Persons"). The statements of law and legal conclusions set forth herein are based upon the opinion of Cadwalader, Wickersham & Taft, special counsel to Delta. This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the Internal Revenue Service will not take contrary positions concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion supplements the discussion in the Prospectus under the heading "Certain United States Federal Income Tax Consequences" and supersedes it to the extent it is inconsistent. Persons considering an investment in the Offered Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates in light of their own particular circumstances. The Trusts, the Subordination Agent and the Loan Trustee are not indemnified for any federal income taxes or with certain exceptions other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners.

TAX STATUS OF THE TRUSTS

The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations and, accordingly, will not themselves be subject to U.S. federal income taxation. Based upon an interpretation of analogous authorities under existing law, each Trust should be classified as a grantor trust for U.S. federal income tax purposes. Each Trust will file income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"). The discussion below assumes that the Trusts will be classified as grantor trusts.

TAXATION OF CERTIFICATE OWNERS

GENERAL

Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier. A Certificate Owner's share of interest or original issue discount, if any, paid on the related Equipment Note will be taxable as ordinary income, and a Certificate Owner's share of any Make-Whole Amount paid on the related Equipment Note will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility or from a Policy will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee, the Liquidity Provider and the Policy Provider, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a Certificate Owner will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees and expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

SALES OF OFFERED CERTIFICATES

A Certificate Owner that sells an Offered Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Offered Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Offered Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Offered Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

EFFECT OF SUBORDINATION ON SUBORDINATED CERTIFICATE OWNERS

If any Trust is subordinated with respect to other Trusts and incurs a shortfall in its receipts of principal or interest paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the Certificate Owners of Offered Certificates in the subordinated Trust would probably be treated for U.S. federal income tax purposes as if they had (i) received as distributions their full share of such principal and interest, (ii) paid over to the relevant senior class of Certificate Owners an amount equal to their share of the amount of the shortfall, and (iii) retained the right to reimbursement of such amount to the extent of future amounts payable to such subordinated Certificate Owners with respect to the shortfall.

Under this analysis, (i) subordinated Certificate Owners incurring a shortfall would be required to include as current income any interest or other income of the corresponding subordinated Trust that was a component of such shortfall, even though such amount was in fact paid to the relevant senior class of Certificate Owners, (ii) a loss would be allowed to such subordinated Certificate Owners when their right to receive reimbursement of such shortfall became worthless (i.e., when it became clear that funds would not be available from any source to reimburse such shortfall), and (iii) reimbursement of such shortfall would not be taxable income to subordinated Certificate Owners because the amount of such shortfall was previously included in income. These results should not significantly affect the inclusion of income for subordinated Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income for subordinated Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method.

BOND PREMIUM

A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Offered Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

It is anticipated that the Equipment Notes will not be issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. CERTIFICATEHOLDERS

Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of an Offered Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta (in the case of Owned Aircraft Notes) or of the Owner Participant (in the case of Leased Aircraft Notes) entitled to vote, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Delta or the Owner Participant, (iii) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business and
(iv) either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the related Trustee or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and that holds the Offered Certificate on behalf of the Non-U.S. Certificateholder certifies on Form W-8IMY, under penalties of perjury, that such a certification and the Non-U.S. Certificateholder's name and address have been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes to the withholding agent the name and address of the Non-U.S. Certificateholder and a copy of the Non-U.S. Certificateholder's certification, provided that the U.S. Treasury Department has not published a determination that a certification from such financial institution may not be relied upon.

Any capital gain realized by a Non-U.S. Certificateholder upon the sale or retirement of an Offered Certificate or upon receipt of any Make-Whole Amount paid on an Equipment Note will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, retirement or receipt.

Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a United States trade or business by a Non-U.S. Certificateholder.

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income and other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates under U.S. federal, state and local, and any other relevant law, in light of their own particular circumstances.

BACKUP WITHHOLDING

Payments made on Offered Certificates, and proceeds from the sale of Offered Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 30% (which rate will be reduced periodically to 28% for payments in 2006) unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's U.S. federal income tax and may entitle such

Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner. With respect to Non-U.S. Certificateholders, payments made on an Offered Certificate and proceeds from the sale of an Offered Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

                           CERTAIN CONNECTICUT TAXES

The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised Delta that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

The following discussion supplements the discussion in the Prospectus under the heading "ERISA Considerations" and supersedes it to the extent it is inconsistent.

GENERAL

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a "Similar Law") (in each case, a "Plan"), should consider whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Offered Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

PLAN ASSETS ISSUES

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and
Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in an Offered Certificate, the Plan's assets will include both the Offered Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not significant within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of similar law unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Offered Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta and its affiliates, the Underwriters, the Trustees, the Liquidity Provider and MBIA. Moreover, if the senior Classes of Offered Certificates are purchased by a Plan and the subordinate Classes of Offered Certificates are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Offered Certificates of its right to purchase the senior Classes of Offered Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if the subordinate Classes of Offered Certificates are purchased by a Plan and the senior Classes of Offered Certificates are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Classes of Offered Certificates of its right to purchase the senior Class of Offered Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Offered Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Offered Certificates.

EACH PERSON WHO ACQUIRES OR ACCEPTS AN OFFERED CERTIFICATE OR AN INTEREST THEREIN WILL BE DEEMED BY SUCH ACQUISITION OR ACCEPTANCE TO HAVE REPRESENTED AND WARRANTED THAT EITHER: (I) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO ACQUIRE SUCH OFFERED CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF SUCH OFFERED CERTIFICATE OR AN INTEREST THEREIN BY SUCH PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR MATERIALLY SIMILAR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

Any insurance company proposing to purchase Offered Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the "General Account Regulations"). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Offered Certificates by insurance company general accounts. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE OFFERED CERTIFICATES.

                                  UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting
agreement dated April   , 2002 (the "Underwriting Agreement"), Delta has agreed
to cause the Trusts to sell to the underwriters named below (the "Underwriters"), for whom J.P. Morgan Securities Inc. ("JPMorgan") and Salomon Smith Barney Inc. are acting as representatives, the following respective principal amounts of the Offered Certificates.

------------------------------------------------------------------------------------------------------
                                                           PRINCIPAL       PRINCIPAL       PRINCIPAL
                                                             AMOUNT          AMOUNT          AMOUNT
                                                          OF CLASS G-1    OF CLASS G-2     OF CLASS C
UNDERWRITERS                                              CERTIFICATES    CERTIFICATES    CERTIFICATES
------------------------------------------------------------------------------------------------------
J.P. Morgan Securities Inc. ..........................      $               $               $
Salomon Smith Barney Inc. ............................
                                                          --------------------------------------------
Total.................................................      $               $               $
------------------------------------------------------------------------------------------------------

The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the Offered Certificates in the offering if any are purchased. The Underwriting Agreement also provides that if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering or the Offered Certificates may be terminated.

Delta estimates that the expenses associated with the offer and sale of the
Offered Certificates will be approximately $       (exclusive of the ongoing
costs of the Policies and the Liquidity Facilities).

The Underwriters proposed to offer the Offered Certificates initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and the selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts to broker/dealers may be changed by the Underwriters.

----------------------------------------------------------------------------------------
                                                              CONCESSION TO    DISCOUNT
                                                              SELLING GROUP   TO BROKER/
CERTIFICATE                                                      MEMBERS       DEALERS
----------------------------------------------------------------------------------------
Class G-1...................................................           %             %
Class G-2...................................................
Class C.....................................................
----------------------------------------------------------------------------------------

The Offered Certificates are a new issue of securities with no established trading market. One or more of the Underwriters intend to make a secondary market for the Offered Certificates. However, they are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

Delta has agreed to indemnify the Underwriters against any liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments which the Underwriters may be required to make in that respect.

From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Delta and its affiliates. Affiliates of JPMorgan and Salomon Smith Barney Inc. are lenders under the $625 million 1997 Bank Credit Agreement discussed in "Use of proceeds" that may be repaid by Delta with the proceeds of the issuance of the Equipment Notes. Because more than 10% of the net proceeds of the offering will be paid to affiliates of the Underwriters, the offering is being made pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers Inc.

JPMorgan will make the securities available for distribution on the internet through a proprietary website and/or a third-party system operated by Market Axess Inc., an internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between JPMorgan and its customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from JPMorgan based on transactions JPMorgan conducts through the system. JPMorgan will make the securities available to its customers through the internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with the Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

    - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum.

    - Syndicate covering transactions involve purchase of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

    - Penalty bids permit the Underwriters to reclaim a selling concession from a stabilizing or syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transactions to cover syndicate short positions.

The stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Delta expects that delivery of the Offered Certificates will be made against payment therefor on or about the closing date specified in the second to the last paragraph of the cover page of this prospectus supplement, which will be
the        business day following the date of pricing of the Offered
Certificates (such settlement cycle being referred to herein as "T+ "). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Certificates on the date of pricing or the following business days will be required, by virtue of the fact that the Offered Certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

In connection with the offering of the Offered Certificates, the Underwriters have agreed to reimburse certain fees and expenses of Delta in the amount of approximately $600,000.

                                 LEGAL OPINIONS

The validity of the Certificates is being passed upon for Delta by Cadwalader, Wickersham & Taft, New York, New York, special counsel to Delta, and for the Underwriters by Shearman & Sterling, New York, New York. The respective counsel for Delta and the Underwriters will rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Leslie P. Klemperer, Vice President--Associate General Counsel of Delta, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement and each Trust Supplement by Delta.

                                    EXPERTS

The consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of income, cash flows and shareowners' equity for each of the three years in the period ended December 31, 2001, and related schedules incorporated by reference in the Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the methods of accounting for derivative instruments and hedging activities as discussed in Note 4 to the audited consolidated financial statements.

With respect to the unaudited interim financial information for the quarter ended March 31, 2001, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provision of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

On March 6, 2002, Delta's Board of Directors decided to retain Deloitte & Touche LLP as Delta's independent public accountants and dismissed Arthur Andersen LLP, Delta's former auditors. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure at the time of the change or with respect to Delta's financial statements for fiscal years 2000 and 2001, which, if not resolved to the former auditor's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Prior to retaining Deloitte & Touche LLP, Delta had not consulted with Deloitte & Touche LLP regarding accounting principles.

The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries, as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference into this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

The references to AISI, AvSolutions and BK, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                  APPENDIX I:
                             INDEX OF DEFINED TERMS

A
Adjusted Expected
  Distributions..................         S-63
Aggregate LTV Collateral Amount..         S-64
Aircraft.........................         S-66
AISI.............................         S-67
Appraised Current Market Value...         S-64
Appraisers.......................         S-67
Assumed Aircraft Value...........         S-38
Average Life Date................         S-72
AvSolutions......................         S-67
B
Bankruptcy Code..................         S-40
Base Rate........................         S-50
Basic Agreement..................         S-27
Basic Rent.......................         S-87
BK...............................         S-67
Business Day.....................         S-30
C
Cash Collateral Account..........         S-48
Cede.............................         S-33
Certificate Account..............         S-30
Certificate Owner................         S-44
Certificateholders...............         S-27
Certificates.....................         S-27
citizen of the United States.....         S-40
Class C Certificateholders.......         S-27
Class C Certificates.............         S-27
Class C Trust....................         S-27
Class C Trustee..................         S-27
Class D Certificateholders.......         S-27
Class D Certificates.............         S-27
Class D Trust....................         S-27
Class D Trustee..................         S-27
Class Exemptions.................         S-93
Class G-1 Certificateholders.....         S-27
Class G-1 Certificates...........         S-27
Class G-1 Trust..................         S-27
Class G-1 Trustee................         S-27
Class G-2 Certificateholders.....         S-27
Class G-2 Certificates...........         S-27
Class G-2 Trust..................         S-27
Class G-2 Trustee................         S-27
Code.............................         S-88
Controlling Party................         S-58
CRAF Program.....................         S-87
Current Distribution Date........         S-61
D
date of determination............         S-72
Defaulted Series G Equipment
  Note...........................          S-8
Depreciation Assumption..........         S-73
Disposition......................          S-9
Distribution Date................         S-29
Downgrade Drawing................         S-48
Drawing..........................         S-50
DTC..............................         S-33
DTC Participants.................         S-44
E
Election Distribution Date.......         S-54
Equipment Notes..................         S-69
ERISA............................         S-91
event of default.................         S-35
Event of Loss....................         S-85
Excess Reimbursement
  Obligations....................         S-61
Exchange Act.....................         S-95
Expected Distributions...........         S-61
F
FAA..............................         S-80
Final Distributions..............         S-59
Final Drawing....................         S-49
Final Legal Distribution Date....         S-29
financial institution............         S-90
full defeasance..................         S-73
G
GAAP.............................         S-25
General Account Regulations......         S-93
H
H.15(519)........................         S-72
I
Indenture Events of Default......         S-74
Indentures.......................         S-37
Indirect Participants............         S-44
Insolvency Proceeding............         S-55
Intercreditor Agreement..........         S-57
Interest Drawings................         S-46
Issuance Date....................         S-37
J
JPMorgan.........................         S-94
L
Lease Default....................         S-87
Lease Event of Default...........         S-74
Lease Payment Dates..............         S-87
Leased Aircraft..................         S-37
Leased Aircraft Indenture........         S-37
Leased Aircraft Loan Trustee.....         S-69
Leased Aircraft Notes............         S-69
Leased Aircraft Operative
  Agreements.....................         S-39
Leased Aircraft Participation
  Agreement......................         S-37
LIBOR............................         S-50
Liquidity Event of Default.......         S-51
Liquidity Expenses...............         S-60
Liquidity Facility...............         S-46
Liquidity Obligations............         S-61
Liquidity Provider...............         S-46

]
Loan Amount......................         S-82
Loan Trustee.....................         S-69
LTV Appraisal....................         S-64
LTV Collateral Amount............         S-64
LTV Ratio........................         S-64
LTVs.............................          S-3
M
Make-Whole Amount................         S-71
Mandatory Document Terms.........         S-39
Mandatory Economic Terms.........         S-37
Maximum Available Commitment.....         S-47
MBIA.............................         S-24
Minimum Sale Price...............         S-59
Moody's..........................         S-22
most recent H.15(519)............         S-72
N
Non-Extension Drawing............         S-49
Non-Performing Equipment Notes...         S-63
Non-U.S. Certificateholder.......         S-90
Note Holder......................         S-35
O
Offered Certificates.............         S-27
Order............................         S-55
Owned Aircraft...................         S-37
Owned Aircraft Indenture.........         S-37
Owned Aircraft Loan Trustee......         S-69
Owned Aircraft Notes.............         S-69
Owned Aircraft Participation
  Agreement......................         S-37
Owner Participant................         S-69
Owner Trustee....................         S-69
P
Parent Company...................         S-24
Participation Agreements.........         S-37
Pass Through Trust Agreements....         S-27
Performing Equipment Note........         S-47
Permitted Investments............         S-35
Plan.............................         S-91
Plan Asset Regulation............         S-92
Policy...........................         S-52
Policy Account...................         S-54
Policy Business Day..............         S-55
Policy Drawing...................         S-61
Policy Expenses..................         S-60
Policy Fee Letter................         S-56
Policy Provider..................         S-24
Policy Provider Agreement........         S-56
Policy Provider Default..........         S-58
Policy Provider Election.........         S-53
Policy Provider Obligations......         S-61
Pool Balance.....................         S-31
Pool Factor......................         S-31
Preference Amount................         S-55
Prior Funds......................          S-8
Prospectus.......................         S-27
PTC Event of Default.............         S-36
PTCE.............................         S-92
R
Rating Agencies..................         S-22
Regular Distribution Dates.......         S-29
Remaining Weighted Average Life..         S-72
Replacement Facility.............         S-48
Required Amount..................         S-46
S
SAP..............................         S-25
Scheduled Payments...............         S-29
SEC..............................         S-27
Section 1110.....................         S-76
Section 1110 Period..............         S-47
Securities Act...................         S-94
Series C Equipment Notes.........         S-69
Series D Equipment Notes.........         S-69
Series G-1 Equipment Notes.......         S-68
Series G-2 Equipment Notes.......         S-68
Similar Law......................         S-91
Special Distribution Date........         S-29
Special Payment..................         S-29
Special Payments Account.........         S-30
Standard & Poor's................         S-22
Stated Interest Rates............         S-46
Stipulated Loss Value............         S-82
Subordination Agent..............         S-57
Supplemental Rent................         S-87
T
T+  .............................         S-95
Termination Notice...............         S-51
Threshold Rating.................         S-48
Transportation Code..............         S-40
Treasury Yield...................         S-71
Triggering Event.................         S-59
Trust Agreements.................         S-68
Trust Indenture Act..............         S-41
Trust Property...................         S-27
Trust Supplement.................         S-27
Trustees.........................         S-27
Trusts...........................         S-27
U
U.S. Government Obligations......         S-73
U.S. Persons.....................         S-87
Underwriters.....................         S-94
Underwriting Agreement...........         S-94

                         APPENDIX II: APPRAISAL LETTERS

          AIRCRAFT
(LOGO)    INFORMATION
          SERVICES, INC.

                                DELTA AIR LINES
                        HARTSFIELD INTERNATIONAL AIRPORT
                                ATLANTA, GA 30320

                     HALF-LIFE AND NEW BASE VALUE OPINION
                           32 SELECTED DELTA AIRCRAFT

                            AISI FILE NO.: A2S005BVO

                           REPORT DATE: 19 APRIL 2002

                           VALUES AS OF: JANUARY 2002

     HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUANA HILLS, CA 92653
         TEL: 949-582-8888 FAX: 949-582-8887 e-MAIL: AISINews@aol.com

                     (This page intentionally left blank)

          AIRCRAFT
(LOGO)    INFORMATION
          SERVICES, INC.


19 April 2002

DELTA AIR LINES
Hartsfield International Airport
Atlanta, GA  30320

Subject:     Half-Life and New Base Value Opinion - 32 Aircraft.
             AISI File number:A2S005BVO

Ref:         (a) E-mail, J P Morgan to AISI 27/29 January, 19 April 2002

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to Delta Air Lines (Delta) of the half-life base values (new base values for year 2002 aircraft) of the Fleet of 32 selected Delta Aircraft as identified and defined in Table I and reference (a) data above (the 'Aircraft').

1.     METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'base value' and `current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report.


     HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUANA HILLS, CA 92653
         TEL: 949-582-8888 FAX: 949-582-8887 e-MAIL: AISINews@aol.com

19 April 2002                                                  (LOGO)
AISI File No. A2S005BVO
Page - 2 -


AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

19 April 2002                                                  (LOGO)
AISI File No. A2S005BVO
Page - 3 -


2.     VALUATION

The aircraft are valued predicated upon the reference (a) data which describes the aircraft MTOW and any engine upgrades. Following is AISI's opinion of the half-life base value (new base value for year 2002 aircraft) for the subject aircraft in January 2002 US dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

The terrorist actions that occurred in the United States on 11 September 2001 have had a significant negative effect on current market values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new aircraft affected the least and older aircraft affected the most. The present used aircraft market is considered to be a distressed market and is very tenuous, with very few transactions upon which to determine value opinions.

Base value opinions normally decline regularly with time; declines of base value in excess of the norm have occurred only where irreversible market changes have occurred with regard to specific aircraft types in the judgment of AISI. Typically an irreversible market change occurs when it is believed that the decline in current market value is permanent, thus causing a corresponding but usually smaller decline in base value. AISI does not consider that any aircraft in this report has suffered an irreversible market change.

19 April 2002                                                  (LOGO)
AISI File No. A2S005BVO
Page - 4 -


                                    TABLE I

----------------------------------------------------------------------------------------------------------
                                                           Aircraft            Half-Life Base Value
Manufacturer's Delivery         Aircraft Serial          Registration        January 2002 US Dollars
        Date                        Number                 Number                    Except as noted
----------------------------------------------------------------------------------------------------------
                            BOEING 737-832; CFM56-7B24*, 157,200 LB. MTOW
----------------------------------------------------------------------------------------------------------
         26 Oct 98                  29620                   N372DA                    36,860,000
----------------------------------------------------------------------------------------------------------
         27 Oct 98                  29621                   N373DA                    36,860,000
----------------------------------------------------------------------------------------------------------
         04 Nov 98                  29622                   N374DA                    36,860,000
----------------------------------------------------------------------------------------------------------
         30 Nov 98                  29623                   N375DA                    36,860,000
----------------------------------------------------------------------------------------------------------
         18 Aug 00                  30378                   N396DA                    41,000,000
----------------------------------------------------------------------------------------------------------
         24 Aug 00                  30537                   N397DA                    41,000,000
----------------------------------------------------------------------------------------------------------
         24 Aug 00                  30774                   N398DA                    41,000,000
----------------------------------------------------------------------------------------------------------
         19 Sep 00                  30397                   N399DA                    41,000,000
----------------------------------------------------------------------------------------------------------
         22 Sep 00                  30538                   N3730B                    41,000,000
----------------------------------------------------------------------------------------------------------
         22 Dec 01                  30818                   N3764D                    42,930,000
----------------------------------------------------------------------------------------------------------
         21 Dec 01                  30819                   N3765                     42,930,000
----------------------------------------------------------------------------------------------------------
         22 Dec 01                  30820                   N3766                     42,930,000
----------------------------------------------------------------------------------------------------------
         18 Dec 01                  30821                   N3767                     42,930,000
----------------------------------------------------------------------------------------------------------
         24 Jan 02                  29630                   N3768                   46,840,000 (New)
----------------------------------------------------------------------------------------------------------
         31 Jan 02                  30822                   N3769L                  46,840,000 (New)
----------------------------------------------------------------------------------------------------------
         25 Feb 02                  29631                   N37700                  46,980,000 (New)
----------------------------------------------------------------------------------------------------------
         04 Apr 02                  29632                   N3771K                  47,120,000 (New)
----------------------------------------------------------------------------------------------------------

                           BOEING 757-232; P&W PW2037, 232,000 LB. MTOW
----------------------------------------------------------------------------------------------------------
         12 Apr 01                  30839                   N67171                     57,270,000
----------------------------------------------------------------------------------------------------------

                           BOEING 767-332ER; P&W PW4060, 407,000 LB. MNTOW
----------------------------------------------------------------------------------------------------------
         03 May 95                  27961                   N185DN                     66,040,000
----------------------------------------------------------------------------------------------------------
         07 Jul 95                  27962                   N186DN                     66,040,000
----------------------------------------------------------------------------------------------------------
         19 Jun 96                  27582                   N187DN                     66,290,000
----------------------------------------------------------------------------------------------------------
         17 Oct 96                  27583                   N188DN                     66,290,000
----------------------------------------------------------------------------------------------------------
         13 Feb 97                  25990                   N189DN                     72,540,000
----------------------------------------------------------------------------------------------------------
         25 Mar 97                  28447                   N190DN                     72,540,000
----------------------------------------------------------------------------------------------------------
         09 Apr 97                  28448                   N191DN                     72,540,000
----------------------------------------------------------------------------------------------------------
         26 Jun 97                  28449                   N192DN                     72,540,000
----------------------------------------------------------------------------------------------------------

* Note -- the B737-832 aircraft are listed above with CFM56-7B24 engines. AISI has been informed the engines installed are actually CFM56-7B26 engines purchased with an operating limit to CFM56-7B24 status. With this limit, AISI has valued the aircraft as though they are powered by the CFM56-7B24 engine.

19 April 2002
AISI File No. A2S005BVO
Page - 5 -

                        TABLE I (CONTINUED)

----------------------------------------------------------------------------------------------------------
                                                           Aircraft            Half-Life Base Value
Manufacturer's Delivery         Aircraft Serial          Registration        January 2002 US Dollars
        Date                        Number                 Number                    Except as noted
----------------------------------------------------------------------------------------------------------
                 BOEING 767-432ER; GE CF6-80C2B8FG01,400,000 LB. MTOW
----------------------------------------------------------------------------------------------------------
         11 Aug 00                  29699                   N828MH                     89,500,000
----------------------------------------------------------------------------------------------------------
         22 Aug 00                  29700                   N829MH                     89,500,000
----------------------------------------------------------------------------------------------------------
         13 Sep 00                  29701                   N830MH                     89,500,000
----------------------------------------------------------------------------------------------------------
         20 Sep 00                  29702                   N831MH                     89,500,000
----------------------------------------------------------------------------------------------------------
         26 Sep 00                  29704                   N832MH                     89,500,000
----------------------------------------------------------------------------------------------------------
         13 Oct 00                  29706                   N833MH                     89,500,000
----------------------------------------------------------------------------------------------------------

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John McNicol
----------------------------------
John McNicol
Vice President
Appraisals & Forecasts

                      (This page intentionally left blank)

                                                             (AvSOLUTIONS LOGO)
--------------------------------------------------------------------------------

                                                                 April 15, 2002


Delta Air Lines
Kenneth Morge
Manager, Capital Markets
Hartsfield International Airport
Atlanta, GA 30320

Dear Mr. Morge:

         AvSOLUTIONS is pleased to provide its opinion on the base values as of January 2002 of 17 Boeing 737-832 aircraft, one Boeing 757-232 aircraft, eight Boeing 767-332ER aircraft, and six Boeing 767-432ER aircraft (collectively, the "Aircraft"). A list of the thirty-two (342) aircraft, along with their delivery dates, engine types and serial numbers is provieded as Attachment 1 of this document.

         Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

         Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

APPRAISAL METHODOLOGY

         The method employed by AvSOLUTIONS to appraise the base values and fair market values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

         To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies. Limiting Conditions and Assumptions

Limiting Conditions and Assumptions
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by Delta Air Lines and from data within AvSOLUTIONS' own database. In determining the base value of the Aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected the Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The Aircraft have been delivered to Delta Air Lines with the exception of two, which are scheduled for delivery by the end of the first quarter 2002.

3. The Aircraft are certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The Aircraft have half-time remaining to their next major overhaul or scheduled shop visit on their airframes, engines, landing gear and auxiliary power units.

6.       The Aircraft have no damage history.

7.       The Aircraft are in good condition.

8. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

         Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.

STATEMENT OF INDEPENDENCE

         This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

         AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the Aircraft.

Sincerely yours,

/s/ Scott E. Daniels
Scott E. Daniels
Director, Asset Management

                                  Attachment 1


                                DELTA AIR LINES

        Serial
        Number Registration  Delivery              Engine         MTOW         Base Value
         MSN    Number        Date                 Type*          (lb)         $ millions
Boeing 737-832
1       29620   N372DA      26-Oct-98            CFM 56-7B26     157,200         40.08
2       29621   N373DA      27-Oct-98            CFM 56-7B26     157,200         40.08
3       29622   N374DA      04-Nov-98            CFM 56-7B26     157,200         40.24
4       29623   N375DA      30-Nov-98            CFM 56-7B26     157,200         40.24
5       30378   N396DA      18-Aug-00            CFM 56-7B26     157,200         43.77
6       30537   N397DA      24-Aug-00            CFM 56-7B26     157,200         43.77
7       30774   N398DA      24-Aug-00            CFM 56-7B26     157,200         43.77
8       30379   N399DA      19-Sep-00            CFM 56-7B26     157,200         43.95
9       30538   N3730B      22-Sep-00            CFM 56-7B26     157,200         43.95
10      30818   N3764D      22-Dec-01            CFM 56-7B26     157,200         46.41
11      30819   N3765       21-Dec-01            CFM 56-7B26     157,200         46.41
12      30820   N3766       22-Dec-01            CFM 56-7B26     157,200         46.41
13      30821   N3767       18-Dec-01            CFM 56-7B26     157,200         46.41
14      29630   N3768       24-Jan-02            CFM 56-7B26     157,200         46.55
15      30822   N3769L      31-Jan-02            CFM 56-7B26     157,200         46.55
16      29631   N37700      25-Feb-02            CFM 56-7B26     157,200         46.70
17      29632   N3771K      04-Apr-02            CFM 56-7B26     157,200         46.84

Boeing 757-232
18      30839   N67171      12-Apr-01            PW2037          232,000         56.39

Boeing 767-332ER
19      27961   N185DN      03-May-95            PW4060          407,000         62.28
20      27962   N186DN      07-Jul-95            PW4060          407,000         62.80
21      27582   N187DN      19-Jun-96            PW4060          407,000         65.73
22      27583   N188DN      17-Oct-96            PW4060          407,000         66.83
23      25990   N189DN      13-Feb-97            PW4060          407,000         67.95
24      28447   N190DN      25-Mar-97            PW4060          407,000         68.23
25      28448   N191DN      09-Apr-97            PW4060          407,000         68.52
26      28449   N192DN      26-Jun-97            PW4060          407,000         69.09

Boeing 767-432ER
27      29699   N828MH      11-Aug-00        CF6-80C2B8FG01      400,000         90.68
28      29700   N829MH      22-Aug-00        CF6-80C2B8FG01      400,000         90.68
29      29701   N830MH      13-Sep-00        CF6-80C2B8FG01      400,000         91.05
30      29702   N831MH      20-Sep-00        CF6-80C2B8FG01      400,000         91.05
31      29704   N832MH      26-Sep-00        CF6-80C2B8FG01      400,000         91.05
32      29706   N833MH      13-Oct-00        CF6-80C2B8FG01      400,000         91.43

* Note - the Boeing 737-832 aircraft are listed with CFM56-7B26 engines. However, AvSOLUTIONS has been informed the engines installed are CFM56-7B26 engines purchased with an operating limit to CFM56-7B24 status. With this limit, AvSOLUTIONS has valued the aircraft as though they are powered by the CFM56-7B24 engine.

                              BK Associates, Inc.

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272  Fax (516) 365-6287

                                 April 15, 2002

Mr. Paul Jacobson
Delta Air Lines
Hartsfield International Airport
Atlanta, GA 30320

Dear Paul:

In response to your request, BK Associates, Inc. is pleased to provide this opinion of the current Base Value on each of 32 commercial jet transport aircraft, identified as the Delta EETC Series 2002-1 Portfolio (Aircraft). The Aircraft are further identified in the attached Figure 1 by type, serial number, manufacture date, engine model and maximum takeoff weight.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

April 15, 2002
Page 2

VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by Delta Air Lines and from BK's own database.
In determining the base value of an aircraft, the following assumptions apply to the aircraft:

1. Each aircraft has half-time remaining to its next major overhaul or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit. (Unless is a new delivery.)

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.       The aircraft is in current flight operations.

5.       The aircraft is sold for cash without seller financing.

6.       The aircraft is in average or better condition.

7.       There is no accident damage.

CONCLUSIONS

Our base value opinion stated herein is given after consideration of the significant event of terrorism that occurred within the United States on September 11, 2001. During the ensuing days since that event, we have begun to see how our industry has been adversely

April 15, 2002
Page 3

affected. Passenger demand for air travel has dropped dramatically causing airlines to reduce flight schedules and ground significant quantities of their fleets. In response to this initial industry reaction, BK Associates has selectively reduced our opinion of aircraft current fair market values. Today, we are unsure of the long-term effect on aircraft values and will continue to review the industry status. Since our base values, as provided in this appraisal letter, are derived from historical value trends and are not immediately influenced by current supply and demand issues, we have not affected base values at this time.

Based on the above methodology, considerations and assumptions, it is our opinion that the current base value of each aircraft as of today is as shown in Figure 1 attached hereto.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                Sincerely yours,


                                BK ASSOCIATES, INC.

                                /s/ R. L. Britton
                                R. L. Britton
                                Vice President
                                ISTAT Senior Certified Appraiser


RLB/kf
Attachment

                                 DELTA AIRLINES
                                SERIES 2002 - 1
                                 EETC PORTFOLIO

                                                                                               BASE
                ACFT            SERIAL          MFG.                             MTOW         VALUE
ITEM            TYPE            NUMBER          DATE              ENGINE*        LBS.         ($MIL)
----          --------          ------       ----------         -----------     -------      -------
1             B737-800          29620        10/26/1998         CFM 56-7B26     157,200       38.35
2             B737-800          29621        10/27/1998         CFM 56-7B26     157,200       38.35
3             B737-800          29622         11/4/1998         CFM 56-7B26     157,200       38.40
4             B737-800          29623        11/30/1998         CFM 56-7B26     157,200       38.40
5             B737-800          30378         8/18/2000         CFM 56-7B26     157,200       40.20
6             B737-800          30537         8/24/2000         CFM 56-7B26     157,200       40.20
7             B737-800          30774         8/24/2000         CFM 56-7B26     157,200       40.20
8             B737-800          30379         9/19/2000         CFM 56-7B26     157,200       40.30
9             B737-800          30538         9/22/2000         CFM 56-7B26     157,200       40.30
10            B737-800          30821        12/18/2001         CFM 56-7B26     157,200       41.30
11            B737-800          30819        12/21/2001         CFM 56-7B26     157,200       41.30
12            B737-800          30818        12/22/2001         CFM 56-7B26     157,200       41.30
13            B737-800          30820        12/22/2001         CFM 56-7B26     157,200       41.30
14            B737-800          29630         1/24/2002         CFM 56-7B26     157,200       41.30
15            B737-800          30822         1/31/2002         CFM 56-7B26     157,200       41.30
16            B737-800          29631         2/25/2002         CFM 56-7B26     157,200       41.40
17            B737-800          29632          4/4/2002         CFM 56-7B26     157,200       41.40

18            B757-200          30839         4/12/2001         PW2037          232,000       54.75

19            B767-300ER        27961          5/3/1995         PW4060          407,000       63.60
20            B767-300ER        27962          7/7/1995         PW4060          407,000       63.85
21            B767-300ER        27582         6/19/1996         PW4060          407,000       66.90
22            B767-300ER        27583        10/17/1996         PW4060          407,000       68.00
23            B767-300ER        25990         2/13/1997         PW4060          407,000       69.10
24            B767-300ER        28447         3/25/1997         PW4060          407,000       69.35
25            B767-300ER        28448          4/9/1997         PW4060          407,000       69.65
26            B767-300ER        28449         6/26/1997         PW4060          407,000       70.20

27            B767-400ER        29699         8/11/2000         CF6-80C2B8F     400,000       88.10
28            B767-400ER        29700         8/22/2000         CF6-80C2B8F     400,000       88.10
29            B767-400ER        29701         9/13/2000         CF6-80C2B8F     400,000       88.25
30            B767-400ER        29702         9/20/2000         CF6-80C2B8F     400,000       88.25
31            B767-400ER        29704         9/26/2000         CF6-80C2B8F     400,000       88.25
32            B767-400ER        29706        10/13/2000         CF6-80C2B8F     400,000       88.45


                                                                 TOTALS 1810.10

* Note the B737-800 aircraft are listed with CFM56-7B26 engines. However, BK Associates has been informed the engines installed are CFM56-7B26 engines purchased with an operating limit to CFM56-7B24 status. With this limit, BK Associates has valued the aircraft as though they are powered by the CFM56-7B24 engines.

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                      III-1

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES G-1 EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------
REGULAR                                  B737-832       B737-832       B737-832       B737-832       B737-832       B737-832
DISTRIBUTION DATES                       (N372DA)       (N373DA)       (N374DA)       (N375DA)       (N396DA)       (N397DA)
----------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $       0.00   $       0.00   $       0.00   $       0.00   $ 687,420.00   $ 687,420.00
July 2, 2003.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2004....................    655,785.00     655,785.00     636,112.24     636,112.24     687,420.00     687,420.00
July 2, 2004.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2005....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2005.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2006....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2006.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2007....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2007.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2008....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2008.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2009....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2009.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2010....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2010.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2011....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2011.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2012....................    655,785.00     655,785.00     656,640.00     656,640.00     687,420.00     687,420.00
July 2, 2012.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2013....................    609,765.00     609,765.00     610,560.00     610,560.00     639,180.00     639,180.00
July 2, 2013.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2014....................    609,765.00     609,765.00     610,560.00     610,560.00     639,180.00     639,180.00
July 2, 2014.......................    245,440.00     245,440.00     245,760.00     245,760.00     257,280.00     257,280.00
January 2, 2015....................    598,260.00     598,260.00     599,040.00     599,040.00     627,120.00     627,120.00
July 2, 2015.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2016....................    598,260.00     598,260.00     599,040.00     599,040.00     627,120.00     627,120.00
July 2, 2016.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2017....................    598,260.00     598,260.00     599,040.00     599,040.00     627,120.00     627,120.00
July 2, 2017.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2018....................    598,260.00     598,260.00     599,040.00     599,040.00     627,120.00     627,120.00
July 2, 2018.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2019....................  2,589,365.48   2,589,365.48   3,050,297.72   3,050,297.72     627,120.00     627,120.00
July 2, 2019.......................    636,458.31     636,458.31     188,874.70     188,874.70           0.00           0.00
January 2, 2020....................  2,201,881.13   2,201,881.13   2,201,928.38   2,201,928.38     627,120.00     627,120.00
July 2, 2020.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2021....................  2,485,869.22   2,485,869.22   2,485,919.76   2,485,919.76   4,526,426.63   4,526,426.63
July 2, 2021.......................          0.00           0.00           0.00           0.00   2,029,150.12   2,029,150.12
January 2, 2022....................  2,456,265.87   2,456,265.87   2,456,339.44   2,456,339.44   2,598,308.22   2,598,308.22
July 2, 2022.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2023....................          0.00           0.00           0.00           0.00     461,955.03     461,955.03
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  ------------------------------------------
REGULAR                                  B737-832       B737-832       B737-832
DISTRIBUTION DATES                       (N398DA)       (N399DA)       (N3730B)
-----------------------------------  ------------------------------------------
January 2, 2003....................  $ 687,420.00   $ 689,130.00   $ 689,130.00
July 2, 2003.......................          0.00           0.00           0.00
January 2, 2004....................    687,420.00     689,130.00     689,130.00
July 2, 2004.......................          0.00           0.00           0.00
January 2, 2005....................    687,420.00     689,130.00     689,130.00
July 2, 2005.......................          0.00           0.00           0.00
January 2, 2006....................    687,420.00     689,130.00     689,130.00
July 2, 2006.......................          0.00           0.00           0.00
January 2, 2007....................    687,420.00     689,130.00     689,130.00
July 2, 2007.......................          0.00           0.00           0.00
January 2, 2008....................    687,420.00     689,130.00     689,130.00
July 2, 2008.......................          0.00           0.00           0.00
January 2, 2009....................    687,420.00     689,130.00     689,130.00
July 2, 2009.......................          0.00           0.00           0.00
January 2, 2010....................    687,420.00     689,130.00     689,130.00
July 2, 2010.......................          0.00           0.00           0.00
January 2, 2011....................    687,420.00     689,130.00     689,130.00
July 2, 2011.......................          0.00           0.00           0.00
January 2, 2012....................    687,420.00     689,130.00     689,130.00
July 2, 2012.......................          0.00           0.00           0.00
January 2, 2013....................    639,180.00     640,770.00     640,770.00
July 2, 2013.......................          0.00           0.00           0.00
January 2, 2014....................    639,180.00     640,770.00     640,770.00
July 2, 2014.......................    257,280.00     257,920.00     257,920.00
January 2, 2015....................    627,120.00     628,680.00     628,680.00
July 2, 2015.......................          0.00           0.00           0.00
January 2, 2016....................    627,120.00     628,680.00     628,680.00
July 2, 2016.......................          0.00           0.00           0.00
January 2, 2017....................    627,120.00     628,680.00     628,680.00
July 2, 2017.......................          0.00           0.00           0.00
January 2, 2018....................    627,120.00     628,680.00     628,680.00
July 2, 2018.......................          0.00           0.00           0.00
January 2, 2019....................    627,120.00     628,680.00     628,680.00
July 2, 2019.......................          0.00           0.00           0.00
January 2, 2020....................    627,120.00     628,680.00     628,680.00
July 2, 2020.......................          0.00           0.00           0.00
January 2, 2021....................  4,526,426.63   4,533,328.52   4,533,328.52
July 2, 2021.......................  2,029,150.12   2,042,478.54   2,042,478.54
January 2, 2022....................  2,598,308.22   2,601,066.26   2,601,066.26
July 2, 2022.......................          0.00           0.00           0.00
January 2, 2023....................    461,955.03     462,886.68     462,886.68
--------------------------------------------------------------------------------------------

                                      III-2

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES G-1 EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                   B737-832        B737-832        B737-832        B737-832        B737-832        B737-832
DISTRIBUTION DATES                        (N3764D)         (N3765)         (N3766)         (N3767)         (N3768)        (N3769L)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $  706,230.00   $  706,230.00   $  706,230.00   $  706,230.00   $  706,230.00   $  706,230.00
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2008....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2009....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2010....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2011....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2012....................     706,230.00      706,230.00      706,230.00      706,230.00      706,230.00      706,230.00
July 2, 2012.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2013....................     656,670.00      656,670.00      656,670.00      656,670.00      656,670.00      656,670.00
July 2, 2013.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2014....................     656,670.00      656,670.00      656,670.00      656,670.00      656,670.00      656,670.00
July 2, 2014.......................     264,320.00      264,320.00      264,320.00      264,320.00      264,320.00      264,320.00
January 2, 2015....................     644,280.00      644,280.00      644,280.00      644,280.00      644,280.00      644,280.00
July 2, 2015.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2016....................     644,280.00      644,280.00      644,280.00      644,280.00      644,280.00      644,280.00
July 2, 2016.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2017....................     644,280.00      644,280.00      644,280.00      644,280.00      644,280.00      644,280.00
July 2, 2017.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2018....................     644,280.00      644,280.00      644,280.00      644,280.00      644,280.00      644,280.00
July 2, 2018.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2019....................     644,280.00      644,280.00      644,280.00      644,280.00      644,280.00      644,280.00
July 2, 2019.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2020....................     644,280.00      644,280.00      644,280.00      644,280.00      644,280.00      644,280.00
July 2, 2020.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2021....................   4,674,341.95    4,674,341.95    4,674,341.95    4,674,341.95    4,746,336.49    4,746,336.49
July 2, 2021.......................   2,038,959.71    2,038,959.71    2,038,959.71    2,038,959.71    1,902,156.74    1,902,156.74
January 2, 2022....................   2,689,862.09    2,689,862.09    2,689,862.09    2,689,862.09    2,751,077.46    2,751,077.46
July 2, 2022.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2023....................     475,796.25      475,796.25      475,796.25      475,796.25      479,389.31      479,389.31

-----------------------------------  ---------------------------------------------
REGULAR                                   B737-832        B737-832        B757-232
DISTRIBUTION DATES                        (N37700)        (N3771K)        (N67171)
-----------------------------------  ---------------------------------------------
January 2, 2003....................  $  707,940.00   $  707,940.00   $1,256,607.40
July 2, 2003.......................           0.00            0.00            0.00
January 2, 2004....................     707,940.00      707,940.00    1,126,320.00
July 2, 2004.......................           0.00            0.00            0.00
January 2, 2005....................     707,940.00      707,940.00    1,126,320.00
July 2, 2005.......................           0.00            0.00            0.00
January 2, 2006....................     707,940.00      707,940.00    1,126,320.00
July 2, 2006.......................           0.00            0.00            0.00
January 2, 2007....................     707,940.00      707,940.00    1,126,320.00
July 2, 2007.......................           0.00            0.00            0.00
January 2, 2008....................     707,940.00      707,940.00    1,126,320.00
July 2, 2008.......................           0.00            0.00            0.00
January 2, 2009....................     707,940.00      707,940.00    1,126,320.00
July 2, 2009.......................           0.00            0.00            0.00
January 2, 2010....................     707,940.00      707,940.00    1,126,320.00
July 2, 2010.......................           0.00            0.00            0.00
January 2, 2011....................     707,940.00      707,940.00    1,126,320.00
July 2, 2011.......................           0.00            0.00            0.00
January 2, 2012....................     707,940.00      707,940.00    1,128,675.41
July 2, 2012.......................           0.00            0.00            0.00
January 2, 2013....................     658,260.00      658,260.00            0.00
July 2, 2013.......................           0.00            0.00            0.00
January 2, 2014....................     658,260.00      658,260.00            0.00
July 2, 2014.......................     264,960.00      264,960.00            0.00
January 2, 2015....................     645,840.00      645,840.00            0.00
July 2, 2015.......................           0.00            0.00            0.00
January 2, 2016....................     645,840.00      645,840.00            0.00
July 2, 2016.......................           0.00            0.00            0.00
January 2, 2017....................     645,840.00      645,840.00            0.00
July 2, 2017.......................           0.00            0.00            0.00
January 2, 2018....................     645,840.00      645,840.00            0.00
July 2, 2018.......................           0.00            0.00            0.00
January 2, 2019....................     645,840.00      645,840.00            0.00
July 2, 2019.......................           0.00            0.00            0.00
January 2, 2020....................     645,840.00      645,840.00            0.00
July 2, 2020.......................           0.00            0.00            0.00
January 2, 2021....................   4,753,238.38    4,753,238.38            0.00
July 2, 2021.......................   1,915,485.16    1,915,485.16            0.00
January 2, 2022....................   2,753,835.51    2,753,835.51            0.00
July 2, 2022.......................           0.00            0.00            0.00
January 2, 2023....................     480,320.96      480,320.96            0.00

                                      III-3

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES G-1 EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                 B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER
DISTRIBUTION DATES                        (N185DN)        (N186DN)        (N187DN)        (N188DN)        (N189DN)        (N190DN)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $1,420,172.47   $1,420,172.47   $1,481,477.57   $1,481,477.57   $1,542,782.67   $1,542,782.67
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2008....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2009....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2010....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2011....................   1,272,924.00    1,272,924.00    1,327,872.00    1,327,872.00    1,382,820.00    1,382,820.00
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2012....................   1,275,590.70    1,275,590.74    1,330,654.05    1,330,654.05    1,385,717.35    1,385,717.35
July 2, 2012.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2013....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2013.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2014....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2014.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2015....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2015.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2016....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2016.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2017....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2017.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2018....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2018.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2019....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2019.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2020....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2020.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2021....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2021.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2022....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2022.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2023....................           0.00            0.00            0.00            0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------  ---------------------------------------------
REGULAR                                 B767-332ER      B767-332ER      B767-432ER
DISTRIBUTION DATES                        (N191DN)        (N192DN)        (N828MH)
-----------------------------------  ---------------------------------------------
January 2, 2003....................  $1,542,782.67   $1,542,782.67   $1,826,898.97
July 2, 2003.......................           0.00            0.00            0.00
January 2, 2004....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2004.......................           0.00            0.00            0.00
January 2, 2005....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2005.......................           0.00            0.00            0.00
January 2, 2006....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2006.......................           0.00            0.00            0.00
January 2, 2007....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2007.......................           0.00            0.00            0.00
January 2, 2008....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2008.......................           0.00            0.00            0.00
January 2, 2009....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2009.......................           0.00            0.00            0.00
January 2, 2010....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2010.......................           0.00            0.00            0.00
January 2, 2011....................   1,382,820.00    1,382,820.00    1,618,822.80
July 2, 2011.......................           0.00            0.00            0.00
January 2, 2012....................   1,385,717.35    1,385,717.35    1,622,343.40
July 2, 2012.......................           0.00            0.00            0.00
January 2, 2013....................           0.00            0.00            0.00
July 2, 2013.......................           0.00            0.00            0.00
January 2, 2014....................           0.00            0.00            0.00
July 2, 2014.......................           0.00            0.00            0.00
January 2, 2015....................           0.00            0.00            0.00
July 2, 2015.......................           0.00            0.00            0.00
January 2, 2016....................           0.00            0.00            0.00
July 2, 2016.......................           0.00            0.00            0.00
January 2, 2017....................           0.00            0.00            0.00
July 2, 2017.......................           0.00            0.00            0.00
January 2, 2018....................           0.00            0.00            0.00
July 2, 2018.......................           0.00            0.00            0.00
January 2, 2019....................           0.00            0.00            0.00
July 2, 2019.......................           0.00            0.00            0.00
January 2, 2020....................           0.00            0.00            0.00
July 2, 2020.......................           0.00            0.00            0.00
January 2, 2021....................           0.00            0.00            0.00
July 2, 2021.......................           0.00            0.00            0.00
January 2, 2022....................           0.00            0.00            0.00
July 2, 2022.......................           0.00            0.00            0.00
January 2, 2023....................           0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------

                                      III-4

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES G-1 EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                 B767-432ER      B767-432ER      B767-432ER      B767-432ER      B767-432ER
DISTRIBUTION DATES                        (N829MH)        (N830MH)        (N831MH)        (N832MH)        (N833MH)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $1,826,898.97   $1,834,309.47   $1,834,309.47   $1,834,309.47   $1,883,006.99
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2004....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2005....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2006....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2007....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2008....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2009....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2010....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2011....................   1,618,822.80    1,625,389.20    1,625,389.20    1,625,389.20    1,632,160.80
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2012....................   1,623,581.01    1,630,166.72    1,630,166.72    1,630,166.72    1,595,747.04
July 2, 2012.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2013....................           0.00            0.00            0.00            0.00            0.00
July 2, 2013.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2014....................           0.00            0.00            0.00            0.00            0.00
July 2, 2014.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2015....................           0.00            0.00            0.00            0.00            0.00
July 2, 2015.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2016....................           0.00            0.00            0.00            0.00            0.00
July 2, 2016.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2017....................           0.00            0.00            0.00            0.00            0.00
July 2, 2017.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2018....................           0.00            0.00            0.00            0.00            0.00
July 2, 2018.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2019....................           0.00            0.00            0.00            0.00            0.00
July 2, 2019.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2020....................           0.00            0.00            0.00            0.00            0.00
July 2, 2020.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2021....................           0.00            0.00            0.00            0.00            0.00
July 2, 2021.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2022....................           0.00            0.00            0.00            0.00            0.00
July 2, 2022.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2023....................           0.00            0.00            0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------


                                      III-5

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES G-2 EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------
REGULAR                                  B737-832       B737-832       B737-832       B737-832       B737-832       B737-832
DISTRIBUTION DATES                       (N372DA)       (N373DA)       (N374DA)       (N375DA)       (N396DA)       (N397DA)
----------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
July 2, 2003.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2004....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2004.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2005....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2005.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2006....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2006.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2007....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2007.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2008....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2008.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2009....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2009.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2010....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2010.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2011....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2011.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2012....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2012.......................  1,073,800.00   1,073,800.00   1,075,200.00   1,075,200.00   1,125,600.00   1,125,600.00
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  -------------------------------------------
REGULAR                                  B737-832       B737-832        B737-832
DISTRIBUTION DATES                       (N398DA)       (N399DA)        (N3730B)
-----------------------------------  -------------------------------------------
January 2, 2003....................  $       0.00   $       0.00   $        0.00
July 2, 2003.......................          0.00           0.00            0.00
January 2, 2004....................          0.00           0.00            0.00
July 2, 2004.......................          0.00           0.00            0.00
January 2, 2005....................          0.00           0.00            0.00
July 2, 2005.......................          0.00           0.00            0.00
January 2, 2006....................          0.00           0.00            0.00
July 2, 2006.......................          0.00           0.00            0.00
January 2, 2007....................          0.00           0.00            0.00
July 2, 2007.......................          0.00           0.00            0.00
January 2, 2008....................          0.00           0.00            0.00
July 2, 2008.......................          0.00           0.00            0.00
January 2, 2009....................          0.00           0.00            0.00
July 2, 2009.......................          0.00           0.00            0.00
January 2, 2010....................          0.00           0.00            0.00
July 2, 2010.......................          0.00           0.00            0.00
January 2, 2011....................          0.00           0.00            0.00
July 2, 2011.......................          0.00           0.00            0.00
January 2, 2012....................          0.00           0.00            0.00
July 2, 2012.......................  1,125,600.00   1,128,400.00    1,128,400.00
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
REGULAR                                  B737-832       B737-832       B737-832       B737-832       B737-832       B737-832
DISTRIBUTION DATES                       (N3764D)        (N3765)        (N3766)        (N3767)        (N3768)       (N3769L)
----------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
July 2, 2003.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2004....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2004.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2005....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2005.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2006....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2006.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2007....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2007.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2008....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2008.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2009....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2009.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2010....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2010.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2011....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2011.......................          0.00           0.00           0.00           0.00           0.00           0.00
January 2, 2012....................          0.00           0.00           0.00           0.00           0.00           0.00
July 2, 2012.......................  1,156,400.00   1,156,400.00   1,156,400.00   1,156,400.00   1,156,400.00   1,156,400.00
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  -------------------------------------------
REGULAR                                  B737-832       B737-832        B757-232
DISTRIBUTION DATES                       (N37700)       (N3771K)        (N67171)
-----------------------------------  -------------------------------------------
January 2, 2003....................  $       0.00   $       0.00   $        0.00
July 2, 2003.......................          0.00           0.00            0.00
January 2, 2004....................          0.00           0.00            0.00
July 2, 2004.......................          0.00           0.00            0.00
January 2, 2005....................          0.00           0.00            0.00
July 2, 2005.......................          0.00           0.00            0.00
January 2, 2006....................          0.00           0.00            0.00
July 2, 2006.......................          0.00           0.00            0.00
January 2, 2007....................          0.00           0.00            0.00
July 2, 2007.......................          0.00           0.00            0.00
January 2, 2008....................          0.00           0.00            0.00
July 2, 2008.......................          0.00           0.00            0.00
January 2, 2009....................          0.00           0.00            0.00
July 2, 2009.......................          0.00           0.00            0.00
January 2, 2010....................          0.00           0.00            0.00
July 2, 2010.......................          0.00           0.00            0.00
January 2, 2011....................          0.00           0.00            0.00
July 2, 2011.......................          0.00           0.00            0.00
January 2, 2012....................          0.00           0.00            0.00
July 2, 2012.......................  1,159,200.00   1,159,200.00   16,892,444.59
----------------------------------------------------------------------------------------------------------------------------

                                      III-6

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES G-2 EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                 B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER
DISTRIBUTION DATES                        (N185DN)        (N186DN)        (N187DN)        (N188DN)        (N189DN)        (N190DN)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2008....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2009....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2010....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2011....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2012.......................  19,091,193.30   19,091,193.26   19,915,297.95   19,915,297.95   20,739,402.65   20,739,402.65
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------  ---------------------------------------------
REGULAR                                 B767-332ER      B767-332ER      B767-432ER
DISTRIBUTION DATES                        (N191DN)        (N192DN)        (N828MH)
-----------------------------------  ---------------------------------------------
January 2, 2003....................  $        0.00   $        0.00   $        0.00
July 2, 2003.......................           0.00            0.00            0.00
January 2, 2004....................           0.00            0.00            0.00
July 2, 2004.......................           0.00            0.00            0.00
January 2, 2005....................           0.00            0.00            0.00
July 2, 2005.......................           0.00            0.00            0.00
January 2, 2006....................           0.00            0.00            0.00
July 2, 2006.......................           0.00            0.00            0.00
January 2, 2007....................           0.00            0.00            0.00
July 2, 2007.......................           0.00            0.00            0.00
January 2, 2008....................           0.00            0.00            0.00
July 2, 2008.......................           0.00            0.00            0.00
January 2, 2009....................           0.00            0.00            0.00
July 2, 2009.......................           0.00            0.00            0.00
January 2, 2010....................           0.00            0.00            0.00
July 2, 2010.......................           0.00            0.00            0.00
January 2, 2011....................           0.00            0.00            0.00
July 2, 2011.......................           0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00
July 2, 2012.......................  20,739,402.65   20,739,402.65   28,775,551.40
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                 B767-432ER      B767-432ER      B767-432ER      B767-432ER      B767-432ER
DISTRIBUTION DATES                        (N829MH)        (N830MH)        (N831MH)        (N832MH)        (N833MH)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2004....................           0.00            0.00            0.00            0.00            0.00
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2005....................           0.00            0.00            0.00            0.00            0.00
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2006....................           0.00            0.00            0.00            0.00            0.00
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2007....................           0.00            0.00            0.00            0.00            0.00
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2008....................           0.00            0.00            0.00            0.00            0.00
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2009....................           0.00            0.00            0.00            0.00            0.00
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2010....................           0.00            0.00            0.00            0.00            0.00
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2011....................           0.00            0.00            0.00            0.00            0.00
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00            0.00            0.00
July 2, 2012.......................  28,774,313.79   28,891,030.48   28,891,030.48   28,891,030.48   29,052,605.76


                                      III-7

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                   B737-832        B737-832        B737-832        B737-832        B737-832        B737-832
DISTRIBUTION DATES                        (N372DA)        (N373DA)        (N374DA)        (N375DA)        (N396DA)        (N397DA)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $        0.00   $        0.00   $        0.00   $        0.00   $  144,720.00   $  144,720.00
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004....................     120,249.01      120,249.01      105,739.69      105,739.69      144,720.00      144,720.00
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005....................     138,060.00      138,060.00      138,240.00      138,240.00      144,720.00      144,720.00
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006....................     138,060.00      138,060.00      138,240.00      138,240.00      144,720.00      144,720.00
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007....................     138,060.00      138,060.00      138,240.00      138,240.00      144,720.00      144,720.00
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2008....................     138,060.00      138,060.00      138,240.00      138,240.00      144,720.00      144,720.00
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2009....................     138,060.00      138,060.00      138,240.00      138,240.00      144,720.00      144,720.00
July 2, 2009.......................   2,215,978.07    2,215,978.07    2,361,654.12    2,361,654.12      955,730.75      955,730.75
January 2, 2010....................     508,005.56      508,005.56      372,625.24      372,625.24    1,653,257.67    1,653,257.67
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2011....................     911,596.37      911,596.37      906,040.64      906,040.64    1,116,717.79    1,116,717.79
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00            0.00       85,253.79       85,253.79
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------  ---------------------------------------------
REGULAR                                   B737-832        B737-832        B737-832
DISTRIBUTION DATES                        (N398DA)        (N399DA)        (N3730B)
-----------------------------------  ---------------------------------------------
January 2, 2003....................  $  144,720.00   $  145,080.00   $  145,080.00
July 2, 2003.......................           0.00            0.00            0.00
January 2, 2004....................     144,720.00      145,080.00      145,080.00
July 2, 2004.......................           0.00            0.00            0.00
January 2, 2005....................     144,720.00      145,080.00      145,080.00
July 2, 2005.......................           0.00            0.00            0.00
January 2, 2006....................     144,720.00      145,080.00      145,080.00
July 2, 2006.......................           0.00            0.00            0.00
January 2, 2007....................     144,720.00      145,080.00      145,080.00
July 2, 2007.......................           0.00            0.00            0.00
January 2, 2008....................     144,720.00      145,080.00      145,080.00
July 2, 2008.......................           0.00            0.00            0.00
January 2, 2009....................     144,720.00      145,080.00      145,080.00
July 2, 2009.......................     955,730.75      932,572.40      932,572.40
January 2, 2010....................   1,653,257.67    1,691,305.96    1,691,305.96
July 2, 2010.......................           0.00            0.00            0.00
January 2, 2011....................   1,116,717.79    1,115,463.73    1,115,463.73
July 2, 2011.......................           0.00            0.00            0.00
January 2, 2012....................      85,253.79       81,097.90       81,097.90
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                   B737-832        B737-832        B737-832        B737-832        B737-832        B737-832
DISTRIBUTION DATES                        (N3764D)         (N3765)         (N3766)         (N3767)         (N3768)        (N3769L)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $  148,680.00   $  148,680.00   $  148,680.00   $  148,680.00   $  148,680.00   $  148,680.00
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004....................     148,680.00      148,680.00      148,680.00      148,680.00      148,680.00      148,680.00
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005....................     148,680.00      148,680.00      148,680.00      148,680.00      148,680.00      148,680.00
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006....................     148,680.00      148,680.00      148,680.00      148,680.00      148,680.00      148,680.00
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007....................     148,680.00      148,680.00      148,680.00      148,680.00      148,680.00      148,680.00
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2008....................     148,680.00      148,680.00      148,680.00      148,680.00      148,680.00      148,680.00
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2009....................     148,680.00      148,680.00      148,680.00      148,680.00      293,722.49      293,722.49
July 2, 2009.......................   1,122,854.11    1,122,854.11    1,122,854.11    1,122,854.11    1,254,634.31    1,254,634.31
January 2, 2010....................   1,511,152.32    1,511,152.32    1,511,152.32    1,511,152.32    1,095,558.21    1,095,558.21
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2011....................   1,169,533.41    1,169,533.41    1,169,533.41    1,169,533.41    1,236,143.69    1,236,143.69
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2012....................     111,700.16      111,700.16      111,700.16      111,700.16      183,861.30      183,861.30
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------  ---------------------------------------------
REGULAR                                   B737-832        B737-832        B757-232
DISTRIBUTION DATES                        (N37700)        (N3771K)        (N67171)
-----------------------------------  ---------------------------------------------
January 2, 2003....................  $  149,040.00   $  149,040.00   $  575,270.78
July 2, 2003.......................           0.00            0.00            0.00
January 2, 2004....................     149,040.00      149,040.00      594,386.88
July 2, 2004.......................           0.00            0.00            0.00
January 2, 2005....................     149,040.00      149,040.00      643,890.24
July 2, 2005.......................           0.00            0.00            0.00
January 2, 2006....................     149,040.00      149,040.00      641,792.64
July 2, 2006.......................           0.00            0.00            0.00
January 2, 2007....................     149,040.00      149,040.00      688,359.36
July 2, 2007.......................           0.00            0.00            0.00
January 2, 2008....................     149,040.00      149,040.00      525,345.46
July 2, 2008.......................           0.00            0.00            0.00
January 2, 2009....................     254,766.43      254,766.43      420,135.60
July 2, 2009.......................   1,310,108.07    1,310,108.07            0.00
January 2, 2010....................   1,094,290.45    1,094,290.45      209,304.00
July 2, 2010.......................           0.00            0.00            0.00
January 2, 2011....................   1,234,889.63    1,234,889.63            0.00
July 2, 2011.......................           0.00            0.00            0.00
January 2, 2012....................     179,705.42      179,705.42            0.00
----------------------------------------------------------------------------------------------------------------------------------

                                      III-8

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                 B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER
DISTRIBUTION DATES                        (N185DN)        (N186DN)        (N187DN)        (N188DN)        (N189DN)        (N190DN)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $  650,146.73   $  650,146.73   $  678,210.65   $  678,210.65   $  706,274.59   $  706,274.59
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004....................     671,753.43      671,753.43      700,750.85      700,750.85      729,748.26      729,748.26
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005....................     727,700.24      727,700.24      759,112.70      759,112.70      790,525.16      790,525.16
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006....................     725,329.62      725,329.62      756,639.74      756,639.74      787,949.87      787,949.87
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007....................     777,957.55      777,957.55      811,539.46      811,539.46      845,121.36      845,121.36
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2008....................     593,727.85      593,727.85      619,357.96      619,357.96      644,988.06      644,988.06
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2009....................     474,821.27      474,821.27      495,317.76      495,317.76      515,814.25      515,814.25
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2010....................     236,547.42      236,547.42      246,758.40      246,758.40      256,969.38      256,969.38
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2011....................           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00            0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------  ---------------------------------------------
REGULAR                                 B767-332ER      B767-332ER      B767-432ER
DISTRIBUTION DATES                        (N191DN)        (N192DN)        (N828MH)
-----------------------------------  ---------------------------------------------
January 2, 2003....................  $  706,274.59   $  706,274.59   $  864,202.74
July 2, 2003.......................           0.00            0.00            0.00
January 2, 2004....................     729,748.26      729,748.26      898,258.77
July 2, 2004.......................           0.00            0.00            0.00
January 2, 2005....................     790,525.16      790,525.16      982,388.77
July 2, 2005.......................           0.00            0.00            0.00
January 2, 2006....................     787,949.87      787,949.87      984,398.64
July 2, 2006.......................           0.00            0.00            0.00
January 2, 2007....................     845,121.36      845,121.36    1,066,820.25
July 2, 2007.......................           0.00            0.00            0.00
January 2, 2008....................     644,988.06      644,988.06    1,031,519.67
July 2, 2008.......................           0.00            0.00            0.00
January 2, 2009....................     515,814.25      515,814.25      689,685.51
July 2, 2009.......................           0.00            0.00            0.00
January 2, 2010....................     256,969.38      256,969.38      347,249.51
July 2, 2010.......................           0.00            0.00            0.00
January 2, 2011....................           0.00            0.00            0.00
July 2, 2011.......................           0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
REGULAR                                 B767-432ER      B767-432ER      B767-432ER      B767-432ER      B767-432ER
DISTRIBUTION DATES                        (N829MH)        (N830MH)        (N831MH)        (N832MH)        (N833MH)
----------------------------------------------------------------------------------------------------------------------------------
January 2, 2003....................  $  864,202.74   $  867,708.10   $  867,708.10   $  867,708.10   $  829,918.19
July 2, 2003.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2004....................     898,258.77      901,902.36      901,902.36      901,902.36      905,659.82
July 2, 2004.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2005....................     982,388.77      986,373.61      986,373.61      986,373.61      990,482.99
July 2, 2005.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2006....................     984,398.64      988,391.64      988,391.64      988,391.64      992,509.42
July 2, 2006.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2007....................   1,066,820.25    1,071,147.57    1,071,147.57    1,071,147.57    1,075,610.12
July 2, 2007.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2008....................   1,031,519.67    1,035,703.88    1,035,703.88    1,035,703.88      951,018.85
July 2, 2008.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2009....................     689,685.51      692,483.07      692,483.07      692,483.07      695,368.05
July 2, 2009.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2010....................     347,249.51      348,658.05      348,658.05      348,658.05      350,110.61
July 2, 2010.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2011....................           0.00            0.00            0.00            0.00            0.00
July 2, 2011.......................           0.00            0.00            0.00            0.00            0.00
January 2, 2012....................           0.00            0.00            0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------


                                      III-9

                APPENDIX III: EQUIPMENT NOTE PRINCIPAL PAYMENTS
                          SERIES D EQUIPMENT NOTES(1)

----------------------------------------------------------------------------------------------------------------------------
REGULAR                             B757-232      B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER
DISTRIBUTION DATES                  (N67171)        (N185DN)        (N186DN)        (N187DN)        (N188DN)        (N189DN)
----------------------------------------------------------------------------------------------------------------------------
January 2, 2003..............  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
July 2, 2003.................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2004..............           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2004.................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2005..............           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2005.................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2006..............           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2006.................           0.00            0.00            0.00            0.00            0.00            0.00
January 2, 2007..............           0.00            0.00            0.00            0.00            0.00            0.00
July 2, 2007.................   4,463,226.14    5,044,165.92    5,044,165.92    5,261,905.40    5,261,905.40    5,479,644.89
----------------------------------------------------------------------------------------------------------------------------

-----------------------------  -------------------------------------------------------------
REGULAR                           B767-332ER      B767-332ER      B767-332ER      B767-432ER
DISTRIBUTION DATES                  (N190DN)        (N191DN)        (N192DN)        (N828MH)
-----------------------------  -------------------------------------------------------------
January 2, 2003..............  $        0.00   $        0.00   $        0.00   $        0.00
July 2, 2003.................           0.00            0.00            0.00            0.00
January 2, 2004..............           0.00            0.00            0.00            0.00
July 2, 2004.................           0.00            0.00            0.00            0.00
January 2, 2005..............           0.00            0.00            0.00            0.00
July 2, 2005.................           0.00            0.00            0.00            0.00
January 2, 2006..............           0.00            0.00            0.00            0.00
July 2, 2006.................           0.00            0.00            0.00            0.00
January 2, 2007..............           0.00            0.00            0.00            0.00
July 2, 2007.................   5,479,644.89    5,479,644.89    5,479,644.89    7,127,598.48
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
REGULAR                            B767-432ER      B767-432ER      B767-432ER      B767-432ER      B767-432ER
DISTRIBUTION DATES                   (N829MH)        (N830MH)        (N831MH)        (N832MH)        (N833MH)
-----------------------------------------------------------------------------------------------------------------------------
January 2, 2003............  $           0.00   $        0.00   $        0.00   $        0.00   $        0.00
July 2, 2003...............              0.00            0.00            0.00            0.00            0.00
January 2, 2004............              0.00            0.00            0.00            0.00            0.00
July 2, 2004...............              0.00            0.00            0.00            0.00            0.00
January 2, 2005............              0.00            0.00            0.00            0.00            0.00
July 2, 2005...............              0.00            0.00            0.00            0.00            0.00
January 2, 2006............              0.00            0.00            0.00            0.00            0.00
July 2, 2006...............              0.00            0.00            0.00            0.00            0.00
January 2, 2007............              0.00            0.00            0.00            0.00            0.00
July 2, 2007...............      7,127,598.48    7,156,509.94    7,156,509.94    7,156,509.94    7,275,324.89
-----------------------------------------------------------------------------------------------------------------------------

(1) There are no Series D Equipment Notes issued with respect to the Boeing 737-832 Aircraft.

                                      III-10

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                           SERIES G-1 EQUIPMENT NOTES

-----------------------------------------------------------------------------------------------------------------------------
                                       B737-832     B737-832     B737-832     B737-832     B737-832     B737-832     B737-832
               DATES                   (N372DA)     (N373DA)     (N374DA)     (N375DA)     (N396DA)     (N397DA)     (N398DA)
-----------------------------------------------------------------------------------------------------------------------------
April   , 2002.....................     55.3%        55.3%        55.2%        55.2%        55.9%        55.9%        55.9%
January 2, 2003....................     57.2         57.2         57.1         57.1         56.0         56.0         56.0
January 2, 2004....................     57.4         57.4         57.4         57.4         56.0         56.0         56.0
January 2, 2005....................     57.6         57.6         57.6         57.6         56.1         56.1         56.1
January 2, 2006....................     57.9         57.9         57.9         57.9         56.2         56.2         56.2
January 2, 2007....................     58.1         58.1         58.1         58.1         56.3         56.3         56.3
January 2, 2008....................     58.4         58.4         58.4         58.4         56.4         56.4         56.4
January 2, 2009....................     58.7         58.7         58.7         58.7         56.5         56.5         56.5
January 2, 2010....................     59.1         59.1         59.1         59.1         56.6         56.6         56.6
January 2, 2011....................     59.4         59.4         59.4         59.4         56.8         56.8         56.8
January 2, 2012....................     59.8         59.8         59.8         59.8         56.9         56.9         56.9
January 2, 2013....................     56.1         56.1         56.1         56.1         53.0         53.0         53.0
January 2, 2014....................     56.5         56.5         56.5         56.5         53.2         53.2         53.2
January 2, 2015....................     57.1         57.1         57.1         57.1         52.4         52.4         52.4
January 2, 2016....................     59.0         59.0         59.0         59.0         52.6         52.6         52.6
January 2, 2017....................     61.3         61.3         61.3         61.3         53.8         53.8         53.8
January 2, 2018....................     64.0         64.0         64.0         64.0         55.3         55.3         55.3
January 2, 2019....................     53.7         53.7         50.5         50.5         57.1         57.1         57.1
January 2, 2020....................     40.0         40.0         39.9         39.9         59.2         59.2         59.2
January 2, 2021....................     24.0         24.0         24.0         24.0         35.0         35.0         35.0
January 2, 2022....................       NA           NA           NA           NA          3.7          3.7          3.7
January 2, 2023....................       NA           NA           NA           NA           NA           NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  -----------------------
                                       B737-832     B737-832
               DATES                   (N399DA)     (N3730B)
-----------------------------------  -----------------------
April   , 2002.....................     56.0%        56.0%
January 2, 2003....................     56.1         56.1
January 2, 2004....................     56.2         56.2
January 2, 2005....................     56.3         56.3
January 2, 2006....................     56.3         56.3
January 2, 2007....................     56.4         56.4
January 2, 2008....................     56.5         56.5
January 2, 2009....................     56.6         56.6
January 2, 2010....................     56.8         56.8
January 2, 2011....................     56.9         56.9
January 2, 2012....................     57.0         57.0
January 2, 2013....................     53.2         53.2
January 2, 2014....................     53.3         53.3
January 2, 2015....................     52.5         52.5
January 2, 2016....................     52.7         52.7
January 2, 2017....................     54.0         54.0
January 2, 2018....................     55.4         55.4
January 2, 2019....................     57.2         57.2
January 2, 2020....................     59.4         59.4
January 2, 2021....................     35.1         35.1
January 2, 2022....................      3.7          3.7
January 2, 2023....................       NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                       B737-832     B737-832     B737-832     B737-832     B737-832     B737-832     B737-832
               DATES                   (N3764D)      (N3765)      (N3766)      (N3767)      (N3768)     (N3769L)     (N37700)
-----------------------------------------------------------------------------------------------------------------------------
April   , 2002.....................     54.8%        54.8%        54.8%        54.8%        52.4%        52.4%        52.4%
January 2, 2003....................     54.9         54.9         54.9         54.9         52.4         52.4         52.4
January 2, 2004....................     54.9         54.9         54.9         54.9         52.5         52.5         52.4
January 2, 2005....................     54.9         54.9         54.9         54.9         52.5         52.5         52.5
January 2, 2006....................     54.9         54.9         54.9         54.9         52.5         52.5         52.5
January 2, 2007....................     54.9         54.9         54.9         54.9         52.5         52.5         52.5
January 2, 2008....................     55.0         55.0         55.0         55.0         52.5         52.5         52.5
January 2, 2009....................     55.0         55.0         55.0         55.0         52.6         52.6         52.5
January 2, 2010....................     55.0         55.0         55.0         55.0         52.6         52.6         52.6
January 2, 2011....................     55.0         55.0         55.0         55.0         52.6         52.6         52.6
January 2, 2012....................     55.1         55.1         55.1         55.1         52.7         52.7         52.6
January 2, 2013....................     51.2         51.2         51.2         51.2         49.0         49.0         49.0
January 2, 2014....................     51.3         51.3         51.3         51.3         49.0         49.0         49.0
January 2, 2015....................     50.3         50.3         50.3         50.3         48.1         48.1         48.1
January 2, 2016....................     50.4         50.4         50.4         50.4         48.2         48.2         48.1
January 2, 2017....................     50.4         50.4         50.4         50.4         48.2         48.2         48.2
January 2, 2018....................     51.5         51.5         51.5         51.5         49.2         49.2         49.2
January 2, 2019....................     52.7         52.7         52.7         52.7         50.4         50.4         50.4
January 2, 2020....................     54.2         54.2         54.2         54.2         51.8         51.8         51.8
January 2, 2021....................     31.6         31.6         31.6         31.6         29.8         29.8         29.8
January 2, 2022....................      3.2          3.2          3.2          3.2          3.1          3.1          3.1
January 2, 2023....................       NA           NA           NA           NA           NA           NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  -----------------------
                                       B737-832     B757-232
               DATES                   (N3771K)     (N67171)
-----------------------------------  -----------------------
April   , 2002.....................     52.3%        50.4%
January 2, 2003....................     52.3         50.3
January 2, 2004....................     52.3         50.4
January 2, 2005....................     52.4         50.5
January 2, 2006....................     52.4         50.7
January 2, 2007....................     52.4         50.9
January 2, 2008....................     52.4         51.1
January 2, 2009....................     52.4         51.3
January 2, 2010....................     52.5         51.5
January 2, 2011....................     52.5         51.8
January 2, 2012....................     52.5           NA
January 2, 2013....................     48.9           NA
January 2, 2014....................     48.9           NA
January 2, 2015....................     48.0           NA
January 2, 2016....................     48.1           NA
January 2, 2017....................     48.1           NA
January 2, 2018....................     49.1           NA
January 2, 2019....................     50.3           NA
January 2, 2020....................     51.7           NA
January 2, 2021....................     29.7           NA
January 2, 2022....................      3.1           NA
January 2, 2023....................       NA           NA
-----------------------------------------------------------------------------------------------------------------------------

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                           SERIES G-1 EQUIPMENT NOTES

-----------------------------------------------------------------------------------------------------------------------------
                                     B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
               DATES                   (N185DN)     (N186DN)     (N187DN)     (N188DN)     (N189DN)     (N190DN)     (N191DN)
-----------------------------------------------------------------------------------------------------------------------------
April     , 2002...................     50.3%        50.1%        49.9%        49.0%        50.3%        50.1%        49.9%
January 2, 2003....................     50.9         50.6         50.3         49.4         50.6         50.4         50.2
January 2, 2004....................     51.9         51.4         51.1         50.0         51.2         51.0         50.8
January 2, 2005....................     53.0         52.3         52.0         50.7         51.9         51.8         51.5
January 2, 2006....................     54.3         53.3         53.0         51.5         52.7         52.6         52.3
January 2, 2007....................     55.8         54.4         54.2         52.4         53.7         53.5         53.2
January 2, 2008....................     57.6         55.8         55.6         53.4         54.7         54.5         54.3
January 2, 2009....................     59.6         57.4         57.1         54.6         55.9         55.7         55.5
January 2, 2010....................     62.1         59.3         59.0         55.9         57.3         57.1         56.9
January 2, 2011....................     65.2         61.6         61.3         57.6         59.0         58.8         58.5
January 2, 2012....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2013....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2014....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2015....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2016....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2017....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2018....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2019....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2020....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2021....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2022....................       NA           NA           NA           NA           NA           NA           NA
January 2, 2023....................       NA           NA           NA           NA           NA           NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  -----------------------
                                     B767-332ER   B767-432ER
               DATES                   (N192DN)     (N828MH)
-----------------------------------  -----------------------
April     , 2002...................     49.5%        50.5%
January 2, 2003....................     49.8         50.4
January 2, 2004....................     50.4         50.5
January 2, 2005....................     51.1         50.6
January 2, 2006....................     51.9         50.7
January 2, 2007....................     52.8         50.8
January 2, 2008....................     53.8         51.0
January 2, 2009....................     55.0         51.1
January 2, 2010....................     56.4         51.3
January 2, 2011....................     58.1         51.5
January 2, 2012....................       NA           NA
January 2, 2013....................       NA           NA
January 2, 2014....................       NA           NA
January 2, 2015....................       NA           NA
January 2, 2016....................       NA           NA
January 2, 2017....................       NA           NA
January 2, 2018....................       NA           NA
January 2, 2019....................       NA           NA
January 2, 2020....................       NA           NA
January 2, 2021....................       NA           NA
January 2, 2022....................       NA           NA
January 2, 2023....................       NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                     B767-432ER   B767-432ER   B767-432ER   B767-432ER   B767-432ER
               DATES                   (N829MH)     (N830MH)     (N831MH)     (N832MH)     (N833MH)
-----------------------------------------------------------------------------------------------------------------------------
April     , 2002...................     50.5%        50.7%        50.7%        50.7%        50.9%
January 2, 2003....................     50.4         50.5         50.5         50.5         50.8
January 2, 2004....................     50.5         50.6         50.6         50.6         50.9
January 2, 2005....................     50.6         50.8         50.8         50.8         51.0
January 2, 2006....................     50.7         50.9         50.9         50.9         51.1
January 2, 2007....................     50.8         51.0         51.0         51.0         51.2
January 2, 2008....................     51.0         51.1         51.1         51.1         51.4
January 2, 2009....................     51.1         51.3         51.3         51.3         51.5
January 2, 2010....................     51.3         51.5         51.5         51.5         51.7
January 2, 2011....................     51.5         51.7         51.7         51.7         51.9
January 2, 2012....................       NA           NA           NA           NA           NA
January 2, 2013....................       NA           NA           NA           NA           NA
January 2, 2014....................       NA           NA           NA           NA           NA
January 2, 2015....................       NA           NA           NA           NA           NA
January 2, 2016....................       NA           NA           NA           NA           NA
January 2, 2017....................       NA           NA           NA           NA           NA
January 2, 2018....................       NA           NA           NA           NA           NA
January 2, 2019....................       NA           NA           NA           NA           NA
January 2, 2020....................       NA           NA           NA           NA           NA
January 2, 2021....................       NA           NA           NA           NA           NA
January 2, 2022....................       NA           NA           NA           NA           NA
January 2, 2023....................       NA           NA           NA           NA           NA
-----------------------------------------------------------------------------------------------------------------------------

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                           SERIES G-2 EQUIPMENT NOTES

---------------------------------------------------------------------------------------------------------------------------------
                                 B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832
DATES                            (N372DA)   (N373DA)   (N374DA)   (N375DA)   (N396DA)   (N397DA)   (N398DA)   (N399DA)   (N3730B)
---------------------------------------------------------------------------------------------------------------------------------
April   , 2002.................    55.3%      55.3%      55.2%      55.2%      55.9%      55.9%      55.9%      56.0%      56.0%
January 2, 2003................    57.2       57.2       57.1       57.1       56.0       56.0       56.0       56.1       56.1
January 2, 2004................    57.4       57.4       57.4       57.4       56.0       56.0       56.0       56.2       56.2
January 2, 2005................    57.6       57.6       57.6       57.6       56.1       56.1       56.1       56.3       56.3
January 2, 2006................    57.9       57.9       57.9       57.9       56.2       56.2       56.2       56.3       56.3
January 2, 2007................    58.1       58.1       58.1       58.1       56.3       56.3       56.3       56.4       56.4
January 2, 2008................    58.4       58.4       58.4       58.4       56.4       56.4       56.4       56.5       56.5
January 2, 2009................    58.7       58.7       58.7       58.7       56.5       56.5       56.5       56.6       56.6
January 2, 2010................    59.1       59.1       59.1       59.1       56.6       56.6       56.6       56.8       56.8
January 2, 2011................    59.4       59.4       59.4       59.4       56.8       56.8       56.8       56.9       56.9
January 2, 2012................    59.8       59.8       59.8       59.8       56.9       56.9       56.9       57.0       57.0
January 2, 2013................      NA         NA         NA         NA         NA         NA         NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                 B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B757-232
DATES                            (N3764D)    (N3765)    (N3766)    (N3767)    (N3768)   (N3769L)   (N37700)   (N3771K)   (N67171)
---------------------------------------------------------------------------------------------------------------------------------
April   , 2002.................    54.8%      54.8%      54.8%      54.8%      52.4%      52.4%      52.4%      52.3%      50.4%
January 2, 2003................    54.9       54.9       54.9       54.9       52.4       52.4       52.4       52.3       50.3
January 2, 2004................    54.9       54.9       54.9       54.9       52.5       52.5       52.4       52.3       50.4
January 2, 2005................    54.9       54.9       54.9       54.9       52.5       52.5       52.5       52.4       50.5
January 2, 2006................    54.9       54.9       54.9       54.9       52.5       52.5       52.5       52.4       50.7
January 2, 2007................    54.9       54.9       54.9       54.9       52.5       52.5       52.5       52.4       50.9
January 2, 2008................    55.0       55.0       55.0       55.0       52.5       52.5       52.5       52.4       51.1
January 2, 2009................    55.0       55.0       55.0       55.0       52.6       52.6       52.5       52.4       51.3
January 2, 2010................    55.0       55.0       55.0       55.0       52.6       52.6       52.6       52.5       51.5
January 2, 2011................    55.0       55.0       55.0       55.0       52.6       52.6       52.6       52.5       51.8
January 2, 2012................    55.1       55.1       55.1       55.1       52.7       52.7       52.6       52.5       52.1
January 2, 2013................      NA         NA         NA         NA         NA         NA         NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                           SERIES G-2 EQUIPMENT NOTES

-----------------------------------------------------------------------------------------------------------------------------
                                     B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATES                                  (N185DN)     (N186DN)     (N187DN)     (N188DN)     (N189DN)     (N190DN)     (N191DN)
-----------------------------------------------------------------------------------------------------------------------------
April   , 2002.....................     50.3%        50.1%        49.9%        49.0%        50.3%        50.1%        49.9%
January 2, 2003....................     50.9         50.6         50.3         49.4         50.6         50.4         50.2
January 2, 2004....................     51.9         51.4         51.1         50.0         51.2         51.0         50.8
January 2, 2005....................     53.0         52.3         52.0         50.7         51.9         51.8         51.5
January 2, 2006....................     54.3         53.3         53.0         51.5         52.7         52.6         52.3
January 2, 2007....................     55.8         54.4         54.2         52.4         53.7         53.5         53.2
January 2, 2008....................     57.6         55.8         55.6         53.4         54.7         54.5         54.3
January 2, 2009....................     59.6         57.4         57.1         54.6         55.9         55.7         55.5
January 2, 2010....................     62.1         59.3         59.0         55.9         57.3         57.1         56.9
January 2, 2011....................     65.2         61.6         61.3         57.6         59.0         58.8         58.5
January 2, 2012....................     69.1         64.3         64.1         59.5         61.0         60.8         60.5
January 2, 2013....................       NA           NA           NA           NA           NA           NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------  -----------------------
                                     B767-332ER   B767-432ER
DATES                                  (N192DN)     (N828MH)
-----------------------------------  -----------------------
April   , 2002.....................     49.5%        50.5%
January 2, 2003....................     49.8         50.4
January 2, 2004....................     50.4         50.5
January 2, 2005....................     51.1         50.6
January 2, 2006....................     51.9         50.7
January 2, 2007....................     52.8         50.8
January 2, 2008....................     53.8         51.0
January 2, 2009....................     55.0         51.1
January 2, 2010....................     56.4         51.3
January 2, 2011....................     58.1         51.5
January 2, 2012....................     60.1         51.7
January 2, 2013....................       NA           NA
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                     B767-432ER   B767-432ER   B767-432ER   B767-432ER   B767-432ER
DATES                                  (N829MH)     (N830MH)     (N831MH)     (N832MH)     (N833MH)
-----------------------------------------------------------------------------------------------------------------------------
April   , 2002.....................     50.5%        50.7%        50.7%        50.7%        50.9%
January 2, 2003....................     50.4         50.5         50.5         50.5         50.8
January 2, 2004....................     50.5         50.6         50.6         50.6         50.9
January 2, 2005....................     50.6         50.8         50.8         50.8         51.0
January 2, 2006....................     50.7         50.9         50.9         50.9         51.1
January 2, 2007....................     50.8         51.0         51.0         51.0         51.2
January 2, 2008....................     51.0         51.1         51.1         51.1         51.4
January 2, 2009....................     51.1         51.3         51.3         51.3         51.5
January 2, 2010....................     51.3         51.5         51.5         51.5         51.7
January 2, 2011....................     51.5         51.7         51.7         51.7         51.9
January 2, 2012....................     51.7         51.9         51.9         51.9         52.2
January 2, 2013....................       NA           NA           NA           NA           NA
-----------------------------------------------------------------------------------------------------------------------------

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                            SERIES C EQUIPMENT NOTES

---------------------------------------------------------------------------------------------------------------------------------
                                 B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832
DATES                            (N372DA)   (N373DA)   (N374DA)   (N375DA)   (N396DA)   (N397DA)   (N398DA)   (N399DA)   (N3730B)
---------------------------------------------------------------------------------------------------------------------------------
April   , 2002.................    66.9%      66.9%      66.8%      66.8%      67.7%      67.7%      67.7%      67.8%      67.8%
January 2, 2003................    69.2       69.2       69.1       69.1       67.7       67.7       67.7       67.9       67.9
January 2, 2004................    69.5       69.5       69.5       69.5       67.8       67.8       67.8       68.0       68.0
January 2, 2005................    69.8       69.8       69.8       69.8       67.9       67.9       67.9       68.1       68.1
January 2, 2006................    70.1       70.1       70.1       70.1       68.0       68.0       68.0       68.2       68.2
January 2, 2007................    70.4       70.4       70.4       70.4       68.1       68.1       68.1       68.3       68.3
January 2, 2008................    70.7       70.7       70.7       70.7       68.3       68.3       68.3       68.4       68.4
January 2, 2009................    71.1       71.1       71.1       71.1       68.4       68.4       68.4       68.6       68.6
January 2, 2010................    62.3       62.3       62.3       62.3       60.5       60.5       60.5       60.7       60.7
January 2, 2011................      NA         NA         NA         NA       57.0       57.0       57.0       57.2       57.2
January 2, 2012................      NA         NA         NA         NA         NA         NA         NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                 B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B737-832   B757-232
DATES                            (N3764D)    (N3765)    (N3766)    (N3767)    (N3768)   (N3769L)   (N37700)   (N3771K)   (N67171)
---------------------------------------------------------------------------------------------------------------------------------
April   , 2002.................    66.4%      66.4%      66.4%      66.4%      63.5%      63.5%      63.4%      63.3%      58.0%
January 2, 2003................    66.4       66.4       66.4       66.4       63.5       63.5       63.5       63.3       57.2
January 2, 2004................    66.4       66.4       66.4       66.4       63.5       63.5       63.5       63.4       56.5
January 2, 2005................    66.4       66.4       66.4       66.4       63.5       63.5       63.5       63.4       55.6
January 2, 2006................    66.5       66.5       66.5       66.5       63.6       63.6       63.5       63.4       54.6
January 2, 2007................    66.5       66.5       66.5       66.5       63.6       63.6       63.6       63.4       53.5
January 2, 2008................    66.5       66.5       66.5       66.5       63.6       63.6       63.6       63.4       52.6
January 2, 2009................    66.6       66.6       66.6       66.6       63.2       63.2       63.3       63.2       51.8
January 2, 2010................    58.9       58.9       58.9       58.9       56.8       56.8       56.7       56.6         NA
January 2, 2011................    55.4       55.4       55.4       55.4       53.2       53.2       53.1       53.0         NA
January 2, 2012................      NA         NA         NA         NA         NA         NA         NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                            SERIES C EQUIPMENT NOTES

----------------------------------------------------------------------------------------------------------------------------------
                             B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATES                          (N185DN)     (N186DN)     (N187DN)     (N188DN)     (N189DN)     (N190DN)     (N191DN)     (N192DN)
----------------------------------------------------------------------------------------------------------------------------------
April   , 2002.............     57.9%        57.7%        57.4%        56.5%        57.9%        57.7%        57.4%        57.0%
January 2, 2003............     57.9         57.5         57.3         56.2         57.6         57.4         57.1         56.7
January 2, 2004............     58.2         57.6         57.3         56.0         57.4         57.2         57.0         56.5
January 2, 2005............     58.3         57.5         57.2         55.8         57.2         56.9         56.7         56.3
January 2, 2006............     58.6         57.4         57.2         55.5         56.9         56.7         56.4         56.0
January 2, 2007............     58.7         57.2         57.0         55.0         56.4         56.2         56.0         55.5
January 2, 2008............     59.3         57.4         57.2         54.9         56.3         56.1         55.9         55.4
January 2, 2009............     60.3         58.0         57.7         55.1         56.5         56.3         56.0         55.6
January 2, 2010............       NA           NA           NA           NA           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------

---------------------------  ----------
                             B767-432ER
DATES                          (N828MH)
---------------------------  ----------
April   , 2002.............     58.2%
January 2, 2003............     57.4
January 2, 2004............     56.7
January 2, 2005............     55.8
January 2, 2006............     54.8
January 2, 2007............     53.7
January 2, 2008............     52.5
January 2, 2009............     51.7
January 2, 2010............       NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                             B767-432ER   B767-432ER   B767-432ER   B767-432ER   B767-432ER
DATES                          (N829MH)     (N830MH)     (N831MH)     (N832MH)     (N833MH)
----------------------------------------------------------------------------------------------------------------------------------
April   , 2002.............     58.2%        58.4%        58.4%        58.4%        58.5%
January 2, 2003............     57.4         57.5         57.5         57.5         57.7
January 2, 2004............     56.7         56.8         56.8         56.8         57.0
January 2, 2005............     55.8         56.0         56.0         56.0         56.1
January 2, 2006............     54.8         55.0         55.0         55.0         55.1
January 2, 2007............     53.7         53.9         53.9         53.9         54.0
January 2, 2008............     52.5         52.7         52.7         52.7         52.9
January 2, 2009............     51.7         51.8         51.8         51.8         52.1
January 2, 2010............       NA           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------

              APPENDIX IV: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                          SERIES D EQUIPMENT NOTES(1)

------------------------------------------------------------------------------------------------------------------------
                                               B757-232   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATES                                          (N67171)     (N185DN)     (N186DN)     (N187DN)     (N188DN)     (N189DN)
------------------------------------------------------------------------------------------------------------------------
April   , 2002.............................     66.0%        65.8%        65.6%        65.3%        64.2%        65.8%
January 2, 2003............................     65.5         66.3         65.9         65.6         64.3         65.9
January 2, 2004............................     65.2         67.1         66.4         66.1         64.6         66.2
January 2, 2005............................     64.7         67.9         66.9         66.6         64.9         66.5
January 2, 2006............................     64.2         68.8         67.5         67.2         65.2         66.8
January 2, 2007............................     63.6         69.7         68.0         67.7         65.4         67.0
January 2, 2008............................       NA           NA           NA           NA           NA           NA

-------------------------------------------  -------------------------------------------------
                                             B767-332ER   B767-332ER   B767-332ER
DATES                                          (N190DN)     (N191DN)     (N192DN)
-------------------------------------------  -------------------------------------------------
April   , 2002.............................     65.6%        65.3%        64.8%
January 2, 2003............................     65.7         65.4         64.9
January 2, 2004............................     66.0         65.7         65.2
January 2, 2005............................     66.3         66.0         65.5
January 2, 2006............................     66.6         66.3         65.8
January 2, 2007............................     66.8         66.5         66.0
January 2, 2008............................       NA           NA           NA

------------------------------------------------------------------------------------------------------------------------
                                             B767-432ER   B767-432ER   B767-432ER   B767-432ER   B767-432ER   B767-432ER
DATES                                          (N828MH)     (N829MH)     (N830MH)     (N831MH)     (N832MH)     (N833MH)
------------------------------------------------------------------------------------------------------------------------
April   , 2002.............................     66.2%        66.2%        66.4%        66.4%        66.4%        66.7%
January 2, 2003............................     65.6         65.6         65.8         65.8         65.8         66.1
January 2, 2004............................     65.3         65.3         65.5         65.5         65.5         65.8
January 2, 2005............................     64.8         64.8         65.0         65.0         65.0         65.3
January 2, 2006............................     64.2         64.2         64.4         64.4         64.4         64.7
January 2, 2007............................     63.5         63.5         63.7         63.7         63.7         64.0
January 2, 2008............................       NA           NA           NA           NA           NA           NA
------------------------------------------------------------------------------------------------------------------------

---------------

(1) There are no Series D Equipment Notes issued with respect to the Boeing 737-832 Aircraft.

PROSPECTUS

                             DELTA AIR LINES, INC.

                           PASS THROUGH CERTIFICATES
                           -------------------------
     This prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by Delta Air Lines, Inc.

THE CERTIFICATES:

     - Will be issued in one or more series with distribution rates and distribution dates specified in the prospectus supplement;

     - Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Delta;

     - May have one or more forms of liquidity enhancement; and

     - Will be issued in registered form and may be issued in accordance with a book-entry system.

The aggregate public offering price of the Certificates will not exceed $2,546,381,000.

EACH PASS THROUGH TRUST:

     - Will issue one or more series of Certificates;

     - Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and

     - Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

     - Will be issued in series;

     - Will be issued either in connection with sale/leaseback transactions relating to aircraft leased to us ("Leased Aircraft"), or to finance or refinance all or a portion of the cost of aircraft owned by us ("Owned Aircraft") or to raise funds for general corporate purposes;

     - If issued in connection with Leased Aircraft, will not be our obligations and will not be guaranteed by us, but amounts due from us under the relevant lease will be sufficient to make all payments required under those Equipment Notes; and

     - Will be secured by the aircraft specified in the prospectus supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this prospectus and a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this prospectus is July 23, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                            PROSPECTUS
About This Prospectus.......................................    1
Delta Air Lines, Inc........................................    1
General Outline.............................................    1
Use of Proceeds.............................................    2
Consolidated Ratios of Earnings to Fixed Charges............    3
Description of the Certificates.............................    3
Description of the Equipment Notes..........................   18
Certain United States Federal Income Tax Consequences.......   26
ERISA Considerations........................................   29
Plan of Distribution........................................   30
Validity of the Certificates................................   31
Experts.....................................................   31
Where You Can Find More Information.........................   31

                           -------------------------

     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to in this prospectus or any prospectus supplement. Delta has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Delta is offering to sell the pass through certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the pass through certificates.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Delta filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, the Certificates described in this prospectus may be sold in one or more offerings up to a total dollar amount of $2,546,381,000. This prospectus provides you with a general description of the Certificates that may be offered.

     Each time Certificates are sold, Delta will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on pages 31-32.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             DELTA AIR LINES, INC.

     Delta is a major airline engaged in domestic and foreign air transportation. We provide scheduled air transportation over a network of routes throughout the United States and between the United States and various foreign countries. We operate through our principal domestic hubs in Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate our principal international gateways in Atlanta and New York -- John F. Kennedy International Airport.

     Our principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600. Delta is incorporated under the laws of the State of Delaware.

                                GENERAL OUTLINE

     The Certificates are securities that evidence an ownership interest in a pass through trust (a "Trust"). The holders of the Certificates issued by a Trust will be the beneficiaries of that Trust. The beneficial interest in a Trust represented by a Certificate will be a percentage interest in the property of that Trust. The beneficial interest will be equal to the original face amount of that Certificate divided by the original face amount of all the Certificates issued by that Trust. Each Certificate will represent a beneficial interest only in the property of the Trust that issued that Certificate. Multiple series of Certificates may be issued. If more than one series of Certificates is issued, each series of Certificates will be issued by a separate Trust.

     The property that will be held by each Trust will include equipment notes ("Equipment Notes") secured by either Leased Aircraft or Owned Aircraft. Payments on principal and interest on the Equipment Notes owned by a Trust will be passed through to holders of the Certificates issued by that Trust in accordance with the terms of the Basic Agreement (as defined below) for that Trust.

     We will enter into a Pass Through Trust Agreement (the "Basic Agreement") in anticipation of offerings of Certificates. In connection with issuance of a particular series of Certificates, we will enter into a separate Trust Supplement (a "Trust Supplement"). The Trust Supplement with respect to a particular series of Certificates will form a separate Trust for that series, and will name the trustee for that Trust (the "Trustee"). Action taken by the Trustee with respect to any series of Certificates will be taken on behalf of the Trust it represents.

     The Trustee will enter into one or more purchase or refunding agreements (each, a "Note Purchase Agreement") in connection with each series of Certificates. Under a Note Purchase Agreement, the Trustee will agree to purchase one or more Equipment Notes to be issued under a trust indenture (an "Indenture"). Each Equipment Note will relate to one or more Aircraft, as described in the applicable prospectus supplement.

     The Equipment Notes in each Trust will have identical interest rates, which in each case will be equal to the rate applicable to the Certificates issued by that Trust. Also, the Equipment Notes in each Trust will have identical priority of payment (in each case, relative to any other Equipment Notes issued under the same Indenture). The maturity dates of the Equipment Notes in each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by that Trust.

     The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which the Equipment Notes are held. These distributions may be subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates (which could, if applicable, limit or delay your receipt of distributions).

LEASED AIRCRAFT

     Each series of Equipment Notes issued in connection with a Leased Aircraft (the "Leased Aircraft Notes") will be issued by a trustee (an "Owner Trustee") under an Indenture (a "Leased Aircraft Indenture") between an Owner Trustee and a loan trustee (a "Loan Trustee"). The Owner Trustee and the Loan Trustee with respect to each series of Leased Aircraft Notes will be specified in the related prospectus supplement.

     The Owner Trustee will not be acting in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant(s) will have provided or will provide, from sources other than the Leased Aircraft Notes, a portion of the equipment cost of the related Leased Aircraft. No Owner Participant will be personally liable for any amount payable under the related Leased Aircraft Indenture or the related Leased Aircraft Notes.

     Each Leased Aircraft will be leased by the related Owner Trustee to us pursuant to a separate lease agreement (a "Lease").

OWNED AIRCRAFT

     Equipment Notes that are not Leased Aircraft Notes are "Owned Aircraft Notes". Each series of Owned Aircraft Notes will be issued under an Indenture (an "Owned Aircraft Indenture") between a Loan Trustee and us.

                                USE OF PROCEEDS

     The Trustee will use the proceeds of the Certificates for the purchase of one or more Equipment Notes. The Equipment Notes will be issued:

     - To finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee of Leased Aircraft;

     - To finance the purchase of Owned Aircraft by us, or to refinance any debt previously issued by us in connection with our purchase of Owned Aircraft; and

     - To provide us with proceeds available for general corporate purposes.

General corporate purposes of Delta may include, among other possible uses, the repayment of short-term or long-term indebtedness, capital expenditures and repurchases of common stock.

     To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of those Certificates, the relevant proceeds will be held for the benefit of those Certificateholders. If those proceeds are not used to purchase Equipment Notes by the date specified in the applicable prospectus supplement, they will be returned to the applicable Certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes" on page 17 for a description of the procedure for delayed purchase of Equipment Notes.

     The prospectus supplement with respect to any series of Certificates will provide additional details with respect to the use of proceeds of those Certificates, and with respect to the use of proceeds of any Equipment Notes to be purchased by the Trust.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Delta and its consolidated subsidiaries for the periods indicated:

                                   THREE MONTHS ENDED
    YEARS ENDED DECEMBER 31,           MARCH 31,
--------------------------------   ------------------
1996   1997   1998   1999   2000    2000       2001
----   ----   ----   ----   ----   -------   --------
1.58   3.23   3.55   3.56   2.42    2.34        .19

     Earnings represent:

     - Income before income taxes, excluding the cumulative effect of accounting changes; plus

     - Fixed charges, excluding capitalized interest.

     Fixed charges include:

     - Interest, whether expensed or capitalized; and

     - One-half of rental expense. Management of Delta believes this is representative of the interest factor in those periods.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering under this prospectus and accompanying prospectus supplement, one or more separate Trusts will be formed and one or more series of Certificates will be issued. Each series of Certificates will be issued pursuant to the Basic Agreement and a Trust Supplement between the Trustee and us. The statements made under this caption are summaries of detailed provisions of the Basic Agreement.

     We have filed a form of the Basic Agreement with the Securities and Exchange Commission ("SEC") as an exhibit to the registration statement. In addition, we will file with the SEC forms of each of the applicable agreements listed below and discussed in this prospectus or the accompanying prospectus supplement:

     - Trust Supplement

     - Note Purchase Agreement

     - Indenture

     - Lease

     - Trust Agreement

     - Participation Agreement, and

     - Liquidity Facility Agreement

You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on pages 31-32 for information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     The Certificates offered pursuant to this prospectus will be limited to $2,546,381,000 aggregate public offering price.

     The prospectus supplement accompanying this prospectus contains an index of terms. You should refer to the index for the location of definitions of the material terms used with respect to the series of Certificates being offered. To the extent that any provision in the accompanying prospectus supplement is inconsistent with this summary, the prospectus supplement will control.

GENERAL

WHAT THE CERTIFICATES REPRESENT

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the related Trust Supplement. All payments and distributions will be made only from the property of the related Trust (the "Trust Property"). The Trust Property will include:

     - The Equipment Notes held in that Trust;

     - All monies at any time paid, due and to become due on those Equipment Notes (subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates);

     - Funds from time to time deposited with the Trustee in accounts of the Trust; and

     - If specified in the prospectus supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The Certificates will be issued in minimum denominations of $1,000 or an integral multiple of that amount. One Certificate of each series, however, may be issued in a different denomination.

WHAT THE CERTIFICATES DO NOT REPRESENT

     The Certificates do not represent an interest in or an obligation of us, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any of their affiliates. By accepting a Certificate, you agree to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

ISSUANCE OF EQUIPMENT NOTES

     The Equipment Notes issued under a single Indenture may be held in more than one Trust. One Trust may hold Equipment Notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only Equipment Notes having the same priority of payment (which will constitute a "Class" of Equipment Notes) may be held in the same Trust.

PASS THROUGH OF INTEREST PAID ON EQUIPMENT NOTES

     Interest paid on the Equipment Notes will be passed through to Certificateholders of each Trust. The rate of payment to Certificateholders will be the same rate per annum payable on the Equipment Notes held by that Trust. This rate will be set forth for each Trust on the cover page of the applicable prospectus supplement, and may be affected by any cross-subordination provisions described in the prospectus supplement for a series of Certificates.

DESCRIPTION OF INFORMATION CONTAINED IN PROSPECTUS SUPPLEMENTS

     You should consult the related prospectus supplement for a description of the specific series of Certificates. The information in the related prospectus supplement will include the following:

     - Specific designation and title of the Certificates;

     - Aggregate principal amount of each series of Certificates;

     - Regular Distribution Dates and Special Distribution Dates applicable to those Certificates;

     - Distribution rates on those Certificates;

     - Ranking of the Certificates in terms of priority of payment;

     - Subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts;

     - Currency or currencies (including currency units) in which the Certificates may be denominated;

     - Specific form of the Certificates, including whether or not the Certificates are to be issued in accordance with a book-entry system;

     - Any related lease or financing arrangements;

     - Any listing on a national securities exchange;

     - Description of the Equipment Notes to be purchased by the Trust, including:

       -- the period or periods within which, the price or prices at which, and the terms and conditions upon which the Equipment Notes may or must be redeemed or defeased in whole or in part, by us or, with respect to Leased Aircraft Notes, the Owner Trustee,

       -- the interest rate and payment dates of the Equipment Notes,

       -- the payment priority of the Equipment Notes in relation to any other
          Equipment Notes issued in relation to the same Aircraft,

       -- any additional related security or liquidity enhancements, and

       -- any intercreditor or other rights or limitations between the holders of Equipment Notes which have different priorities but relate to the same Aircraft;

     - Description of the related Aircraft;

     - Description of the related Note Purchase Agreement and related Indentures, including:

       -- a description of the events of default under the related Indentures,

       -- the remedies exercisable upon the occurrence of events of default, and

       -- any limitations on the exercise of those remedies with respect to the related Equipment Notes;

     - If the Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including:

       -- the names of the related Owner Trustees,

       -- a description of the events of default under the Leases, the remedies exercisable upon the occurrence of the described events of default and any limitations on the exercise of those remedies with respect to the Leased Aircraft Notes,

       -- a description of the events of loss with respect to the related Leased
          Aircraft and any right we may have to replace Leased Aircraft, and

       -- any rights of the Owner Trustee or Owner Participant to cure our failures to pay rent under the related Lease;

     - Description of the terms of any underwriting arrangement, including:

       -- the names of any underwriters or agents,

       -- the amounts to be purchased by underwriters or agents, and

       -- the compensation of underwriters or agents;

     - The extent, if any, to which the provisions of the operative documents applicable to the Equipment Notes may be amended by the parties to those Equipment Notes and whether the consent of the holders or the consent of the holders of a specified percentage of aggregate principal amount of the Equipment Notes is necessary for amendment; and

     - Any other special terms pertaining to the relevant Certificates.

BOOK-ENTRY REGISTRATION

GENERAL

     The applicable prospectus supplement for each series of Certificates will state whether those Certificates will be subject to the following provisions and the provisions under the caption "Definitive Certificates" on page 9.

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, CEDE & Co. ("Cede"). No person acquiring an interest in Certificates (a "Certificate Owner") will be entitled to receive a certificate representing their interest in those Certificates until, if ever, a Definitive Certificate, as described under "Definitive Certificates" on page 9 is issued.

     Unless and until Definitive Certificates are issued, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants. All references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC AND DTC PARTICIPANTS

     DTC is:

     - A limited purpose trust company organized under the laws of the State of New York;

     - A member of the Federal Reserve System;

     - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - A "clearing agency" registered pursuant to section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include:

     - Securities brokers and dealers

     - Banks

     - Trust companies

     - Clearing corporations

     Indirect access to the DTC system also is available to Indirect Participants that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly. Indirect Participants may include:

     - Banks

     - Brokers

     - Dealers

     - Trust companies

PROCEDURE FOR TRANSFERS AND PAYMENTS

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC, DTC Participants or Indirect Participants, as the case may be.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward those payments in same-day funds to DTC Participants who are credited with ownership of the Certificates. The amounts forwarded to DTC Participants will be proportionate to the principal amount of each DTC Participant's respective holdings of beneficial interests in the Certificates. Subsequently, DTC Participants will forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the Certificate Owners will be the responsibility of the appropriate DTC Participants.

     Unless and until, if ever, the Definitive Certificates are issued, the only "Certificateholder" will be Cede. Certificate Owners will not be recognized by the Trustee as Certificateholders, as the term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among the DTC Participants for whom it is acting with respect to the Certificates. DTC also is required to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. Similarly, the DTC Participants and Indirect Participants, with which Certificate Owners have accounts for their Certificates, are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its Certificates, may be limited due to the lack of a physical certificate for those Certificates.

     DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more of the DTC Participants to whose accounts the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a particular percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy that percentage. DTC may take conflicting actions with respect to the undivided interests of DTC Participants who hold those undivided interests.

     Neither Delta nor the Trustee will have any liability for:

     - Any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC; or

     - For maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

     - Delta advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and Delta is unable to locate a qualified successor;

     - Delta, at its option, elects to terminate the book-entry system through DTC; or

     - After the occurrence of particular events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating at least a majority in interest in the applicable Trust advise the Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any of these events, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     If and when Definitive Certificates are issued to owners, distributions of principal, premium, if any, and interest with respect to Certificates will be made in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements. The Trustee will make these distributions directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of the Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

GENERAL

     Payments of principal, premium, if any, and interest on the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to the Certificateholders of the applicable Trust on the dates specified in the applicable prospectus supplement, except in certain cases. Any cross-subordination provisions set forth in the prospectus supplement for a series of Certificates may affect these payments. Also, payments may be affected when some or all of the relevant Equipment Notes are in default as described in the applicable prospectus supplement.

SCHEDULED PAYMENTS

     Scheduled payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the Regular Distribution Dates specified in the applicable prospectus supplement ("Scheduled Payments"). Each Certificateholder of each Trust will be entitled to receive a proportional share of any distribution of Scheduled Payments of principal and interest made on the Equipment Notes held in that Trust, subject to any cross-subordination provisions set forth in the prospectus supplement for that series of Certificates.

SPECIAL PAYMENTS

     Special payments ("Special Payments") include all payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter. Special Payments would include payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust.

     Special Payments received by the Trustee relating to one or more Aircraft will be distributed on the "Special Distribution Date" determined by the method described in the applicable prospectus supplement. The applicable prospectus supplement may, however, specify that payments received by the Trustee following default in relation to the Equipment Notes on a Regular Distribution Date as a result of a drawing under any Liquidity Facility provided for the benefit of the specified Certificateholders will be distributed on the Regular Distribution Date to those Certificateholders. The Trustee will mail notice of any anticipated Special Distribution Date to the Certificateholders of record of the applicable Trust.

POOL FACTORS

     Certificateholders will receive periodic statements of the Pool Balance and Pool Factor with respect to the relevant Trust. Those statements will provide information with respect to the remaining principal portion of the Certificates issued by that Trust. The "Pool Balance" indicates, as of any given date, the original aggregate face amount of the Certificates of a Trust less the aggregate amount of all payments made in relation to those Certificates. The aggregate amount of all payments will not include, however, payments of interest or premium or reimbursements of any costs and expenses connected to payments of interest or premium.

     The "Pool Factor" for each Trust as of any date is the Pool Balance for that Trust divided by the aggregate original face amount of Certificates of that Trust (rounded to the seventh decimal place).

     The Pool Factor for a Trust will initially be 1.0000000 and will decline as a result of reductions in the Pool Balance of that Trust. The amount of a Certificateholder's proportional share of the Pool Balance of a Trust will be the original denomination of the holder's Certificate of that Trust multiplied by the Pool Factor for that Trust.

     The Pool Factor and the Pool Balance for each Trust will be computed and mailed to the Certificateholders on a Regular Distribution Date or Special Distribution Date. Each computation will give effect to (1) the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and (2) the distribution of principal to be made on that date.

     In the event of an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below) or a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust (if the applicable payment is not made within five days of the Regular Distribution
Date), the Pool Factor and the Pool Balance of each Trust affected will be recomputed, after giving appropriate effect to that event. Notice of the recomputation will be mailed to the Certificateholders of that Trust.

REPORTS TO CERTIFICATEHOLDERS

     Together with each distribution of a Scheduled Payment or a Special Payment, the Trustee will send to the Certificateholders a statement giving effect to that distribution and setting forth the following information:

     - The amount of distribution allocable to principal and the amount allocable to premium per $1,000 aggregate principal amount of Certificate for that Trust, if any;

     - The amount of distribution allocable to interest, per $1,000 aggregate principal amount of Certificate for that Trust; and

     - The Pool Balance and the Pool Factor for that Trust.

     If the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on that date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each of these DTC Participants the described statement and will make available additional copies as requested by them for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare a report for each Certificateholder of each Trust at any time during the preceding calendar year. Each report will contain the sum of the distributions allocable to principal, premium, if any, and interest with respect to the Trust for that calendar year. In the event a person was a Certificateholder during only a portion of that calendar year, the report will contain the sum for the applicable portion of that calendar year. The report will also contain other items readily available to the Trustee and which a Certificateholder reasonably requests as necessary for the purpose of that Certificateholder's preparation of its federal income tax return. The report and other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to those DTC Participants. The report will then be available for forwarding by DTC Participants to Certificate Owners.

     At the time, if any, Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of that Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

     The Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote, give consents or waivers or otherwise exercise rights as the holder of those Equipment Notes. The Basic Agreement and Trust Supplement relating to each Trust will set forth:

     - The circumstances under which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - The circumstances in which the Trustee will seek instructions from the Certificateholders of the Trust before taking action as the holder of Equipment Notes; and

     - If applicable, the percentage of Certificateholders required to direct the Trustee to take any action.

     The Trustee's rights will be subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement. If specified in the related prospectus supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by that Trustee and specified in that prospectus supplement, be exercisable by another person specified in that prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection. The prospectus supplement will specify the events of default under the Basic Agreement ("Events of Default") and under the related Indentures ("Indenture Defaults"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes that are supported by a Liquidity Facility, the Indenture Defaults or Events of Default also may include events of default under that Liquidity Facility.

     Unless otherwise provided in a prospectus supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture.

     As described below under "Cross-Subordination Issues" on pages 16-17, a prospectus supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If cross-subordination provisions are provided, payments made pursuant to an Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust holding the most senior Equipment Notes issued under other Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the prospectus supplement. Some Certificates or Equipment Notes may be entitled to the benefits of a Liquidity Facility. A drawing under a Liquidity Facility for the purpose of making a payment of interest because Delta failed to make a corresponding payment will not cure an Indenture Default or any Lease Default related to that failure by Delta.

     The prospectus supplement related to a series of Certificates will describe the circumstances under which the Trustee of a Trust may vote some or all of the Equipment Notes held in that Trust. The prospectus supplement also will set forth the percentage of Certificateholders of the Trust entitled to direct the Trustee to take any action with respect to the Equipment Notes of that Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders of any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in that Trust to accelerate those Equipment Notes or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under the applicable Indenture and

Trust to the aggregate principal amount of all Equipment Notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, those provisions may affect the ability of the Certificateholders of any one Trust to accelerate the Equipment Notes or to direct the exercise of remedies by the Loan Trustee depending, in part, upon the Class of Equipment Notes held in that Trust.

     If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts. The Certificateholders of each Trust may, therefore, have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any Trust, the Trustee for that Trust might, for the same reason, be faced with a potential conflict of interest upon an Indenture Default. In the event this sort of conflict of interest occurs, it is anticipated that the Trustee would resign as Trustee of one or all of the related Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell all or part of the Equipment Notes held in the related Trust. A "Special Payments Account" will be established by the Trustee for the benefit of the Certificateholders of the applicable Trust, and any proceeds received by the Trustee upon any such sale will be deposited into that Special Payments Account and distributed to the Certificateholders of the applicable Trust on a Special Distribution Date.

     The market for Equipment Notes in default may be very limited, and the Trustee may not be able to sell such Equipment Notes for a reasonable price. Furthermore, if the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any Equipment Notes in default for less than their outstanding principal amount, the Certificateholders of that Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Owner Trustee, any Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable prospectus supplement, neither the Trustee nor the Certificateholders of that Trust could take any action with respect to any remaining Equipment Notes held in that Trust, so long as no related Indenture Defaults exist.

     The Trustee will deposit in the Special Payments Account for a Trust, and will distribute to the Certificateholders of that Trust on a Special Distribution Date, any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days of a Regular Distribution Date, distributed to the Trustee of that Trust under any Indenture on account of the Equipment Notes held in that Trust. In addition, a prospectus supplement may provide that the applicable Owner Trustee may, under specified circumstances, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture. If any Equipment Notes are so redeemed or purchased, the price paid by the Owner Trustee to the Trustee of any Trust for those Equipment Notes will be deposited in the Special Payments Account for that Trust and will be distributed to the Certificateholders of that Trust on a Special Distribution Date.

     The Trustee will invest and reinvest, to the extent practicable, any funds held by the Trustee in the Special Payments Account for the related Trust, pending the distribution of those funds on a Special Distribution Date. Those investments would be made in "Permitted Investments" specified in the related prospectus supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below in this paragraph) in respect of that Trust, give to the Certificateholders of that Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to that Trust known to it. The Trustee may withhold that notice, however, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in that Trust, if the Trustee in good faith determines that the withholding of notice is in the interests of those Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust, except that in determining whether any Indenture Default has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to demand reasonable security or indemnity by the Certificateholders of that Trust before proceeding to exercise any right or power under the Basic Agreement at the request of those Certificateholders.

     The prospectus supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default related to that Trust and its consequences. The prospectus supplement for a series of Certificates also will specify the percentage of Certificateholders, and whether that percentage includes Certificateholders of any other Trust holding Equipment Notes issued under related Indentures, entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default. A waiver by the relevant Certificateholders of, or instruction by the relevant Certificateholders to the Trustee to waive, any past Indenture Default will annul any direction previously given.

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person or to buy or lease substantially all of the assets of another person. However, we may not take any of these actions unless all of the following conditions are met:

     - The surviving, successor or transferee person will:

       -- be organized and validly existing under the laws of the United States or any of its states or the District of Columbia,

       -- be a "citizen of the United States", as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code") (see "Equipment Notes -- Security -- Special Rights of Lessors, Conditional Vendors and Holders of Security Interests Under the Bankruptcy Code" on pages 21-22 for the definition of "citizen of the United States") holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and

       -- expressly assume all of our obligations contained in the Basic
          Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, in relation to the Leased Aircraft, the applicable Participation Agreements and Leases, and any other operative documents; and

      - Delta will have delivered a certificate and an opinion or opinions of counsel indicating that the relevant transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

SUPPLEMENTAL AGREEMENTS ENTERED WITHOUT CONSENT

     The Basic Agreement contains provisions permitting us, together with the Trustee of each Trust, to enter into a supplemental trust agreement without the consent of the Certificateholders of that Trust to, among other things:

     - Provide for the formation of that Trust and the issuance of a series of Certificates;

     - Evidence the succession of another corporation to Delta and the assumption by that corporation of our obligations under the Basic Agreement and the applicable Trust Supplement;

     - Add to our covenants for the benefit of the Certificateholders, or to surrender any of our rights or powers under the Basic Agreement;

     - Cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions necessary to address related matters or questions that arise, provided that doing so does not materially adversely affect the interests of the Certificateholders;

     - Cure any ambiguity or correct any mistake or to give effect or provide for replacement liquidity facilities, if applicable to the relevant Certificates;

     - Comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body;

     - Modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the Basic Agreement, including any supplemental agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement any other provisions expressly permitted by the Trust Indenture Act, with some certain exceptions;

     - Provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the related Trusts by more than one Trustee; and

     - Make any other amendments or modifications to the Basic Agreement, provided the amendments or modifications will only apply to Certificates issued after the relevant amendment.

     No supplemental trust agreement entered into under any of these provisions, however, will be permitted if it adversely affects the status of any Trust as a grantor trust for U.S. federal income tax purposes.

SUPPLEMENTAL AGREEMENTS ENTERED WITH CONSENT

     The Basic Agreement also contains provisions permitting us, together with the Trustee of each Trust, and with the consent of the Certificateholders of that Trust evidencing fractional undivided interests aggregating not less than a majority in interest of that Trust, to execute a supplemental trust agreement that adds any provisions to or changes or eliminates any of the provisions of the Basic Agreement (to the extent relating to that Trust) or the applicable Trust Supplement, or modifies the rights of the Certificateholders. No such supplemental trust agreement may, however, without the consent of each Certificateholder to be affected:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in the applicable Trust or distributions related to any Certificate, or change the date or place of any payment related to any Certificate, or make distributions payable in coin or currency other than that provided for in the Certificates, or impair the right of any Certificateholder of the Trust to institute suit for the enforcement of any applicable payment when due;

     - Permit the disposition of any Equipment Note held in the Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     - Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement that is required for any related supplemental trust agreement or for any waiver provided for in the Basic Agreement or applicable Trust Supplement;

     - Modify any of the provisions relating to the rights of the relevant Certificateholders with regards to the waiver of events of default or supplemental agreements, with some limited exceptions;

     - Alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of that Trust; or

     - Adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to those Equipment Notes, including any Lease related to Leased Aircraft Notes, or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under a single Indenture may be held in more than one Trust, and one Trust may hold Equipment Notes issued under several Indentures. Unless otherwise provided in a prospectus supplement, only Equipment Notes of the same Class may be held in a Trust. If Equipment Notes of different Classes are held in the same Trust, payments made on account of a subordinate class of Certificates issued under a prospectus supplement may, under circumstances described in that prospectus supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust holding senior Equipment Notes issued under a Related Indenture. The prospectus supplement relating to an issuance of Certificates will describe any applicable "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to:

     - Grant waivers of defaults under any related Indenture;

     - Consent to the amendment or modification of any related Indenture; or

     - Direct the exercise of remedial actions under any related Indenture.

     Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described below under "Liquidity Facility."

TERMINATION OF THE TRUSTS

     Our obligations and the obligations of the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of that Trust of:

     - All amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement; and

     - The disposition of all property held in that Trust.

     Before termination, the Trustee will send notice of the termination of that Trust to each Certificateholder of record. That notice will specify the amount of the proposed final payment and the proposed date for the distribution of the final payment for that Trust.

     The final distribution to any Certificateholder of a terminating Trust will be made only upon surrender of that Certificateholder's Certificates at the office or agency of the Trustee specified in the applicable notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of those Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, the Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable prospectus supplement. If such a delay occurs, any proceeds from the sale of Certificates which are not used to purchase Equipment Notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of those Equipment Notes. The arrangements with respect to the payment of interest on funds being held will be described in the applicable prospectus supplement. If the proceeds are not used to purchase the Equipment Notes by the relevant date specified in the applicable prospectus supplement, they will be returned to the holders of the applicable Certificates.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement.

     A Liquidity Facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement that will increase the likelihood that the Certificateholders will receive timely payments of interest on the Certificates. While a Liquidity Facility is designed to increase the likelihood of timely payments of interest, it is not a guarantee of the timely or ultimate payment of principal. Unless otherwise provided in the related prospectus supplement, the provider of the relevant Liquidity Facility will have a senior claim upon the assets of the related Trust. See "Description of the Equipment Notes -- Liquidity Facility" on page 25 for a description of how the Equipment Notes may be similarly supported by a Liquidity Facility.

THE TRUSTEE

REPRESENTATIONS, LIABILITIES, OBLIGATIONS AND POWERS

     The Trustee for each series of Certificates will be named in the applicable prospectus supplement. The Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, any Trust Supplement, any Equipment Notes or any other operative document.

     The Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith under the direction of the holders of a majority in principal amount of outstanding Certificates of that series. If provided by the prospectus supplement, the Trustee will not have any obligation to exercise any of its rights or powers under the Basic Agreement at the request of any Certificateholders, unless they have offered to the Trustee indemnity satisfactory to it.

     The Basic Agreement provides that the Trustee (in its individual or fiduciary capacity) may acquire and hold Certificates and, subject to some conditions, may otherwise deal with us and with any Owner Trustee with the same rights it would have if it were not the Trustee.

RESIGNATION AND REMOVAL

     The Trustee may resign from its position as Trustee of any or all of the Trusts at any time. If the Trustee resigns, we will appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee for any Trust or becomes incapable of acting as Trustee or becomes insolvent, we may remove that Trustee. Also, any Certificateholder holding Certificates of that Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of an ineligible, incapable, or insolvent Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that different trustees could be appointed to act as successor trustees for each Trust. All references in this prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of a resignation or removal.

FEE, EXPENSES AND INDEMNIFICATION

     The Basic Agreement provides that we will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries of detailed provisions of the Indentures and Equipment Notes. For more complete and detailed information, you should consult the entire prospectus and the applicable prospectus supplement. Statements that do not distinguish between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures refer to any Equipment Notes and any Indenture. Additionally, we will file with the SEC forms of the Indenture and Equipment Notes. You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on page 31 for more information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     To the extent that any provision in the accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

GENERAL

     Equipment Notes will be issued under a Leased Aircraft Indenture or an Owned Aircraft Indenture.

     - A Leased Aircraft Indenture will be between an Owner Trustee and a Loan Trustee, and will be entered into in connection with a leveraged lease arrangement relating to Leased Aircraft. The Owner Trust administered by the Owner Trustee will be the owner of the Leased Aircraft. An Owner Participant will be the beneficiary of the Owner Trust. Leased Aircraft Notes issued under a Leased Aircraft will be nonrecourse obligations of the Owner Trust. Leased Aircraft Notes will not be our obligations or the obligations of the applicable Owner Participant, and will not be enforceable against us or such Owner Participant. Leased Aircraft Notes will be secured by the Leased Aircraft described in the applicable prospectus supplement and by certain rights of the applicable Owner Trust under the related Lease.

     - An Owned Aircraft Indenture will be between us and a Loan Trustee. Owned Aircraft Notes issued under an Owned Aircraft Indenture will be our direct obligations. Owned Aircraft Notes will be secured by Aircraft owned by us and described in the applicable prospectus supplement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of that Trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for that Trust. Likewise, principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of that Trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that Trust.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. If the Equipment Notes can be redeemed or purchased prior to their stated maturity, the prospectus supplement will describe the premium, if any, applicable upon redemption or purchase, and any other terms applying to the redemption or purchase of the Equipment Notes.

SECURITY

LEASED AIRCRAFT NOTES

     The Leased Aircraft Notes will be secured by:

     - An assignment by the related Owner Trustee to the related Loan Trustee of that Owner Trustee's rights under the Lease or Leases relating to the Leased Aircraft, including the right to receive payments of rent under the related Lease; and

     - A mortgage granted to the Loan Trustee in the applicable Leased Aircraft, subject to our rights under the applicable Lease.

     Under the terms of each Lease, our obligations with respect to the Leased Aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things (and at our own expense), to cause the Leased Aircraft to be duly registered, to pay all costs of operating that Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) that Aircraft.

     With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things:

     - Rights of that Owner Trustee and the related Owner Participant relating to indemnification from us for certain matters;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity and to the related Owner Participant under liability insurance maintained by us as directed by that Lease or by that Owner Trustee or related Owner Participant;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity or to the related Owner Participant under certain casualty insurance maintained by that Owner Trustee or related Owner Participant pursuant to that Lease; and

     - Any rights of the related Owner Participant or that Owner Trustee to enforce payment of these amounts and their respective rights to the related proceeds of the foregoing.

OWNED AIRCRAFT NOTES

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of our right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, we will be obligated, among other things (and at our own expense), to cause the Owned Aircraft to be duly registered, to pay all costs of operating that Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) that Aircraft.

INSURANCE COVERAGE

     The prospectus supplement will describe the insurance coverage required for the relevant Aircraft.

RECOGNITION OF THE LOAN TRUSTEE'S SECURITY INTEREST

     We will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, relating to each Aircraft under the Transportation Code. The recording of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that the security interest will also be recognized, with some exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, with some conditions and at our own expense, to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention.

     The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which that security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if that Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the Equipment Notes will not be cross-collateralized. Consequently, the Equipment Notes issued in relation to any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, any other Lease. Unless and until an Indenture Default relating to a Leased Aircraft occurs and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

INVESTMENT AND REINVESTMENT OF RELATED FUNDS

     The Loan Trustee will invest and reinvest funds, if any, relating to any Aircraft and held by that Loan Trustee, pending distribution of those funds. Investments will be described in the applicable Indenture. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment:

     - In the case of a Leased Aircraft Indenture, if a Lease Event of Default exists under the applicable Lease; or

     - In the case of an Owned Aircraft Indenture, if an Indenture Default exists or a payment default or bankruptcy default exists under that Indenture.

     The net amount of any loss resulting from any of the investments made at our direction will be paid by us.

SPECIAL RIGHTS OF LESSORS, CONDITIONAL VENDORS AND HOLDERS OF SECURITY INTERESTS UNDER THE BANKRUPTCY CODE

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of that equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - The automatic stay provision of the U.S. Bankruptcy Code, which enjoins repossessions by creditors for the duration of the reorganization period;

     - The provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases; or

     - Any power of the bankruptcy court to enjoin a repossession.

     Section 1110 relief would not be available, however, if the following two conditions are satisfied: (1) within 60 days after the date of the order for relief under the U.S. Bankruptcy Code, or such longer period consented to by the lessor, conditional vendor or holder of a security interest, the trustee in reorganization agrees to perform the debtor's obligations that become due on or after that date; and (2) all defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, or from any failure of the debtor to pay penalty rates based on a failure to perform non-monetary obligations are cured before the later of the expiration of that 60-day period and the date that is 30 days after the date of default.

     Accordingly, the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of default would not be exercisable for 60 days following the date of the order for relief (unless specifically permitted by the bankruptcy court). Furthermore, if the conditions specified above are satisfied within the applicable period, it is unclear whether Section 1110 affords any relief at all with respect to the exercise of any right to take possession based on an event of default occurring after that period.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States holding an "air carrier operating certificate" issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo.

     A "spare part" is defined in Section 40102 of Title 49 of the U.S. Code as an accessory, appurtenance, or part of an aircraft (except an aircraft engine or propeller), aircraft engine (except a propeller), propeller, or appliance, that is to be installed at a later time in an aircraft, aircraft engine, propeller, or appliance.

     A "citizen of the United States" is defined in Section 40102 of Title 49 of the U.S. Code as:

     - An individual who is a citizen of the United States;

     - A partnership each of whose partners is an individual who is a citizen of the United States; or

     - A corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

     In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, unless otherwise described in the applicable prospectus supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel designated by us provide its opinion to that Trustee that:

     - If that Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for that Aircraft, and the Loan Trustee, as assignee of that Owner Trustee's rights under the applicable Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising that Aircraft; or

     - If that Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising that Owned Aircraft, in each case so long as we continue to be a "citizen of the United States" holding an "air carrier operating certificate" for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

The opinion of outside counsel will not address the possible replacement of an Aircraft after an event of loss in the future. Events of loss and any right we have to replace Aircraft will be described in the applicable prospectus supplement.

OTHER RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes for one or more Aircraft, as described in the applicable prospectus supplement, may be subordinated and junior in right of payment to other Equipment Notes for the same Aircraft. The terms of any subordination will be described in that prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

PAYMENTS

     The Owner Trustee will lease each Leased Aircraft to us for a term commencing on the date that Aircraft is delivered to the Owner Trustee. The term will expire on a date after the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. Some payments, such as basic rent, under each related Lease will be payable by us. Also, the related Owner Trustee under the applicable Indenture will assign our payments to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the Owner Trustee on the Leased Aircraft Notes issued under the related Indenture.

     In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to the applicable Lease, will be paid over to the applicable Owner Trustee. Our obligation to pay rent and to cause other payments to be made under each Lease will be our general obligations.

LIMITATION OF LIABILITY

     The Leased Aircraft Notes will not be our obligations and will not be guaranteed by us, except in some specified circumstances involving our purchase of a Leased Aircraft and our assumption of some specified obligations, including the obligation to make payments on the related Leased Aircraft Notes. None of the Owner Trustees, the Owner Participants or the Loan Trustees will be personally liable to any holder of the Leased Aircraft Notes for amounts payable under those Leased Aircraft Notes, or, except as provided in the related Indentures in the case of the Owner Trustees and the Loan Trustees, for any liability under those Indentures.

     Except in the circumstances mentioned, all amounts payable under any Leased Aircraft Notes, other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant, will be made only from:

     - The assets subject to the lien of the applicable Indenture with respect to the related Aircraft or the income and proceeds received by the related Loan Trustee from the applicable Indenture, including rent payable by us under the related Lease; and

     - If provided in the related prospectus supplement, the applicable Liquidity Facility.

     Except as otherwise provided in the applicable Indenture, no Owner Trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any Indenture or Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under the Leased Aircraft Indentures or under the related Leased Aircraft Notes to the related Loan Trustee or to any holder of those Leased Aircraft Notes.

     Our obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be our general obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, each Indenture provides that the obligations under the applicable Indenture of the related Loan Trustee and the related Owner Trustee, in relation to any Leased Aircraft Notes, or our obligations, with respect to any Owned Aircraft Notes, will be deemed to have been discharged and paid in full on the 91st day after the date of irrevocable deposit with the related Loan Trustee.

     The deposit must consist of:

     - Money; or

     - Obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest on those obligations and complying with their terms, will provide money in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the:

       -- principal of,

       -- premium, if any, and

       -- interest on all Equipment Notes issued under and in compliance with the terms of the applicable Indenture.

Discharge may occur only if, among other things:

     - No event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture has occurred and is continuing on the date of irrevocable deposit; and

     - We have delivered an opinion of counsel to the effect that holders of the Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

Deposit as described will not be deemed to discharge certain obligations, including the obligations:

     - To register the transfer or exchange of Equipment Notes;

     - To replace stolen, lost, destroyed or mutilated Equipment Notes; and

     - To maintain paying agencies and hold money for payment in Trust.

     Upon defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on its maturity date or deposit with the applicable Loan Trustee of money sufficient to satisfy those amounts no earlier than one year prior to the related Indenture's maturity, the holders of the related Equipment Notes will have no beneficial interest in or other rights related to the Aircraft or other assets subject to the lien of the Indenture. Consequently, the lien will terminate.

OUR ASSUMPTION OF OBLIGATIONS

     In relation to Leased Aircraft and unless otherwise specified in the applicable prospectus supplement, upon our exercise of any purchase options we may have under the related Lease prior to the end of the term of that Lease, we may assume on a full recourse basis all of the obligations of the Owner Trustee, other than its obligations in its individual capacity under the Indenture with respect to that Aircraft, including the obligations to make payments on the related Leased Aircraft Notes.

     If we assume the obligations of the Owner Trustee relevant provisions of the related Lease, including provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default, will be incorporated into the Indenture. Also, the Leased Aircraft Notes issued under that Indenture will not be redeemed and will continue to be secured by the Aircraft. It is a condition to our assumption that, if the related Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of assumption. The opinion should substantially state that the related Loan Trustee under the Indenture would, immediately following assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft and its engines. The opinion need not be delivered if the benefits of Section 1110 are not available to the Loan Trustee with respect to that Aircraft or any engine immediately prior to assumption.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. If different Classes of Equipment Notes are issued, the related prospectus supplement will describe:

     - The priority of distributions among those Equipment Notes, and any Liquidity Facilities for those Equipment Notes;

     - The ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft, and if the Equipment Notes are Leased Aircraft Notes, the related Lease; and

     - Other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, this summary describes the principal United States federal income tax consequences of owning the Certificates. This summary is the opinion of Cadwalader, Wickersham & Taft, special tax counsel to Delta. It applies to you only if you acquire Certificates in the initial offering at the initial offering price and you own your Certificates as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - A dealer in securities or currencies;

     - A trader in securities that elects to use a mark-to-market method of accounting;

     - A bank;

     - A life insurance company;

     - A tax-exempt organization;

     - A person that owns Certificates that are a hedge or that are hedged against interest rate risks;

     - A person that owns Certificates as part of a straddle or conversion transaction for tax purposes; or

     - A person whose functional currency for tax purposes is not the U.S.
       dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THESE CERTIFICATES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND LAWS OF ANY OTHER TAXING JURISDICTION

U.S. CERTIFICATEHOLDERS

     This section describes the tax consequences to a U.S. Certificateholder. You are a U.S. Certificateholder if you are a beneficial owner of a Certificate and you are:

     - A citizen or resident of the United States;

     - A domestic corporation or partnership;

     - An estate whose income is subject to United States federal income tax regardless of its source; or

     - A trust if a United States court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Certificateholder, this section does not apply to you and you should refer to "U.S. Alien Certificateholders" on page 28.

TAX STATUS OF THE TRUSTS

     Except as otherwise specified in the applicable prospectus supplement, each Trust will be classified as a grantor trust for United States federal income tax purposes. The following discussion assumes that the related trust will be treated as a grantor trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     If you are a U.S. Certificateholder, you will be treated as owning your proportional undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, your share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility attributable to unpaid interest will be treated for United States federal income tax purposes as having the same characteristics as the payments they replace. If we were to assume an Owner Trust's obligations under Leased Aircraft Notes, that assumption would be treated for United States federal income tax purposes as a taxable exchange of those Leased Aircraft Notes, resulting in recognition of gain or loss by you.

     You will be entitled to deduct, consistent with your method of accounting, your proportional share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Some fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility, if applicable, will be borne by parties other than the Certificateholders. Certain of these fees and expenses will be treated as constructively received by the Trust, in which case a U.S. Certificateholder will be required to include in income and will be entitled to deduct its proportional share of those fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for the relevant holder's share of fees or expenses will be allowed only to the extent that all of that holder's miscellaneous itemized deductions, including that holder's share of such fees and expenses, exceed 2% of that holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions in the Code.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special United States federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include that OID in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to that income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, you will generally recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and your adjusted tax basis in the related Equipment Notes any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent that gain or loss is attributable to property held by the Trust for more than one year. Long-term capital gain of a noncorporate U.S. Certificateholder is generally taxed at a maximum rate of 20%.

U.S. ALIEN CERTIFICATEHOLDERS

     This section describes the tax consequences to a "U.S. Alien
Certificateholder". You are a U.S. Alien Certificateholder if you are the beneficial owner of a Certificate and are, for United States federal income tax purposes:

     - A nonresident alien individual;

     - A foreign corporation;

     - A foreign partnership; or

     - An estate or trust that is not subject to United States federal income tax on a net income basis on income or gain from a Certificate.

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. Alien Certificateholder of a Certificate:

     - Payments of interest on the Equipment Notes to, or on behalf of, a U.S. Alien Certificateholder will not be subject to United States federal withholding tax if,

       - - you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or an Owner Participant entitled to vote,

       - - you are not a controlled foreign corporation that is related to Delta or an Owner Participant through stock ownership, and

       - - you certify, to the Trustee or a U.S. payor, under penalties of perjury, that you are not a United States Certificateholder and provide your name and address or, under certain circumstances, a partnership or other pass-through entity in which you hold an interest furnishes a statement and attaches your certification, or

       - - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Certificate certifies to the Trustee or a U.S. payor under penalties of perjury that a similar statement has been received from you by it or by a similar financial institution between it and you and, under certain circumstances, furnishes the payor with a copy thereof; and

       - No deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your Certificate.

Further, a Certificate held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - The decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or an Owner Participant entitled to vote at the time of death; and

     - The income on the Equipment Note would not have been effectively connected with a United States trade or business of the decedent at the same time.

BACKUP WITHHOLDING AND INFORMATION REPORTING

U.S. CERTIFICATEHOLDERS

     In general, if you are a noncorporate U.S. Certificateholder, all payments on an Equipment Note will be reported to the Internal Revenue Service. In addition, the proceeds of the sale of your Certificate before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding at a rate of 30.5% (phasing down to 28% by 2006) will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

U.S. ALIEN CERTIFICATEHOLDERS

     You are generally exempt from backup withholding and information reporting with respect to any payments on an Equipment Note provided that you provide the certification described under "U.S. Alien Certificateholders", and provided further that payor does not have actual knowledge that you are a U.S. person.

     In general, payment of the proceeds from the sale of Certificates to or through a United States office of a broker is subject to both United States backup withholding and information reporting, unless you are a U.S. Alien Certificateholder and you certify as to your non-United States status under penalties of perjury or otherwise establish an exemption. Payments of the proceeds from the sale by a U.S. Alien Certificateholder of a Certificate made to or through a foreign office of a broker will not be subject to information reporting or backup withholding. Information reporting, but not backup withholding, however, may apply to a payment made outside of the United States of the proceeds of a sale of Certificate through an office outside the United States if the broker is:

     - A U.S. person;

     - A controlled foreign corporation for United States tax purposes;

     - A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     - A foreign partnership, if at any time during the tax year: (1) one or more of its partners are "U.S. persons" (as defined in the U.S. Treasury regulations) who in the aggregate own more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in a United States trade or business unless the broker has documentary evidence in its records that you are a non-U.S. person and does not have actual knowledge that you are a U.S. person, or you otherwise establish an exemption.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the Certificates may not be purchased by:

     - An employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

     - An individual retirement account or an employee benefit plan subject to section 4975 of the Code.

     Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Code and, therefore, may purchase the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates may be sold to or through underwriters, directly to other purchasers or through agents. The distribution of the Certificates may be effected from time to time in one or more transactions at:

     - A fixed price or prices, which may be changed;

     - Market prices prevailing at the time of sale;

     - Prices related to the prevailing market prices at the time of sale; or

     - Negotiated prices.

     In connection with the sale of Certificates, underwriters or agents may receive compensation from us or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from us, and any profit on the resale of Certificates by them, may be deemed to be underwriting discounts and commissions under the Securities Act. Any outright or deemed underwriter or agent will be identified, and any related compensation received from us will be described, in the applicable prospectus supplement.

     Under agreements which we may enter into, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

     If indicated in the applicable Prospectus Supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by specific institutions to purchase Certificates from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

     - Commercial and savings banks

     - Insurance companies

     - Pension funds

     - Investment companies

     - Educational and charitable institutions

     In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the Certificates is not, at the time of delivery, prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters relevant or other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of Certificates on a national securities exchange. If the Certificates of any series are sold to or through underwriters, the underwriters may make a market in those Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in those Certificates, and any market-making that is done could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered Certificates will be passed upon for us by Robert S. Harkey, Senior Vice President --
General Counsel.

                                    EXPERTS

     The consolidated financial statements and schedule included or incorporated by reference in our Transition Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Certificates. This prospectus is part of a registration statement we filed with the SEC.

     - Transition Report on Form 10-K for the fiscal year ended December 31,
       2000;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

     - Current Report on Form 8-K dated June 15, 2001.

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     Any party to whom this prospectus is delivered, including a holder in street name, may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

     Delta Air Lines, Inc.
     Investor Relations
     Dept. No. 829
     P.O. Box 20706
     Atlanta, Georgia 30320
     (404) 715-2600

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